As filed May 9, 2007                                        File No. 333-______
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PATCH INTERNATIONAL INC.
                 (Name of small business issuer in its charter)

           NEVADA                              1311                                   87-0393257
  (State or jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer Identification No.)
incorporation or organization)      Classification Code Number)

                           SUITE 300, 441 - 5TH AVENUE
                         CALGARY, ALBERTA T2P 2V1 CANADA
                                 (403) 441-4390
          (Address and telephone number of principal executive offices)

                           SUITE 300, 441 - 5TH AVENUE
                         CALGARY, ALBERTA T2P 2V1 CANADA
(Address of principal place of business or intended principal place of business)

                          MICHAEL S. VANDALE, PRESIDENT
                           SUITE 300, 441 - 5TH AVENUE
                         CALGARY, ALBERTA T2P 2V1 CANADA
                                 (403) 441-4390
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                             FAY M. MATSUKAGE, ESQ.
                            DEAN M. SMURTHWAITE, ESQ.
                   DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
                          455 SHERMAN STREET, SUITE 300
                             DENVER, COLORADO 80203
                       (303) 777-3737; (303) 777-3823 FAX

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS                                              PROPOSED               PROPOSED
      OF SECURITIES                      AMOUNT TO BE           MAXIMUM OFFERING       MAXIMUM AGGREGATE           AMOUNT OF
     TO BE REGISTERED                  REGISTERED (1) <F1>       PRICE PER UNIT         OFFERING PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per        3,240,000               $1.75 (7)<F7>            $5,670,000               $174.07
share
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per        9,926,489               $1.75 (7)<F7>            $17,371,355              $533.30
share issuable upon exchange of
Series A Preferred Stock of Patch
Energy Inc. (2) <F2>
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per        8,302,000               $1.75 (7)<F7>            $14,528,500              $446.03
share, issuable upon exercise of
Non-Flow-Through Special Warrants
(3)<F3>
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per          830,200               $1.75 (7)<F7>             $1,452,850               $44.60
share, issuable upon exercise of
Bonus Warrants (4)<F4>
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per        4,653,750               $1.75 (7)<F7>             $8,144,063              $250.02
share, issuable upon exercise of
Flow-Through Special Warrants
(5)<F5>
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per          762,645               $1.75 (8)<F8>             $1,334,629               $40.98
share, issuable upon exercise of
Agents' Warrants (6)<F6>
------------------------------------------------------------------------------------------------------------------------------------
Total                                    27,715,084                                        $48,501,397            $1,489.00
------------------------------------------------------------------------------------------------------------------------------------
-------------------

(1)<F1> Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares of common stock that may become issuable as a result of any stock splits, stock dividends, or other similar transactions.

(2)<F2> Represents shares of common stock issuable upon exchange of shares of Series A Preferred Stock of Patch Energy Inc. Each share of Series A Preferred Stock of Patch Energy Inc. entitles its holder to acquire for no additional consideration one common share.

(3)<F3> Represents shares of common stock issuable upon exercise of Non-Flow-Through Special Warrants. Each Non- Flow-Through Special Warrant entitles its holder to acquire for no additional consideration one common share and one Bonus Warrant.

(4)<F4> Represents shares of common stock issuable upon exercise of Bonus Warrants. Each Bonus Warrant entitles the holder to receive, without additional consideration, up to 0.10 shares of common stock.

(5)<F5> Represents shares of common stock issuable upon exercise of Flow-Through Special Warrants. Each Flow-Through Special Warrant entitles its holder to acquire for no additional consideration one common share.

(6)<F6> Represents shares of common stock issuable upon exercise of Agents' Warrants. Each Agents' Warrant entitles the holder to acquire a share of common stock at a price of $1.50 per share.

(7)<F7> Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices for such shares of common stock on May 2, 2007, as reported by the OTC Bulletin Board.

(8)<F8> Estimated pursuant to Rule 457(g) solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices for such shares of common stock on May 2, 2007, as reported by the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion, Dated May 9, 2007


                            PATCH INTERNATIONAL INC.
                     UP TO 27,715,084 SHARES OF COMMON STOCK



         Unless the context otherwise requires, the terms "we," "our," "us" and the "Company" refers to Patch International Inc. and its subsidiaries.

         The selling stockholders named in this prospectus are offering up to 27,715,084 shares of our common stock. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any proceeds from sale of any of the shares offered by the selling stockholders. We will not receive any of the proceeds from the sale of our shares offered by the selling stockholders. We will pay the expenses of registering these shares.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "PTCH.OB." On May 2, 2007, the closing bid price for our common stock was $1.70 per share.

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROSPECTUS, BEGINNING ON PAGE 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                _______ __, 2007

                                TABLE OF CONTENTS
                                                                            PAGE

PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................8
MARKET FOR COMMON EQUITY.......................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................10
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE....................................................................17
BUSINESS AND PROPERTIES.......................................................17
MANAGEMENT....................................................................24
EXECUTIVE COMPENSATION........................................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................32
DESCRIPTION OF SECURITIES.....................................................34
USE OF PROCEEDS...............................................................35
DETERMINATION OF OFFERING PRICE...............................................35
SELLING STOCKHOLDERS..........................................................36
PLAN OF DISTRIBUTION..........................................................41
EXPERTS.......................................................................43
LEGAL MATTERS.................................................................43
ADDITIONAL INFORMATION........................................................43
INDEX TO FINANCIAL STATEMENTS.................................................44

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

PATCH INTERNATIONAL INC.

         We, through our subsidiaries, are in the exploration, development and production of oil and natural gas reserves. Our main focus is on producing oil through oil sands leases, located in Alberta, Canada.

         We have an 80% working interest in the Dover Oil Sands Project and a 75% working interest in the Firebag Project, both of which are located in the Fort McMurray area of central Alberta, Canada. The oil sands leases consist of Dover (32 gross sections, 25.6 net sections) and Firebag (18 gross sections, 13.5 net sections). Dover includes three separate parcels, referred to as Dover North (12 gross sections), Ells Central (15 gross sections) and Ells South (5 gross sections). Firebag comprises a single parcel.

         We have completed our winter drilling, coring and seismic programs and our technical staff is fully engaged with the interpretation and integration of the related data. We have commenced planning a comprehensive 2007-2008 exploration program. In addition, we are preparing an application for a Steam Assisted Gravity Drainage ("SAGD") pilot program.

         We also have a 75% working interest in 10 gross sections (7.5 net) of oil sands leases in the Muskwa area of Alberta in townships 85/86 and ranges 24/25W4. This property has not yet been assessed.

         Our corporate offices, which include the offices of all our subsidiaries, are located at Suite 300, 441 - 5th Avenue, Calgary, Alberta T2P 2V1, Canada, and our telephone number is (403) 441-4390. Our website is located at WWW.PATCHENERGY.COM. Information contained on our website is not part of this prospectus.

THE OFFERING

SECURITIES OFFERED..............Up to a total of 27,715,084 shares consisting of the following:

                                  o  3,240,000 shares of common stock;

                                  o 9,926,489 shares issuable upon exchange of Series A Preferred Stock of Patch Energy Inc.;

                                  o 8,302,000 shares of common stock issuable upon exercise of Non-Flow-Through Special Warrants;

                                  o  830,200 shares of common stock issuable
                                     upon exercise of the Bonus Warrants;

                                  o 4,653,750 shares of common stock issuable upon exercise of Flow-Through Special Warrants; and

                                  o  762,645 shares of common stock issuable
                                     upon exercise of the Agents' Warrants at $1.50 per share.

USE OF PROCEEDS.................We will not receive any of the proceeds from the selling stockholders of shares of our common stock. We may receive the exercise price of any common stock we sell to the selling stockholders upon exercise of the Agents' Warrants.

SECURITIES OUTSTANDING..........As of May 2, 2007, the following securities were outstanding:

                                  o  20,239,774 shares of common stock;

                                  o  8,302,000 Non-Flow-Through Special
                                     Warrants;

                                  o  8,302,000 Bonus Warrants;

                                  o  4,653,750 Flow-Through Special Warrants;

                                  o 762,645 Agents' Warrants with an exercise price of $1.50 per share; and

                                  o  2,850,000 stock options with a weighted
                                     average exercise price of $1.20

                                In addition, there were outstanding 9,926,489 shares of Series A Preferred Stock of Patch Energy Inc. that are exchangeable for 9,926,489 shares of our common stock.

PLAN OF DISTRIBUTION............The offering is made by the selling stockholders named in this prospectus, to the extent they sell shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices. See "Plan of Distribution."

RISK FACTORS

         Investing in our shares involves a high degree of risk. You should consider carefully the information under the caption "Risk Factors" in deciding whether to purchase our shares.

SUMMARY FINANCIAL INFORMATION

         The balance sheet and income statement data shown below were derived from our unaudited interim period consolidated financial statements and audited consolidated financial statements. We have prepared our financial statements in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our financial statements. You should read this summary financial data in conjunction with "Management's Discussion and Analysis or Plan of Operation," "Business," and our financial statements.

INCOME STATEMENT DATA:

                            NINE MONTHS ENDED
                               FEBRUARY 28,                                         YEAR ENDED MAY 31,
                     ---------------------------------------------------------------------------------------------------------------
                           2007             2006
                       (UNAUDITED)      (UNAUDITED)        2006             2005              2004            2003         2002
                     ---------------------------------------------------------------------------------------------------------------
Revenues                  $100,319        $142,427        $178,594          $97,415          $115,463         $74,784            -

Net income (loss)       $5,284,034      $2,637,576      $2,687,112      $(1,022,463)        $(534,872)       $(79,049)   $(152,823)

Net income (loss)
per common share
(basic)                      $0.31           $0.20           $0.19           ($0.09)           $(0.10)*        $(0.04)*     $(0.05)*

Weighted average
number of common
shares outstanding
(basic)                 16,820,000      13,457,000      13,854,000       11,143,000         5,555,250*      1,888,250*    3,319,684*

---------------------------
* Adjusted for a 1-for-10 reverse split of the common stock and a 2.5-for-1 forward split of the common stock.

BALANCE SHEET DATA:

                                             FEBRUARY                                                MAY 31,
                                             28, 2007   ---------------------------------------------------------------------------
                                           (UNAUDITED)         2006           2005              2004          2003          2002
                                        -------------------------------------------------------------------------------------------
Working capital (deficit)                   $9,525,908      $2,089,735      $(441,549)       $(288,736)     $(36,651)    $(59,542)

Total assets                               $58,569,031     $14,779,776     $6,359,214         $304,045      $242,134      $53,720

Non-current liabilities                    $35,909,538         $34,379              -                -             -            -

Stockholders' equity (deficit)             $15,565,311     $11,690,963     $5,765,809        $(158,295)      $73,225     $(59,540)


                                  RISK FACTORS

         Investing in our shares involves a high degree of risk. You should be able to bear a complete loss of your investment. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A LIMITED OPERATING HISTORY AND HAVE GENERATED ONLY VERY LIMITED
REVENUES.

         We earned limited production revenue. We have not yet generated any proved resources on any of our properties. Our principal activities have been raising capital through the sale of our securities and securities held for sale and identifying, evaluating and acquiring potential oil and gas properties.

WE HAVE SIGNIFICANT FUTURE CAPITAL REQUIREMENTS. IF THESE OBLIGATIONS ARE NOT MET, OUR GROWTH AND OPERATIONS COULD BE NON-FUNCTIONAL.

         Our business plan depends on our ability to make large capital expenditures for the exploration of the working interests we have acquired. We intend to finance our foreseeable capital expenditures through additional fundings for which we have no commitments at this time. Future cash flows and the availability of financing will be subject to a number of variables, such as:
             o   the success of the leases;
             o   success in locating and producing new reserves; and
             o   prices of oil.

         Additional financing sources will be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing stockholders. Additional debt financing could lead to:
             o a substantial portion of operating cash flow being dedicated to the payment of principal and interest;
             o the Company being more vulnerable to competitive pressures and economic downturns; and
             o   restrictions on our operations.

         Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms, if at all. If sufficient capital resources are not available, we might be forced to curtail drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have an adverse effect our business, financial condition and results of operations.

THE LACK OF PRODUCTION AND ESTABLISHED RESERVES FOR OUR PROPERTIES IMPAIRS OUR ABILITY TO RAISE CAPITAL.

         As of the date of this prospectus, we have not yet established reserves on any of our oil sands properties and are still in the exploration stage, making it more difficult to raise the amount of capital needed to fully exploit the potential of our properties. Therefore, we may have to raise capital on terms less favorable than we would desire. This may result in increased dilution to existing stockholders.

WE ESTIMATE THAT EVEN IF OUR PROPERTIES ARE DETERMINED TO CONTAIN RESERVES IN COMMERCIAL QUANTITIES, IT WILL BE SEVERAL YEARS BEFORE PRODUCTION COULD COMMENCE.

         Our properties are located in a part of the province of Alberta that is accessible only during the winter months. Accordingly, we can conduct exploration drilling activities only during a few months of the year. We plan to drill additional core holes during the winter of 2007-2008 and use the information from that drilling to determine whether reserves exist in commercial quantities and how best to proceed with our properties. We will also need to build the necessary facilities, either alone or with other resource companies in the area, if we undertake development activities on these properties. Accordingly, as is the case with other oil sands projects, production is several years from initial exploration.

WE HAVE DECIDED TO FOCUS OUR EFFORTS ON ONLY A FEW OIL SANDS PROJECTS. THIS LACK OF DIVERSIFICATION MAY IMPAIR OUR ABILITY TO ACHIEVE SUCCESSFUL OPERATIONS AND MAKE US MORE VULNERABLE TO DOWNTURNS IN THIS SPECIFIC INDUSTRY.

         In March 2007, we disposed of other oil sands assets and conventional oil and gas properties that we owned in order to focus our efforts and resources on the Dover, Firebag and Muskwa properties. As a result, we are subject to the risks inherent in investing in a single asset class. Unforeseen events adversely affecting this particular geographic area or this specific industry, such as weather or legislative changes, may have more pronounced effects on us and our business plan than if we had diversified our activities and assets across different types of resource properties.

THE DEVELOPMENT OF OIL AND GAS PROPERTIES INVOLVES SUBSTANTIAL RISKS THAT MAY RESULT IN A TOTAL LOSS OF INVESTMENT.

         The business of exploring for and producing oil and gas involves a substantial risk of investment loss that even a combination of experience, knowledge, and careful evaluation may not be able to overcome. Drilling oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. There is no way to predict in advance of drilling and testing whether any prospect encountering oil or gas will yield oil or gas in sufficient quantities to cover drilling or completion costs or to be economically viable. The seismic data, other technologies, and the study of producing fields in the area do not enable us to know conclusively prior to drilling that oil and gas will be present, or if present, if it is in commercial quantities. We cannot assure anyone that the analogies that we draw from available data from other wells, more fully explored prospects, or producing fields will be applicable to our drilling prospects.

         Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations.

IF WE ARE NOT THE OPERATOR OF OUR WELLS, WE WILL HAVE LITTLE OR NO CONTROL OVER THE PROJECT.

         If we are not the operator of the wells in which we have an interest, we will have limited or no control over the project. More specifically, we will have limited or no control over the following:
           o   the timing of the drilling and recompleting of wells;
           o   the timing and amounts of production; and
           o   the development and operating costs.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATIONS THAT CAN ADVERSELY AFFECT THE TIMING AND COST OF OUR OPERATIONS.

         In general, our exploration activities are subject to certain federal, state, provincial and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges, and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of government authorities. As of this date, we are unable to predict the ultimate cost of compliance.

WE ARE SUBJECT TO GOVERNMENTAL REGULATIONS THAT MAY ADVERSELY AFFECT THE COST OF OUR OPERATIONS.

         Oil and gas exploration, development and production are subject to various types of regulation by local, state, provincial and federal agencies. Legislation affecting the oil and gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, at federal, province and state levels, are authorized by statute to issue and have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases our cost of doing business and, consequently, affects our profitability. The possibility exists that laws and regulations enacted in the future will adversely affect the oil and gas industry. Such new legislation or regulations could drive up the cost of doing business to the point where our projects would not be economically feasible.

         Most areas in which we own and operate properties have statutes, rules and regulations governing conservation matters including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing of such wells.

OUR COMPETITORS MAY HAVE GREATER RESOURCES THAT COULD ENABLE THEM TO PAY A HIGHER PRICE FOR PROPERTIES.

         The oil and gas industry is intensely competitive and we compete with other companies that have greater resources. Many of such companies not only explore for and produce crude oil and natural gas but also carry on refining operations and market petroleum and other products on a worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects, and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties, to obtain funding and to consummate transactions in a highly competitive environment. There is also competition between the oil and gas industry and other industries with respect to the supply of energy and fuel to industrial, commercial and individual customers. At this stage of our development, we cannot predict if we will be able to compete effectively against such companies.

OUR FUTURE OPERATING RESULTS MAY FLUCTUATE AND CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

         Our limited operating history and the lack of production or reserve reports on our properties make it difficult to predict accurately our future operations. We expect that our operating results will fluctuate significantly from quarter to quarter, due to a variety of factors, many of which are beyond our control. If our operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline significantly. The factors that could cause our operating results to fluctuate include, but are not limited to:

           o   worldwide or regional demand for energy;
           o   domestic and foreign supply of natural gas and oil;
           o   weather conditions;
           o   domestic and foreign governmental regulations;
           o   political conditions in natural gas or oil producing regions;
           o   price and availability of alternative fuels;

           o   availability and cost of drilling equipment;
           o our ability to establish and maintain key relationships with lessors, drilling partners and drilling funds;
           o the amount and timing of operating costs and capital expenditures relating to maintaining our business, operations, and infrastructure; and
           o general economic conditions and economic conditions specific to the energy sector.

         These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

         In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from a selling stockholder.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements." All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") include, but are not limited to:

           o our ability to generate sufficient capital to complete planned acquisitions;
           o   the lack of liquidity of our common stock;
           o   the availability of capital;
           o   the strength and financial resources of our competitors;
           o   general economic conditions; and
           o the securities or capital markets and other factors disclosed under "Management's Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus.

         All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.


                            MARKET FOR COMMON EQUITY

         Our common stock has been traded on the OTC Bulletin Board since July 23, 1998, except for two periods during which the stock was traded on the "Pink Sheets": March 9, 2000 to November 21, 2000 and June 3, 2003 to January 8, 2004. The trading symbol was changed from "PTII" to "PTCH" effective March 28, 2006. The following table sets forth the range of high and low bid quotations for each fiscal quarter for the fiscal years ended May 31, 2005 and 2006 and for the three fiscal quarters of the current fiscal year. These quotations reflect inter-dealer prices without retail mark-up, markdown, or commissions and may not necessarily represent actual transactions.

                                                      BID PRICES
                                                      ----------
2005 FISCAL YEAR                                  HIGH          LOW
----------------                                  ----          ---
Quarter ending 08/31/04                          $0.60         $0.24
Quarter ending 11/30/04                          $0.36         $0.20
Quarter ending 02/28/05                          $0.40         $0.16
Quarter ending 05/31/05                          $0.44         $0.24

2006 FISCAL YEAR
----------------
Quarter ending 08/31/05                          $0.70         $0.02
Quarter ending 11/30/05                          $0.69         $0.32
Quarter ending 02/28/06                          $1.67         $0.38
Quarter ending 05/31/06                          $2.58         $0.46

2007 FISCAL YEAR
----------------
Quarter ending 08/31/06                          $1.85         $0.81
Quarter ending 11/30/06                          $1.02         $0.58
Quarter ending 02/28/07                          $2.74         $0.84

         On May 2, 2007, the closing bid price for the common stock was $1.70. The number of record holders of the common stock as of May 2, 2007, was 426 according to our transfer agent.

DIVIDEND POLICY

         Holders of shares of common stock are entitled to dividends when, and if, declared by the board of directors out of funds legally available therefor. To date, we have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors the board of directors deems relevant.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read in conjunction with the financial statements and the related notes included in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those projected in the forward-looking statements as a result of many factors, including those discussed in "Risk Factors," "Business" and elsewhere in this prospectus.

OVERVIEW

         Our business originally was the development and commercialization of non-prescription therapeutics and nutraceuticals designed to prevent inflammation and their sequelae, and the development of cosmetics for skin conditions. We did not generate any revenues from product sales, royalties or license fees. Due to our inability to obtain funding and/or partners to pursue our pharmaceutical projects, we decided to seek other business opportunities. We retained minority ownership in a former subsidiary, Pharmaxis Ltd. Pharmaxis Ltd. conducted an initial public offering in November 2003 and its shares are listed on the Australian Stock Exchange. In 2005, we began selling our shares of Pharmaxis Ltd. to fund our operations. At February 28, 2007, we no longer owned any shares of Pharmaxis Ltd.

         In March 2004, we consummated an Arrangement Agreement with Patch Energy Inc. ("Energy") through which we acquired Energy, then a privately held oil and gas company continued under the laws of Canada, in a stock-for-stock transaction. As a result of the acquisition, Energy became our wholly owned subsidiary. In the arrangement, each issued common share of Energy was exchanged for one share of our common stock.

         The acquisition was treated for accounting purposes as an acquisition by Energy of our net assets and liabilities. Because Energy was deemed to be the purchaser for accounting purposes, the consolidated financial statements have been presented as a continuation of Energy and include the results of operations of Energy since incorporation on February 11, 2002, and our results of operations since the date of acquisition on March 15, 2004.

         In February 2006, we, through Energy, formed a new subsidiary, Patch Oilsands Ltd. ("Oilsands"), and Patch Oilsands Limited Partnership ("Partnership") in which Energy owned 75% of the Limited Partnership units. Oilsands managed the Partnership in its capacity as general partner.

         On December 15, 2006, we completed our acquisition of Damascus Energy Inc., a private Alberta corporation ("Damascus") and related party. By acquiring Damascus, we received the right to earn up to an 80% working interest in 32 contiguous square miles of land located in the Fort McMurray area of central Alberta, Canada (the "Dover Oil Sands Project") under a farmout agreement between Damascus and Bounty Developments Ltd. ("Bounty").

         On January 16, 2007, we completed our acquisition of 1289307 Alberta Ltd. ("Holdco"), a private corporation incorporated under the laws of Alberta. By acquiring Holdco, we received the right to earn up to a 75% working interest in 18 square miles of 100% owned land, representing 11,520 acres, located in Townships 91-92, Range 2 W4M (the "Firebag Oil Sands Project"), in the Fort McMurray area of central Alberta, Canada, pursuant to a farmout agreement with Bounty. We also assumed a $1,000,000 Promissory Note payable to 1286664 Alberta Ltd., a company wholly owned by Michael S. Vandale, our President and a director.

         In December 2006, we completed a financing of 3,240,000 common shares at CAD$1.00 per share on a flow-through basis resulting in gross proceeds of approximately $2,798,400, and in February 2007, we completed a private placement of 8,302,000 Non-Flow-Through Special Warrants at $1.50 per Special Warrant and 4,653,750 Flow-Through Special Warrants at $1.65 per Flow-Through Special Warrant for gross proceeds of $20,131,687. We used the proceeds to fund development of the Dover Oil Sands Project, Firebag Oil Sands Project, and the Muskwa Leases and intend to continue to develop those properties with the remaining funds. We fulfilled our earning obligations and have an 80% working interest in the Dover Oil Sands Project and a 75% working interest in the Firebag Oil Sands Project.

         On March 8, 2007, we completed a sale of assets to Great Northern Oilsands Inc. ("Great Northern"). We sold our entire inventory of conventional oil and gas assets held by Energy together with all its interest in Oilsands and the Partnership. The properties that we sold included those that have been generating revenues. Accordingly, after the sale, we have the Dover Oil Sands Project, the Firebag Oil Sands Project, and a 75% interest in three Crown oil sands leases in the Muskwa area of Alberta, comprising four sections (1,024 hectares) under a 15-year lease with annual rental payable to the Alberta Crown of CAD$3.50 per hectare and Crown royalties on production (the "Muskwa Leases").

PLAN OF OPERATION

         We have decided to focus our efforts and resources on the Dover, Firebag and Muskwa properties, as we believe that these properties present a greater chance for success than the oil and gas assets sold to Great Northern. The Dover Oil Sands Project is our initial area of focus. During this past winter, we drilled 15 new core holes resulting in a total number of 17 core holes on the Dover North parcel. We also drilled 7 core holes on the Ells Central parcel. Our technical staff is fully engaged with the interpretation and integration of the related data. We have commenced planning a comprehensive 2007-2008 exploration program. In addition, we are preparing an application for a Steam Assisted Gravity Drainage ("SAGD") pilot program.

         We believe that the proceeds received from our recently completed private placement of Non-Flow-Through Special Warrants and Flow-Through Special warrants will be sufficient to fund our operations planned for calendar year 2007. These activities consist of the interpretation and integration of the data from the drilling, applying for listing on the TSX Venture Exchange, and completing the buildout of company infrastructure.

         We will require significant additional financing for our 2007-2008 exploration program, which will likely include the drilling of more core holes and shooting seismic data. Management believes that a listing on the TSX Venture Exchange will improve the visibility of the company and its chances for obtaining additional financing. We do not have any commitments for additional financing as of this date.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION. Our consolidated financial statements include the accounts of the Company, our subsidiaries and our investment in the Partnership. All significant intercompany balances and transactions have been eliminated. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. Our fiscal year-end is May 31.

         USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions we may undertake in the future, actual results may differ from the estimates.

         FINANCIAL INSTRUMENTS. The carrying amounts of financial instruments including cash, accounts receivable, investments, accounts payable and accrued liabilities, income taxes payable and amounts due to related parties, approximated fair value at February 28, 2007, and May 31, 2006 and 2005.

         INVESTMENTS. We report investments in debt and marketable equity securities at fair value based on quoted market prices or, if quoted prices are not available, discounted expected cash flows using market rates commensurate with credit quality and maturity of the investment. All investment securities are designated as available for sale with unrealized gains and losses included in stockholders' equity. We regularly review investment securities for impairment based on criteria that include the extent to which the investment's carrying value exceeds its related market value, the duration of the market decline, our ability to hold to recovery and the financial strength and specific prospects of the issuer of the security. Unrealized losses that are other than temporary are recognized in earnings.

         PROPERTY AND EQUIPMENT. Property and equipment consists of computer hardware, is recorded at cost and is being amortized using the declining balance method over its estimated useful life at the rate of 30% per annum.

         OIL AND GAS INTERESTS. We follow the successful efforts method of accounting for our oil and gas producing activities. Under this method, all costs associated with productive exploratory wells and productive or non-productive development wells are capitalized while the costs of non-productive exploratory wells are expensed. If an exploratory well finds oil and gas reserves, but a determination that such reserves can be classified as proved is not made after one year following completion of drilling, the costs of drilling are charged to operations. Indirect exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties and related support equipment, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method.

         ASSET RETIREMENT OBLIGATIONS. We account for asset retirement obligations in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS." SFAS No. 143 requires us to record the fair value of an asset retirement obligation as a liability in the period in which we incur a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.

         LONG-LIVED ASSETS. In accordance with SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. We recognize an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

         FOREIGN CURRENCY TRANSLATION. Our functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "FOREIGN CURRENCY TRANSLATION," using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The functional currency of the Partnership and our Canadian subsidiary is the Canadian dollar. Their financial statements are translated to United States dollars under the current rate method in accordance with SFAS No. 52. Assets and liabilities are translated into U.S. dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income.

         COMPREHENSIVE INCOME. SFAS No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at May 31, 2006, the components of comprehensive income included unrealized holding gains and losses on available-for-sale securities and foreign currency translation adjustments. As at May 31, 2005, our only component of comprehensive income was unrealized holding gains and losses on available-for-sale securities.

         MINORITY INTEREST. We consolidated our investment in the Partnership. We recorded a gain on dilution, which is the difference between Energy's contribution to the Partnership (70%) and its equity interest (75%). Minority interest on the consolidated balance sheet represents the 25% minority interest in the net gain or (loss) and 25% of the net assets of the Partnership.

         REVENUE RECOGNITION. We recognize oil and gas revenue when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectibility of the revenue is probable.

         INCOME TAXES. We use the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, based upon currently available information, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         FLOW-THROUGH SHARES. A portion of our exploration activities have been financed through the issue of flow-through common shares. Under the terms of the flow-through share issuance, the related resource expenditure deductions are renounced to the shareholder in accordance with income tax legislation. Upon issuance of the flow-through shares, the proceeds are allocated between the offering of shares and the sale of tax benefits to investors. The allocation is made based on the difference between the quoted price of our shares and the amount received for the flow-through shares, with a liability being recognized for the difference. The liability is reversed when tax benefits are renounced and a deferred tax liability is recognized at that time. Income tax expense is recognized for the difference between the amount of the deferred tax liability and the liability recognized on issuance.

         STOCK-BASED COMPENSATION. We account for stock based employee and director compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25 - "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations, and complies with the disclosure provisions of SFAS No. 123 - "ACCOUNTING FOR STOCK BASED COMPENSATION." Under APB No. 25, compensation expense is based on the difference, if any, on the date the number of shares receivable is determined, between the estimated fair value of our stock and the exercise price of options to purchase that stock. Stock based compensation arrangements for others are recorded at their fair value as the services are provided and the compensation earned.

         BASIC AND DILUTED INCOME (LOSS) PER SHARE. We compute income (loss) per share in accordance with SFAS No. 128 - "EARNINGS PER SHARE." Under the provisions of SFAS No. 128, basic income (loss) per share is computed using the weighted average number of common stock outstanding during the periods. Diluted income (loss) per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As we generated net losses in the year ended May 31, 2005, the basic and diluted loss per share is the same for that year as any exercise of options or warrants would be anti-dilutive.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES--INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115." This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. We are currently evaluating the impact that SFAS No. 159 may have on our financial position, results of operations and cash flows.

         In September 2006, the FASB issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R)." This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

         In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS." The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

         In June 2006, the FASB issued FASB Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENTS NO. 109." FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

         In March 2006, the FASB issued SFAS No. 156, "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS, AN AMENDMENT OF FASB STATEMENT NO. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES." This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

         In February 2006, the FASB issued SFAS No. 155, "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140," to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS," to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

RESULTS OF OPERATIONS

         All of our oil and gas operations, through February 28, 2007, discussed below, involved properties that were sold to Great Northern in March 2007.

         FISCAL YEAR ENDED MAY 31, 2006 COMPARED TO FISCAL YEAR ENDED MAY 31, 2005. We generated $178,594 in oil and gas revenues for the 2006 fiscal year, an increase of $81,179 or 83% from fiscal 2005. The increase was due to an increase in the market price of oil and an increase in production due to the McLeod Well that commenced operations during the year. Oil and gas expenses increased $236,606 or 275% to $322,607 in 2006 versus $86,001 in 2005. As a result there was a net oil and gas operations loss of $144,013 in 2006 versus a profit of $11,414 in fiscal 2005, an increase in loss of $155,427. The increase in oil and gas expenses was due to increased depletion, depreciation, impairment and accretion costs of $206,659 or 350% to $265,756 versus $59,097 in fiscal 2005 and increased oil and gas production, royalties and other expense of $29,947 or 111% to $56,851 versus $26,904 in fiscal 2005. Also included was an increase in abandonment costs of $35,315 to $69,700 in 2006 due to the McLeod dry well versus $34,385 in 2005 due to abandonment of Manahuilla Creek Project, Texas.

         We generated total other revenue of $7,161,758 versus $nil in fiscal 2005 comprising $83,557 in interest income, $101,664 in respect of a gain on dilution related to the discount unit subscription price paid by us with respect to our investment in Patch Oilsands Limited Partnership, $13,600 portion of Limited Partnership loss attributable to the non-controlling partners' interest and a $6,962,937 gain on sale of available-for-sale securities. The gain on available for sale securities of $6,962,937 is the gain before tax on the sale of 4,408,063 Pharmaxis Ltd shares.

         Expenses, other than oil and gas production expenses, were $1,924,390 for fiscal 2006 compared to $1,033,877 in fiscal 2005, an increase of $890,513 or 86%. The increase in non-oil and gas expenses is primarily due to a $386,091 or 83% increase in consulting expense to $848,681, of which $520,810 is stock option expense compared to $284,354 in fiscal 2005, an increase of $236,456 or 83%; a $287,732 or 152% increase in investor relations to $477,514 compared to $189,782 in fiscal 2005, including $177,400 in share compensation compared to $nil share compensation in fiscal 2005; and $211,867 of professional fees compared to $98,271 in fiscal 2005, an increase of $113,596 or 116% due to increase in audit and accounting fees with increased size and activity of the company and increase in legal fees due to new corporate structure and activity

         As a result of the significantly increased expenses in 2006, operating loss for fiscal 2006 was $2,068,403, an increase of $1,045,940 or 102% over the operating loss for fiscal 2005 of $1,022,463.

         As a result of other income, income before taxes was $5,093,355 compared to loss of $1,022,463 in fiscal 2005, an increase of $6,115,818 or 598%

         Provision for income taxes was $2,406,243 in 2006 compared to $nil in fiscal 2005.

         Net income was $2,687,112 in 2006 compared to a loss of $1,022,463 in fiscal 2005, an increase in net income of $3,709,575 or 363%.

         Other comprehensive income was $1,234,000 in 2006 compared to $6,006,999 in fiscal 2005, a decrease of $4,772,999 or 79% due to unrealized holding gain in 2005 of $6,006,999 on available for sale securities compared to $3,598,217 in 2006 and transfer to realized gain in 2006 of $2,364,217 compared to $nil in fiscal 2005. Foreign currency translation adjustment of $111,560 in fiscal 2006 compared to $nil in 2005 is attributable to foreign exchange translation gain on Patch Oilsands Limited Partnership, whose functional currency is Canadian dollars.

         Comprehensive income was $4,032,672 in 2006 compared to $4,984,536 a decrease of $951,864 or 19%.

         NINE MONTHS ENDED FEBRUARY 28, 2007 COMPARED TO NINE MONTHS ENDED FEBRUARY 28, 2006. We generated $100,319 in oil and gas revenues for the nine months ended February 28, 2007 ("2007"), a decrease of $42,108 or 30% from the comparable nine months ended February 28, 2006 ("2006"). Oil and gas production, royalties and other expenses decreased $114,620 or 73% to $41,461 in 2007 from $156,081 in 2006. The decrease in revenues and expenses was due to a decrease in production offset in part by an increase in price. As a result, net oil and gas operations produced a profit of $58,858 in 2007 versus a loss of $13,654 in 2006, an increase of $72,512.

         Expenses, other than oil and gas production expenses, were $5,727,435 for 2007, as compared to $1,531,098 for 2006, an increase of $4,196,337 or 274%.
General and administrative expense increased $2,946,996 or 205% to $4,387,829 in 2007 as compared to $1,440,833 in 2006 primarily due to incurring $2,384,676 of stock-based compensation and other fees associated with the acquisitions of the Dover Oil Sands Project and Firebag Oil Sands Project. Dry hole costs were $1,291,483 in 2007 and $nil in 2006. These costs relate to geological and geophysical costs associated with our exploration of the Dover Oil Sands Project. The increase in expenses overall reflect the increased level of acquisition activity as well as operations relating to the disposition of our share position in Pharmaxis Ltd.

         As a result of the increase in expenses in 2007 versus 2006, we incurred an operating loss of $5,668,577 as compared to $1,544,752 in 2006, an increase in operating loss of $4,123,825 or 267%.

         We realized a gain before applicable taxes of $13,684,318 from the sale of our available for sale Pharmaxis shares in 2007 as compared to $6,228,130 in 2006. We earned interest income of $112,671 in 2007 as compared to $64,441 in 2006. We recorded $23,649 of non-controlling interest in net gain in 2007 compared to $nil in 2006. As a result, we had income before taxes of $8,152,061 in 2007 as compared to income of $4,747,819 in 2006, an increase in income before taxes of $3,404,242.

         Provision for income taxes is $2,868,027 for 2007 as compared to $2,110,243 in 2006.

         Net income for 2007 is $5,284,034 as compared to net income of $2,637,576 in 2006, an increase in net income of $2,646,458.

         Other comprehensive loss comprised a decrease in unrealized gain on available for sale Pharmaxis securities of $7,240,999 in 2007, as compared to an increase in unrealized gain of $1,722,000 in 2006, and a foreign currency translation adjustment loss of $179,734 in 2007, as compared to $nil in 2006. The decrease in unrealized gain on available for sale Pharmaxis securities in 2007 is due to the reclassification of available for sale Pharmaxis securities holding gain of $7,240,999 to realized gain in 2007, as compared to $1,865,000 in 2006, and the holding gain on available for sale Pharmaxis securities of $nil in 2007 as compared to $3,587,000 in 2006.

         Comprehensive loss was $2,136,699 in 2007 as compared to comprehensive income of $4,359,576 in 2006, a decrease of $6,496,275.

LIQUIDITY AND FINANCIAL CONDITION

         AS OF MAY 31, 2006. For the fiscal year ended May 31, 2006, we used $1,526,196 for our operations, as compared to $307,826 for the 2005 fiscal year. This was primarily due to the operating loss generated in fiscal 2006 of $2,068,403 and increase in income taxes payable of $2,181,000. We also received net cash from investing activities in 2006 of $4,526,232, comprising $6,962,937 in proceeds from sale of available-for-sale securities less $2,436,705 invested in oil and gas interests. This compared to using $79,725 in fiscal 2005. Financing activities provided net cash of $1,299,669 consisting of third party contribution to the limited partnership of $666,996, common stock issued for cash of $743,750 less stock repurchased and cancelled pursuant to an issuer bid program at a cost of $111,077. In fiscal 2005 net cash provided by financing activities was $477,810 and was wholly provided by common stock issued for cash.

         At May 31, 2006, we had working capital of $2,089,735 compared to a deficit of $441,549 at May 31, 2005.

         At May 31, 2006, our remaining available for sale securities comprise 6,791,937 shares of Pharmaxis Ltd, recorded at a market value after tax of $7,241,000. At May 31, 2005, the market value of 11,200,000 Pharmaxis Ltd shares held was recorded at $6,007,000 after tax.

         AS OF FEBRUARY 28, 2007. For the nine months ended February 28, 2007 ("2007"), we used cash of $11,871,715 for our operating activities as compared to $1,493,442 used during the comparable nine months ended February 28, 2006 ("2006"). Investing activities used cash of $293,794 in 2007 as compared to $5,505,304 provided by investing activities in 2006. We expended $14,167,400 on our oil and gas interests in 2007 as compared to $722,826 in 2006. We realized gross proceeds on the sale of available-for-sale Pharmaxis securities of $13,684,319 in 2007 as compared to $6,228,130 in 2006.

         Financing activities provided $22,391,713 from the sale of special warrants and common stock, net of expenses, in 2007 as compared to $499,750 in 2006. We used $6,309 to acquire shares of our common stock under our stock repurchase plan in 2007 compared to $90,559 in 2006.

         At February 28, 2007, we had working capital of $9,525,908 as compared to $2,089,735 as at May 31, 2006. We no longer own any available-for-sale securities, having sold the remainder of our Pharmaxis shares.

         We believe we have sufficient working capital on hand to fund both our planned oil and gas operations and expenses for the remainder of the current calendar year.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On March 5, 2007, we appointed KPMG LLP ("KPMG") in Calgary, Canada as our registered independent public accountant for the fiscal year ended May 31, 2007. On March 5, 2007, we dismissed Morgan & Company ("Morgan") as our registered independent public accountant. The decisions to appoint KPMG and dismiss Morgan were approved by our Board of Directors on March 5, 2007.

         During the fiscal years ended May 31, 2006 and 2005 and through the subsequent interim period up through the date of dismissal (March 5, 2007), there were no disagreements with Morgan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgan, would have caused Morgan to make reference thereto in its report on our financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B occurring within our two most recent fiscal years and the subsequent interim period up through the date of dismissal (March 5, 2007).

         The audit report of Morgan for Patch's financial statements as of May 31, 2005, contained a separate paragraph stating:

         "These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note
         1. The financial statements do not include any adjustments that might result from the outcome of the uncertainty."

         During our two most recent fiscal years and the subsequent interim period up through the date of engagement of KPMG (March 5, 2007), neither we nor anyone on our behalf consulted KPMG regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements. Further, KPMG has not provided us with written or oral advice that was an important factor that we considered in reaching a decision as to any accounting, auditing or financial reporting issues.

         Morgan furnished us with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of the letter furnished in response to that was filed as an exhibit to our Form 8-K dated March 5, 2007.


                             BUSINESS AND PROPERTIES

HISTORY AND OVERVIEW

         We were incorporated as Praxis Pharmaceuticals, Inc. on June 20, 1997 under the laws of the State of Nevada ("Praxis-Nevada"). Our business was the development and commercialization of non-prescription therapeutics and nutraceuticals designed to prevent inflammation and their sequelae, and the development of cosmetics for skin conditions. In June 1998, Praxis-Nevada engaged in a reverse acquisition transaction with Micronetics, Inc., a company incorporated in Utah on December 31, 1981, where the stockholders of Praxis-Nevada gained control over Micronetics. Micronetics then changed its name to Praxis Pharmaceuticals Inc. ("Pharmaceuticals"). Immediately after the reverse acquisition transaction, the stockholders of Praxis-Nevada held approximately 98% of the outstanding shares of Pharmaceuticals. Praxis-Nevada was merged into Pharmaceuticals effective June 30, 2002, thereby eliminating Praxis-Nevada as a subsidiary of Pharmaceuticals.

         PHARMAXIS LTD. A wholly owned Australian subsidiary, Praxis Pharmaceuticals Australia Pty. Ltd. (ACN 082 811 630) was formed in May 1998 as a private company. In October 1999, an equity investment was made in this subsidiary by Rothschild Bioscience Managers Limited (now known as GBS Venture Partners Ltd), which reduced Pharmaceuticals' equity ownership to 35%. The funds raised were used for the development of autoimmune disease research licensed from Anutech Pty Ltd, the development arm of the Australian National University. Praxis-Australia changed its name to "Pharmaxis Ltd" in June 2002. An additional equity investment was made in Pharmaxis in August 2002, which reduced Pharmaceuticals' equity ownership to 19.6%. Pharmaceuticals' equity ownership was further reduced to 10.4% upon completion of an initial public offering by Pharmaxis in November 2003. Pharmaxis is listed on the Australian Stock Exchange under the symbol "PXS." Pharmaxis is a specialist pharmaceutical company committed to the research, development and commercialization of human therapeutic products for chronic respiratory and autoimmune diseases and the development of an improved lung function test. We have sold all of our shares in Pharmaxis to fund our business and the purchase of oil sands properties in Alberta, Canada, described below.

         PATCH ENERGY INC. We did not generate any revenues from product sales, royalties or license fees in our pharmaceutical business. Due to our inability of to obtain funding and/or partners to pursue our pharmaceutical projects, we decided to seek other business opportunities. On October 20, 2003, we entered into an Arrangement Agreement to acquire Patch Energy Inc., which at the time was a privately-held company existing under the CANADA BUSINESS CORPORATIONS ACT ("Energy"). Energy's principal business was the exploration, development and production of oil and natural gas reserves through participation in farmout arrangements. Energy's main focus had been on its assets located in the Kerrobert area in the Province of Saskatchewan, Canada.

         As of March 15, 2004, we consummated the Arrangement Agreement with Energy under which we acquired Energy in a stock-for-stock transaction. As a result of the acquisition, Energy became our wholly owned subsidiary. On June 15, 2004, we changed our domicile to Nevada and changed our name to Patch International Inc. The acquisition has been treated for accounting purposes as an acquisition by Energy of our net assets and liabilities. Because Energy has been deemed to be the purchaser for accounting purposes, the consolidated financial statements are presented as a continuation of Energy and include the results of operations of Energy since incorporation on February 11, 2002, and the results of operations of International since the date of acquisition on March 15, 2004.

         PATCH OILSANDS LTD. On February 3, 2006, Energy formed a wholly owned subsidiary, Patch Oilsands Ltd. ("Oilsands") in the Province of British Columbia. On February 27, 2006, Oilsands formed a Canadian limited partnership, Patch Oilsands Limited Partnership (the "Partnership"), of which Energy owned a 75% interest and Oilsands was the general partner. The minority limited partners of the Partnership were Habanero Resources Inc. ("Habanero"), owning 20.833%, and Micron Enviro Systems ("Micron"), owning a 4.1667% interest. The purpose of the Partnership was to pursue the acquisition, exploration and development of land or other property interests primarily in the Alberta Oil Sands area of Canada.

         DAMASCUS ENERGY INC. On December 15, 2006, we entered into a Share Exchange Agreement with Damascus Energy Inc., a private Alberta corporation and related party ("Damascus"), the stockholders of Damascus, and Energy, providing for the acquisition of Damascus. Damascus was a related party because Michael S. Vandale, our current President, Chief Executive Officer and a director, was the president of Damascus and was a director of Energy. Energy acquired all of the issued and outstanding common shares of Damascus in consideration for one share of our Class A Preferred Voting Stock and 9,426,489 shares of Series A Preferred Stock of Energy (the "Exchangeable Shares"). The share of Class A Preferred Voting Stock entitles its holder to 9,426,489 votes on any matter to be voted upon by the holders of our common stock. The Exchangeable Shares are exchangeable without further consideration for 9,426,489 shares of our common stock. As a result of the share exchange, Energy acquired Damascus as a wholly owned subsidiary.

         By acquiring Damascus, we received the right to earn up to an 80% working interest in the Dover Oil Sands Project, located in the Fort McMurray area of central Alberta, Canada under a farmout agreement between Damascus and Bounty Developments Ltd. ("Bounty"). The Dover Oil Sands Project consists of 32 contiguous square miles of land approximately 40 miles northwest of Fort McMurray, representing 20,840 acres. We earned an initial 30% undivided working interest in the Dover Oil Sands Project in exchange for payment of $6,479,915 (CAD$7,581,500) to Bounty, reimbursement to Bounty for all expenditures made to date on the project, and issuance of 4,341,489 Patch Energy Exchangeable Shares to Bounty. Under the agreement, to earn an additional 50% in the project, we were required to spud 16 evaluation wells and complete of a 2D seismic program on or before March 31, 2007. As of April 16, 2007, we satisfied all the conditions required under the farmout agreement, earning an 80% working interest in the Dover Oil Sands Project.

         1289307 ALBERTA LTD. On January 16, 2007, we entered into a Share Exchange Agreement with 1289307 Alberta Ltd. ("Holdco"), a private corporation incorporated under the laws of Alberta, the stockholders of Holdco, and Energy, providing for the acquisition of Holdco. Energy acquired all of the issued and outstanding common shares of Holdco in consideration for one share of our Class B Preferred Voting Stock and 500,000 Exchangeable Shares. The share of Class B Preferred Voting Stock entitles its holder to 500,000 votes on any matter to be voted upon by the holders of our common stock. The Exchangeable Shares are exchangeable without further consideration for 500,000 shares of our common stock. As a result of the share exchange, Energy acquired Holdco as a wholly owned subsidiary.

         By acquiring Holdco, we received the right to earn up to a 75% working interest in the Firebag Oil Sands Project comprised of 18 square miles of land located in Townships 91-92, Range 2 W4M, in the Fort McMurray area of central Alberta, Canada, pursuant to a farmout agreement with Bounty. We earned an initial 25% working interest in the Firebag Oil Sands Project by making payments to Bounty in the amount $4,393,140 (CAD$5,100,000). Under the agreement we had the right to earn an additional 50% working interest by (i) spudding 8 evaluation wells and completing a 2D seismic program on the property on or before March 31, 2007, (ii) paying Bounty $2,153,500 (CAD$2,500,000) on or before April 1, 2007, (ii) spudding 4 additional evaluation wells on or before April 1, 2008, and (iv) and completing another 2D seismic program on the property on or before March 31, 2008. As of the filing of this report, we were able to spud 3 evaluation wells before March 31, 2007 and we paid Bounty the $2,153,500 (CAD$2,500,000). We negotiated a compromise with Bounty and the remaining requirements to earn the additional 50% working interest have been waived. In exchange for the waiver of the remaining requirements under the farmout agreement, we agreed that Bounty's 25% working interest in the Firebag Oil Sands Project would be a carried interest until we have spent an additional $1,500,000 on exploration (drilling and seismic evaluation) expenses. As of April 16, 2007, we have earned the full 75% working interest in the Firebag Oil Sands Project.

         In addition to assets acquired, we assumed Holdco's $1,000,000 Promissory Note payable to 1286664 Alberta Ltd., a related party.

         SALE OF PROPERTIES TO GREAT NORTHERN. On March 8, 2007, we, through Energy, executed an Asset Purchase Agreement (the "Agreement") with Great Northern Oilsands Inc. ("Great Northern"), whereby Energy sold its entire inventory of conventional oil and gas assets together with all its interest in Oilsands and the Partnership (together, the "Assets"). The Agreement excluded certain assets owned by Energy and assets held by Energy's other subsidiaries.

         On March 8, 2007, prior to the execution of the Agreement, Oilsands, as general partner for the Partnership, executed an Assignment of Lease (the "Assignment") in favor of Energy. Under the Assignment, the Partnership distributed three Crown oil sands leases in the Muskwa area of Alberta, comprising four sections (1,024 hectares) under a 15-year lease with annual rental payable to the Alberta Crown of CAD$3.50 per hectare and Crown royalties on production, to the Partnership's members in proportion to their partnership interests. As a result of the pro-rata distribution, Energy received a 75% interest in the Muskwa property.

         In connection with the Assignment, Energy entered into two Declarations of Trust with Habanero and Micron under which Energy holds the 20.833% and 4.167% interests in the Muskwa property held by Habanero and Micron, respectively, in trust for them. Energy will continue to develop the Muskwa properties according to the plans for development that existed when the properties were held by the Partnership.

         Great Northern paid $84,739 (CAD$100,000) as a non-refundable deposit, $1,779,510 (CAD$2,100,000) (1,000,000 restricted shares) in Great Northern common stock, and $677,909 (CAD$800,000) on the closing date. The sales price will be adjusted by June 30, 2007 for the following: (i) all revenues and expenses accrued prior to March 8, 2007 will inure to and be borne by Energy;
(ii) all revenues and expenses accrued after March 8, 2007 will inure to and be borne by Great Northern; and (iii) all mineral taxes, surface and mineral lease rental payments, or similar payments made by Energy will be apportioned, according to their respective holding periods, between Energy and Great Northern as of March 8, 2007.

         The Agreement provides for the sale of all of Energy's interest in Oilsands and the Partnership, as well as the petroleum and natural gas rights owned by Energy, the interests of Energy directly related to such petroleum and natural gas rights in all other tangible property and assets used in connection with the petroleum and natural gas rights, and other miscellaneous interests associated with the petroleum and natural gas rights.

         The properties sold consisted of all of Energy's holdings in the following areas:

            o    Kerrobert Area, Saskatchewan, Canada;
            o    Browning, Saskatchewan, Canada;
            o    Bear Canyon Project, Alberta, Canada;
            o    McLeod Project, Alberta, Canada;
            o    Lloydminster, Alberta, Canada;
            o    Elnora, Alberta, Canada;
            o    Atlee-Buffalo, Alberta, Canada;
            o    Halkirk, Alberta, Canada;
            o    Peace River Area, Alberta, Canada;
            o    Athabasca Oilsands, Alberta, Canada;
            o    Red Deer, Alberta, Canada;
            o    Rich / Rumsey, Alberta, Canada; and
            o    Manahuilla Creek Project, Goliad County, Texas.

         Energy retained the following: (i) all petroleum substances produced by the Assets prior to the sale; (ii) all accounts receivables accruing or attributable to the activity of the Assets prior the sale; (iii) all assets held by Energy's wholly owned subsidiaries, including the Dover Oil Sands Project and the Firebag Oil Sands Project; and (iv) the Muskwa property distributed to Energy, Habanero, and Micron prior to the closing of the Agreement.

THE OIL SANDS INDUSTRY

         Our main focus is on producing oil through oil sands leases, located in Alberta, Canada. Oil sands are a geological formation in the Athabasca region of northern Alberta, Canada. Oil sands are a viscous mixture of sand, bitumen, clay and water with the consistency of cold molasses. According to the Canadian Association of Petroleum Producers ("CAPP"), the oil sands are believed to contain the equivalent of 315 billion barrels of oil, of which 175 billion have already been established as commercially viable using today's extraction methods. According to CAPP, Alberta's oil sands currently account for about 39% of Canada's total petroleum production at approximately 1 million barrels per day and is expected to grow to 4 million barrels per day by 2020. Surface mining methods account for approximately two-thirds of current production in the oil sands region, according to the Alberta Economic Development Authority.

         Bitumen-bearing geologic formations, typically containing up to 18 percent bitumen saturation by weight, can be situated near the surface or hundreds of feet below. Recovery of oil sands from formations above 75 meters is by open-pit mining; for deeper formations, in-situ recovery techniques such as steam-assisted gravity drainage ("SAGD") are used. With SAGD, pairs of horizontal wells (an upper well and a lower well) are drilled into an oil sands formation and steam is injected continuously into the upper well. As the steam heats the oil sands formation, the bitumen softens and drains into the lower well, from which it is produced to the surface.

         Development in the oil sands industry in Canada to date has been focused primarily in Alberta. The Alberta Energy Utilities Board estimates that there are 1.6 trillion barrels of bitumen resource in place in Alberta, of which 315 billion barrels are thought to be recoverable. According to the 2006 Canadian Energy Survey prepared by PricewaterhouseCoopers, there are three main deposits of oil sands in Alberta: Athabasca which represents approximately 80%, Cold Lake which represents approximately 12% and Peace River which represents approximately 8%. Exploration for commercially viable oil sands deposits has traditionally focused on Alberta, resulting in the establishment of mining and in-situ projects in the Athabasca oil sands region and in-situ projects in Cold Lake and Peace River deposits. As stated by PricewaterhouseCoopers in its survey at the beginning of 2006, there were three mining projects and 12 in-situ projects operating in the oil sands in Alberta and more than 60 projects in various stages of planning. The lead-time for production from an oil sands project is generally a minimum of seven to ten years from initial exploration.

FORT MCMURRAY OIL SANDS AREA

         Our Fort McMurray oil sands area leases consist of 32 gross sections (25.6 net sections) in the Dover Oil Sands Project and 18 gross sections (13.5 net sections) in the Firebag Oil Sands Project. The Dover Oil Sands Project comprises three separate parcels: Dover North (12 gross sections), Ells Central (15 gross sections), and Ells South (5 gross sections). The Firebag Oil Sands Project comprises a single parcel.

         We believe that these properties possess better reservoir quality, in terms of the thickness and saturation of bitumen found in these properties, than the oil sands properties sold to Great Northern. However, by disposing of other oil sands assets and conventional oil and gas properties that we owned in order to focus our efforts and resources on the Dover, Firebag and Muskwa properties, we are subject to the risks inherent in investing in a single asset class. Unforeseen events adversely affecting this particular geographic area or this specific industry, such as weather or legislative changes, may have more pronounced effects on us and our business plan than if we had diversified our activities and assets across different types of resource properties.

         Our properties are located in a part of the province of Alberta that is accessible only during the winter months. Accordingly, we can conduct exploration drilling activities only during a few months of the year.

         Drilling activity was concentrated at Dover North with the drilling of 15 new core holes resulting in a total number of 17 core holes on this parcel. Based on the results of this data combined with recent land sale activity and drilling activity on adjacent lands, management believes early indications support the assertion that there is both adequate resource potential and a high probability for commercial development at Dover North.

         Drilling at Ells Central consisted of 7 new core holes on this parcel. Based on the preliminary oil sands observed in these core holes, management believes there is additional delineation and development potential in the 2007-2008 drilling program.

         At Ells South, no activity was planned; however, geologic mapping from surrounding core holes plus data from the new program indicates similar oil sands potential as Ells Central. The Ells South block is also closest to existing SAGD production.

         Evaluation of the Firebag lease was limited due to a late start up. Although unprecedented sand accumulations were found, hydrocarbon migration, lateral and up dip seal, potential late Devonian salt removal and variable fresh formation water issues appear to cloud the bitumen potential. We will refocus our attention here once further progress at Dover / Ells is completed.

         In addition to drilling activity, we acquired 60 miles of seismic covering Dover North and Ells Central. Interpretation and integration is required to define and supplement the delineation and development of the Fort McMurray Oil Sands Area.

         We plan to drill additional core holes during the winter of 2007-2008 and use the information from that drilling to determine whether reserves exist in commercial quantities and how best to proceed with our properties. We will also need to build the necessary facilities, either alone or with other resource companies in the area, if we undertake development activities on these properties. Accordingly, as is the case with other oil sands projects, production is several years from initial exploration.

MUSKWA OIL SANDS AREA

         In townships 85/86 and ranges 24/25W4, we have 10 gross sections (7.5 net) of oil sands leases in the Muskwa area. This property has not yet been assessed. The bitumen viscosity here is lower and therefore "conventional" production technology may be amenable. Operators to the southeast have had success utilizing horizontal wells and polymer-water flooding to produce the bitumen. Five existing wells confirm the presence of bitumen-saturated sand on the lease. Geoscience and reservoir engineering work will be conducted to assess the potential for development.

PRINCIPAL PRODUCTS AND DISTRIBUTION METHODS

         We have been involved in exploration activities to locate natural gas and crude petroleum. We produced light crude oil in Saskatchewan and Alberta, Canada for properties that were sold to Great Northern in March 2007. Such products were generally sold at the wellhead to purchasers in the immediate area where the products are produced.

         Currently, we are involved in oil sands development and oil production in Alberta, Canada. We have not yet produced or sold any oil from our oil sands operations.

COMPANY RESERVE ESTIMATES

         No estimates of total, proved net oil or gas reserves have been filed with or included in reports to any federal authority or agency.

VOLUME, PRICES AND OPERATING EXPENSES

         The following table presents information regarding the production volumes, average sales prices received, and average production costs associated with our sales of oil for the periods indicated:

                                                                  FOR THE YEARS ENDED MAY 31,
                                                                  ---------------------------
                                                            2006              2005                2004
                                                            ----              ----                ----
        Oil production (Bbl)                              3,515.5           3,558.4             5,280.9
        Average sales price per Bbl                        $58.75            $45.34              $30.80
        Average production costs per Bbl                   $14.18            $12.76              $13.98

         We generated all of our production from the properties sold to Great Northern.

PRODUCTIVE WELLS

         The following summarizes our productive wells as of May 31, 2006, all of which have since been sold to Great Northern:

AREA                        GROSS OIL WELLS          NET OIL WELLS          GROSS GAS WELLS           NET GAS WELLS
----                        ---------------          -------------          ---------------           -------------
Saskatchewan                       19                     1.75                     -                        -
Alberta                             1                     0.10                     -                        -
                                   --                     ----                    ---                      ---
TOTAL                              19                     1.85                     -                        -
                                   ==                     ====                    ===                      ===

OIL AND GAS ACREAGE

         The following table sets forth the undeveloped and developed leasehold acreage, by area, held by us as of May 31, 2006. The table does not include acreage in which we have a contractual right to acquire or to earn through drilling projects, or any other acreage for which it has not yet received leasehold assignments. All of the acreage shown below has been sold to Great Northern.

                             UNDEVELOPED ACRES                DEVELOPED ACRES
    AREA                  GROSS              NET          GROSS             NET
    ----                  -----              ---          -----             ---
    Saskatchewan            -                 -            760               70
    Alberta                 -                 -            158               16
                           ---               ---           ---               --
         Total              -                 -            918               86
                           ===               ===           ===               ==

PREVIOUS DRILLING ACTIVITY

         During the fiscal year ended May 31, 2004, we participated in phase 2 of the Kerrobert project in Saskatchewan for a total of nine wells. We also participated in the Browning project in Saskatchewan, which was a dry hole. Of the 10 wells drilled during fiscal 2004, 9 of 10 were commercially viable.

         During the fiscal year ended May 31, 2005, we relinquished our rights to our working interest in the East Corning Project in California. The test well in the Manahuilla Creek Project was shut-in as it was not commercially viable.

         During fiscal year ended May 31, 2006, we participated in the Bear Canyon Project and McLeod Project in Alberta, Canada. The Bear Canyon well was not economic. One McLeod well entered production in October of 2005 and a second well was shut-in as it was not commercially viable.

         Subsequent to May 31, 2006, we participated in several projects that were drilled: the drilling and casing of a well back to a secondary target at Rich / Rumsey area of Alberta, Canada; the drilling and fracturing of a well at Halkirk, Alberta; the drilling of a well at Atlee-Buffalo and casing it back to a secondary target; the drilling and logging of a well in a Medicine Hat area of Alberta, Canada; the evaluation of a drilled core hole in the Liesmer area of Alberta, Canada; and the drilling of two tight gas wells in the Eight Mile area of Alberta, Canada, the first of which was abandoned and second well was cased. The properties involved in all these drilling projects were sold in the Great Northern transaction.

COMPETITION

         Oil sands exploration and acquisition of undeveloped properties is a highly competitive and speculative business. We compete with a number of other companies, including major oil companies and other independent operators which are more experienced and which have greater financial resources. We do not hold a significant competitive position in the oil and gas industry.

GOVERNMENTAL APPROVAL, REGULATION AND ENVIRONMENTAL ISSUES

         Our oil and gas operations are subject to various federal, provincial and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to our results of operations. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

         In Alberta, oil sands activities are legislated under the MINES & MINERALS ACT that governs the management and disposition of rights in Crown owned mines and minerals, including the levying and collecting of bonuses, rental and royalties. The OIL SANDS CONSERVATION ACT establishes a regulatory regime and scheme of approvals administered by the Alberta Energy Utilities Board for the development oil sands resources and related facilities in Alberta. The Acts are supported by the following regulations: OIL SANDS TENURE REGULATION, OIL SANDS ROYALTY REGULATION 1984, OIL SANDS ROYALTY REGULATION 1997, EXPERIMENTAL OIL SANDS ROYALTY REGULATION, OIL SANDS CONSERVATION REGULATION, and MINES AND MINERALS ADMINISTRATION REGULATION. Each provincial jurisdiction also maintains specific royalty regimes that will be applied to all oil sands and oil shale development projects consistent with other resource developments.

         We are subject to laws and regulations that control the discharge of materials into the environment, require removal and cleanup in certain circumstances, require the proper handling and disposal of waste materials or otherwise relate to the protection of the environment. In operating and owning petroleum interests, we may be liable for damages and the costs of removing hydrocarbon spills for which we would be held responsible. Laws relating to the protection of the environment have in many jurisdictions become more stringent in recent years and may, in certain circumstances, impose strict liability, rendering us liable for environmental damage without regard to actual negligence or fault. Such laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for our own acts. We believe that we have complied in all material respects with applicable environmental laws and regulations.

EMPLOYEES

         As of May 1, 2007, we had 5 full-time employees.

         Our opportunity for success depends largely upon the efforts, abilities, and decision-making of our directors and executive officers. The loss any of our key personnel could, to varying degrees, have an adverse effect on our operations and research and development efforts. The loss of any one of them would have a material adverse effect on our business and us. We do not currently maintain "key-man" life insurance on our executive officers.

OFFICE SPACE

         Our executive offices are located at Suite 300, 441 - 5th Avenue, Calgary, Alberta Canada T2P 2V1. This space accommodates all of its executive and administrative offices. Our lease began October 1, 2006 and extends through September 30, 2011. We pay rent monthly in the amount of $12,201 (CAD$13,866).

LEGAL PROCEEDINGS

         There are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened that are deemed material to our business or us.


                                   MANAGEMENT

OFFICERS, DIRECTORS AND KEY EMPLOYEES

         Our executive officers and directors are as follows:

NAME                      AGE        POSITION
----                      ---        --------
Michael S. Vandale         48         President, Chief Executive Officer and
                                      Director
Thomas K. Rouse            50         Chief Financial Officer
Donald B. Edwards          46         Corporate Secretary
Jason G. Dagenais          36         Vice President of Operations
Terry R. Buchanan          55         Vice President of Exploration, Geoscience
                                      and Reservoir
Mark L. Bentsen            47         Director
Roderick D. Maxwell        44         Director
Greg L. Belzberg           38         Director

         The term of office of each director ends at the next annual meeting of our stockholders or when such director's successor is elected and qualifies. The term of office of each officer ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

         There are no family relationships between any of our directors and officers. During the last five years, none of the officers or directors have (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

         The last annual meeting was held on August 30, 1999, in Vancouver, British Columbia.

         MICHAEL S. VANDALE - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Vandale has been our President, Chief Executive Officer and a director since the acquisition of Damascus in December 2006. He has been an officer and director of Patch Energy since May 2006. Mr. Vandale has been the Chairman, and a director of Arsenal Energy Inc., a public energy corporation listed on the TSX and Frankfurt Stock Exchange, since January 2001. Mr. Vandale was President and Chief Executive Officer of Arsenal Energy Inc. from January 2001 to April 2006. He was President of Sundance Resources Inc. listed on the Toronto Stock Exchange, and was a director of its successor company, True Energy Inc. listed on the Toronto Stock Exchange from June 1997 until the fall of 2002 when he started Arsenal Energy Inc. From 1997 to 1999, Mr. Vandale was a director and major shareholder of Mutual Fund Direct Inc. until it was sold to Altamira Investment Services Inc. Mr. Vandale is a founding shareholder and has been a director of Cold Creek Capital Inc., listed on the TSX Venture Exchange, since February 2006. Mr. Vandale was a founding shareholder and has been a director of Sahara Energy Ltd. (formerly Battleford Capital Inc.), listed on the TSX Venture Exchange, since January 2005. Mr. Vandale has more than 20 years experience in upstream oil and gas exploration and midstream operations in Canada, the United States and South America.

         THOMAS K. ROUSE - CHIEF FINANCIAL OFFICER. Mr. Rouse has been our Chief Financial Officer since April 2007. From May 2004 to March 2007, he was the Vice President of Finance, Chief Financial Officer and Co-founder of Great Plains Exploration Inc. where he played a key role in securing that company's listing on the Toronto Stock Exchange. From November 1996 to May 2004, Mr. Rouse served as the Vice President, Finance and Chief Financial Officer and was a consultant to Rider Resources Inc. His experience prior to 1996 includes various accounting positions with Petrorep Resources Ltd., Greyhound Lines of Canada Ltd., Coseka Resources Limited, and Amoco Canada Petroleum Company Ltd. In 1980, Mr. Rouse obtained a Bachelor of Commerce, Accounting degree from the University of Saskatchewan. In 1986, he became a Certified Management Accountant.

         DONALD B. EDWARDS - CORPORATE SECRETARY. Mr. Edwards has been our Corporate Secretary since the acquisition of Damascus in December 2006. He is a partner with the law firm of Borden Ladner Gervais LLP in Calgary, Alberta and practices in the areas of securities, corporate finance, commercial transactions, natural resources and mergers and acquisitions. Mr. Edwards was a lawyer and subsequently a partner of Armstrong Perkins Hudson LLP, and its predecessors, from 1994 until July 2002 when the firm merged with Borden Ladner Gervais LLP. Mr. Edwards has practiced in the areas of securities, corporate finance and venture capital matters since 1990 and has acted for a broad range of domestic and foreign issuers, investment banks and securities dealers, with a particular emphasis on venture capital and mergers and acquisitions and both domestic and cross border transactions. He has served as the corporate secretary for Cold Creek Capital Inc., a company whose stock is listed on the TSX Venture Exchange, since February 2006, and for Arsenal Energy Inc. since January 2003. From May 1996 to May 2004, he was a director of Deloro Resources Ltd., a company whose stock was listed on the TSX Venture Exchange. He also served as corporate secretary for Sahara Energy Ltd. (formerly Battleford Capital Inc.), a TSX Venture Exchange-listed company, from January 205 to February 2006. Mr. Edwards is a member of the Law Society of Alberta and the Canadian Bar Association.

         JASON G. DAGENAIS - VICE PRESIDENT OF OPERATIONS. Mr. Dagenais has been our Vice President of Operations since December 2006. From May 2004 to August 2006, he was President and CEO of Dyno Energy Ltd, a private oil and gas in Calgary, Alberta. From August 2001 to January 2004, Mr. Dagenais was a senior engineer at Delphi Energy Corp., an oil and gas company traded on the Toronto Stock Exchange. Previously, he has also held positions with Schlumberger, Ulster Petroleum, Pinnacle Resources and McAllister Petroleum. He is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta. Mr. Dagenais is a graduate of the University of Regina with a degree in Industrial Systems Engineering in 1995.

         TERRY R. BUCHANAN - VICE PRESIDENT OF EXPLORATION, GEOSCIENCE AND RESERVOIR. Mr. Buchanan has been our Vice President of Exploration, Geoscience and Reservoir since January 2007. He was employed with Imperial Oil Limited from January 1983 to December 2006, most recently he was the Geoscience Advisor, conducting geotechnical and reservoir engineering studies of mature to conceptual plays for prospect generation, assessment, development and productivity enhancement. He is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta, the Canadian Society of Petroleum Geologists and the Canadian Well Logging Society. Mr. Buchanan graduated from the University of Alberta in 1974 with a Bachelor of Science in Electrical Engineering.

         MARK L. BENTSEN - DIRECTOR. Mr. Bentsen has been a director since January 2007. Since 1998, he has been the Founder, President and CEO of Cathedral Energy Services Income Trust, a drilling services company that has grown to a market capitalization over CAD$300 million, revenues over CAD$100 Million and over 650 employees. Mr. Bentsen was the Vice-President of Corporate Development for Akita Drilling from 1993 to 1998 and has over 20 years of oilfield experience.

         RODERICK D. MAXWELL - DIRECTOR. Mr. Maxwell has been a director since January 2007. Since January 1997, he has been a Managing Director of StoneBridge Merchant Capital Corp., a private equity investment firm, located in Calgary, Alberta, that invests in both growing private companies and private or public companies interested in pursuing a corporate restructuring. Mr. Maxwell is actively involved in a number of the StoneBridge investee companies. Mr. Maxwell is currently the lead Trustee of Cathedral Energy Services Income Trust, a director of Cathedral Energy Services Ltd. and has served as a member of the board of directors of a number of other private and public companies. Since January 2007, Mr. Maxwell has also been the interim President and CEO of KDC Energy Ltd., an energy, exploration, and development services corporation. Mr. Maxwell holds a Bachelor of Commerce degree from the University of Calgary and is a Chartered Accountant and is a member of both the Alberta and Canadian Institute of Chartered Accountants. In addition Mr. Maxwell is a Chartered Business Valuator and is a member of the Canadian Institute of Chartered Business Valuators.

         GREG L. BELZBERG - DIRECTOR. Mr. Belzberg has been a director since January 2007. Since June 2003, he has worked for Veritas Real Estate Investments, a real estate development and investment company, located in Los Angeles, California. Mr. Belzberg is currently a director and member of the Audit Committee of Arsenal Energy Inc., a resource company listed on the TSX Exchange under the symbol AEI and has served as a member of the board of directors of a number of other private and public companies. Mr. Belzberg is an independent businessman. From August 2001 to June 2003, Mr. Belzberg was the Chief Operating Officer of Richter Furniture Manufacturing (a furniture manufacturing company) based in Vernon, California. He is a graduate from Georgetown University with a B.A. in Business Administration.

         Mr. Vandale may be deemed to be a "promoter" and "control person" of the Company, as that term in defined in the Securities Act of 1933.

CODE OF ETHICS

         We have not yet adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions, since we have been focusing our efforts on obtaining financing for the company. We expect to adopt a code by the end of the current fiscal year.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the remuneration of our chief executive officer and any executive officers that earned in excess of $100,000 per annum during any part of the last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE
                                                                            OPTION            ALL OTHER
                                              SALARY          BONUS      AWARDS (1)<F1>      COMPENSATION         TOTAL
NAME AND PRINCIPAL POSITION        YEAR         ($)            ($)            ($)                 ($)              ($)
---------------------------------------------------------------------------------------------------------------------------
    John Thornton (1)<F1>          2006       $10,000           -          $49,750                 -              $59,750
---------------------------------------------------------------------------------------------------------------------------
    David Stadnyk (2)<F2>          2006      $175,000           -         $625,500                 -             $800,500
                                   2005      $113,583           -          $11,000                 -             $124,583
                                   2004      $108,000           -           $5,000                 -             $113,000
---------------------------------------------------------------------------------------------------------------------------
-----------------

(1)<F1> All options were valued using the Black-Scholes option pricing model using various assumptions as listed in the footnotes to the Outstanding Equity Awards At 2006 Fiscal Year-End Table.
(2)<F2>  Mr. Thornton became the interim President effective April 8, 2006.
(3)<F3> Mr. Stadnyk was the President from August 31, 2002 to April 7, 2006. Salary for 2004 consists of compensation from the Company and Energy for the entire fiscal year ended May 31, 2004.

         As of the end of the last completed fiscal year, we had a management services agreement with David Stadnyk. The agreement was for a term of five years, ending April 30, 2010. We agreed to pay Mr. Stadnyk $175,000 per annum for his services. We also had a change of control agreement that provided Mr. Stadnyk the greater of (i) the remaining base compensation due to him for the remaining term of the management services agreement or (ii) $175,000 in the event of a change of control. Under the agreement, change of control was defined as:
            o   the acquisition of 20% or more of the voting power;
            o a consolidation or merger with or into any person whereby our outstanding shares are changed in any way (other than a transaction which has been approved our board of directors);
            o   a change in a majority of our board of directors; or
            o the resignation or removal of a majority of our board of directors other than a transaction or series of transactions which involves a sale of our securities or assets with which Mr. Stadnyk is involved as a purchaser in any manner.

         During the quarter ended February 28, 2007, we completed the Damascus and Holdco acquisitions, which effected a change of control. Prior to the acquisition of Damascus and Holdco, Winston Cabell resigned as a director. Upon the closing of the Damascus acquisition, John P. Thornton resigned as a director and appointed Michael S. Vandale, to serve as a our sole director. Pursuant to the acquisition of Holdco, Michael S. Vandale appointed Rod Maxwell, Mark L. Bentsen, and Greg Belzberg to the Board of Directors. As a result of the change of control, we paid $525,298 in severance and management fees to former directors and officers of the Company as follows:

               NAME                  SEVERANCE       MANAGEMENT FEES
               -----------------------------------------------------
               David Stadnyk          $175,000               $49,220
               John Thornton           $75,000               $45,000
               George Tsafalas         $75,000                     -
               David Clark             $30,000                     -
               Winston Cabell          $60,000               $16,078

         Also, in connection with the Damascus and Holdco acquisitions, Michael Vandale received payment of $244,840, and we assumed a $1,000,000 debt owed to Mr. Vandale's company when we acquired Holdco. Mr. Vandale also received $114,428 as finder's fees pursuant to our private placement offering of 3,240,000 shares of common stock completed in December 2006.

         We do not have employment agreements with any of our current executive officers.

         We have formed a Compensation Committee comprised of members of the Board of Directors. The current members of the Compensation Committee are Mark
L. Bentsen and Greg L. Belzberg. The Compensation Committee has not yet adopted a formal compensation policy. We expect the adoption of a formal compensation policy to occur within the next six months.

         The following table sets forth information concerning unexercised options and equity incentive plan awards on a grant by grant basis for our chief executive officer and any executive officers that earned in excess of $100,000 per annum as of the end of the last completed fiscal year:

             OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END TABLE
--------------------------------------------------------------------------------------------------------------------------------
                                                             OPTION AWARDS
--------------------------------------------------------------------------------------------------------------------------------
                           NUMBER OF               NUMBER OF          EQUITY INCENTIVE
                          SECURITIES              SECURITIES            PLAN AWARDS:
                          UNDERLYING              UNDERLYING        NUMBER OF SECURITIES           OPTION
                          UNEXERCISED             UNEXERCISED      UNDERLYING UNEXERCISED         EXERCISE           OPTION
                            OPTIONS                 OPTIONS           UNEARNED OPTIONS              PRICE          EXPIRATION
    NAME                (#) EXERCISABLE        (#) UNEXERCISABLE             (#)                     ($)              DATE
--------------------------------------------------------------------------------------------------------------------------------
John P. Thornton           37,500 (1)<F1>              -                      -                     $0.80           2/13/2007
                          100,000 (1)<F1>              -                      -                     $1.54           5/15/2008
--------------------------------------------------------------------------------------------------------------------------------
David Stadnyk             250,000 (1)<F1>              -                      -                     $0.56           9/02/2010
                           50,000 (1)<F1>              -                      -                     $1.54           5/15/2008
                           40,000 (2)<F2>              -                      -                     $0.70          10/29/2009
                           15,000 (2)<F2>              -                      -                     $0.70           4/19/2010
                           20,000 (3)<F3>              -                      -                     $0.65          10/02/2006
                           25,000 (3)<F3>              -                      -                     $1.00          11/24/2006
--------------------------------------------------------------------------------------------------------------------------------
---------------------

(1)<F1> These options were valued using the following assumptions: expected option life: 1.31 years; risk-free interest rate: 4.1%; annual rate of quarterly dividends: 0.00%; and volatility: 147%.
(2)<F2> These options were valued using the following assumptions: expected option life: 0.73 years; risk-free interest rate: 2.4%; annual rate of quarterly dividends: 0.00%; and volatility: 216%.
(3)<F3> These options were valued using the following assumptions: expected option life: 1.75 years; risk-free interest rate: 1.85%; annual rate of quarterly dividends: 0.00%; and volatility: 264%.

         During the nine months ended February 28, 2007, we repriced 485,000 stock options from an exercise price $1.54 per share to $0.90 per share. We recognized $121,250 of compensation expense in relation to the fair value of the repriced options. Mr. Thornton's 100,000 options and Mr. Stadnyk's 50,000 options exercisable at $1.54 per share were repriced to $0.90 per share resulting in $25,000 and $12,500 of compensation expense attributed to Mr. Thornton and Mr. Stadnyk, respectively. These options were valued using the following assumptions: expected option life: 0.75 years; risk-free interest rate: 4.93%; annual rate of quarterly dividends: 0.00%; and volatility: 117%.

         Also, on December 15, 2006, we granted 2,850,000 options exercisable at $1.20 per share to various individuals including our new officers and directors. The options are exercisable for 5 years and vest 6 months after the date of grant. We are recording compensation expense for the fair value of the options granted in the amount of $3,676,500 ratably over the 6-month vesting period. The following table sets forth the options granted to our officers and directors on December 15, 2006:

                                          NUMBER OF      FAIR VALUE OF
                NAME                       OPTIONS         OPTIONS (1)
          -------------------------------------------------------------
          Michael S. Vandale              1,250,000        $1,462,500
          Terry Buchanan                    350,000          $409,500
          Jason Dagenais                    250,000          $292,500

                                          NUMBER OF      FAIR VALUE OF
                NAME                       OPTIONS         OPTIONS (1)
          -------------------------------------------------------------
          Rod Maxwell                       250,000          $292,500
          Mark Bentsen                      250,000          $292,500
          Don Edwards                       200,000          $234,000
          ----------------------
          (1) These options were valued using the Black-Scholes option pricing model with the following assumptions: expected option life: 5 years; risk-free interest rate: 4.51%; annual rate of quarterly dividends: 0.00%; and volatility:
                154%.

         The following table sets forth information regarding the remuneration of our directors, other than those already mentioned in the Summary Compensation Table, during the last completed fiscal year:

                           DIRECTOR COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------------
                          FEES                                                  NONQUALIFIED
                         EARNED                                 NON-EQUITY        DEFERRED
                         OR PAID      STOCK      OPTION          INCENTIVE      COMPENSATION       ALL OTHER
                         IN CASH     AWARDS      AWARDS        COMPENSATION       EARNINGS        COMPENSATION        TOTAL
     NAME                  ($)         ($)        ($)               ($)              ($)               ($)             ($)
--------------------------------------------------------------------------------------------------------------------------------
Winston Cabell           $10,574        -       $117,000             -                -                 -            $127,574
--------------------------------------------------------------------------------------------------------------------------------

         The option awards granted to Winston Cabell during the fiscal year ending May 31, 2006 consist of an award of 50,000 stock options with an exercise price of $1.40 per share and a grant date fair value of $68,500 during September 2005 and an award of 50,000 warrants to purchase common stock at $1.10 per share and a grant date fair value of $48,500. These options and warrants were valued using the Black-Scholes option pricing model with the following assumptions: expected option/warrant life: 5 years; risk-free interest rate: 4.61%; annual rate of quarterly dividends: 0.00%; and volatility: 154%.

         During the nine months ended February 28, 2007, we granted Winston Cabell an option to purchase 50,000 shares of our common stock for $0.90 per share exercisable until July 1, 2008. The fair value of the option grant was $27,000. Also, as disclosed above, Mr. Cabell received $76,078 as severance and management fees in relation to the Damascus and Holdco acquisitions. These options were valued using the Black-Scholes option pricing model with the following assumptions: expected option life: 2 years; risk-free interest rate:
4.45%; annual rate of quarterly dividends: 0.00%; and volatility: 138%.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 2, 2007, we do not have a sufficient number of authorized shares of Common Stock to permit the exercise or conversion of outstanding Exchangeable Shares, Flow-Through Special Warrants, Non-Flow-Through Special Warrants and Bonus Warrants. We are in the process of amending our Articles of Incorporation to increase the number of our authorized but unissued shares. We expect the increase to be implemented by the end of May 2007. Accordingly, we are reflecting beneficial ownership of our Common Stock assuming the increase in our authorized shares.

         The following table provides certain information as to the officers and directors, individually and as a group, and the holders of more than 5% of the Common Stock after giving effect to the issuances of Common Stock upon conversion or exercise of the Exchangeable Shares, Flow-Through Special Warrants, Non-Flow-Through Special Warrants and Bonus Warrants.

                                                            SHARES BENEFICIALLY OWNED                 PERCENT BENEFICIALLY OWNED
                                                                AFTER AMENDMENT TO                       AFTER AMENDMENT TO
    NAME AND ADDRESS OF OWNER                               ARTICLES OF INCORPORATION                 ARTICLES OF INCORPORATION
---------------------------------------------------------------------------------------------------------------------------------
Bounty Developments Ltd.                                         4,778,989 (2)<F2>                              11.0%
1250, 340-12th Avenue SW
Calgary, Alberta, Canada  T2R 1L5

Investors Group Trust Co.                                        3,825,000 (3)<F3>                               8.8%
447 Portage Avenue
Winnipeg, Manitoba, Canada  R3C 3B6

Citadel Equity Fund Ltd                                          3,400,680 (4)<F4>                               7.9%
131 S. Dearborn Street
Chicago Illinois,  60603

Michael S. Vandale                                               3,675,000 (5)<F5>                               8.3%
Suite 300, 441 - 5th Avenue S.W.
Calgary, Alberta, Canada  T2P 2V1

Mark L. Bentsen                                                  1,030,300 (6)<F6>                               2.4%
Suite 300, 441 - 5th Avenue S.W.
Calgary, Alberta, Canada  T2P 2V1

Roderick D. Maxwell                                                625,000 (7)<F7>                               1.4%
Suite 300, 441 - 5th Avenue S.W.
Calgary, Alberta, Canada  T2P 2V1

Terry Buchanan                                                     520,000 (8)<F8>                               1.2%
Suite 300, 441 - 5th Avenue S.W.
Calgary, Alberta, Canada  T2P 2V1

Donald B. Edwards                                                  370,000 (9)<F9>                               0.9%
Suite 300, 441 - 5th Avenue S.W.
Calgary, Alberta, Canada  T2P 2V1

Jason G. Dagenais                                                  306,200 (10)<F10>                             0.7%
Suite 300, 441 - 5th Avenue S.W.
Calgary, Alberta, Canada  T2P 2V1

Greg Belzberg                                                      300,000 (11)<F11>                             0.7%
Suite 300, 441 - 5th Avenue S.W.
Calgary, Alberta, Canada  T2P 2V1

Officers and directors as a group (7 persons)                    6,826,500 (12)<F12>                            15.6%
------------

(1)<F1> Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise or conversion of other securities within 60 days from May 2, 2007, these additional shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 43,288,053 shares of Common Stock that may be outstanding after conversion or exercise, without further consideration, of our other outstanding securities and after giving effect to the increase in our authorized capital. This amount includes 166,040 shares of Common Stock issuable upon exercise of the Bonus Warrants as of May 2, 2007.
(2)<F2>   Includes 4,341,489 Exchangeable Shares.
(3)<F3> Includes 3,750,000 Non-Flow-Through Special Warrants and 75,000 shares issuable upon exercise of


                                       30


          3,750,000 Bonus Warrants held by Investors Group Corporate Class Inc. For Investor Mergers & Acquisitions Class and Investors Group Trust Co. Ltd As Trustee For Investors Mergers & Acquisitions Fund.
(4)<F4> Includes 3,334,000 Non-Flow-Through Special Warrants and 66,680 shares issuable upon exercise of 3,333,400 Bonus Warrants.
(5)<F5> Includes 2,325,000 Exchangeable Shares and an option to purchase 1,250,000 common shares for $1.20 per share.
(6)<F6> Includes 250,000 Exchangeable Shares, 100,000 Flow-Through Special Warrants, 230,300 common shares and 100,000 Flow-Through Special Warrants owned by Teresa Bentsen, and an option to purchase 250,000 common shares for $1.20 per share.
(7)<F7> Includes 250,000 Exchangeable Shares, 50,000 Flow-Through Special Warrants owned by 707106 Alberta Ltd., and an option to purchase 250,000 common shares for $1.20 per share.
(8)<F8> Includes 70,000 Flow-Through Special Warrants and an option to purchase 350,000 common shares for $1.20 per share.
(9)<F9> Includes 150,000 Exchangeable Shares and an option to purchase 200,000 common shares for $1.20 per share.
(10)<F10> Includes 18,200 Flow-Through Special Warrants and an option to purchase 250,000 common shares for $1.20 per share.
(11)<F11> Includes 200,000 shares owned by Bel Cal Holdings Ltd.
(12)<F12> Includes 2,975,000 Exchangeable Shares, 338,200 Flow-Through Special Warrants and options to purchase 2,550,000 common shares for $1.20 per share.

CHANGES IN CONTROL

         As a result of the acquisition of Damascus Energy Inc. ("Damascus") and 1289307 Alberta Ltd. ("Holdco"), the stockholders of Damascus and Holdco acquired voting control as to 31.2% of the then outstanding voting stock through the issuance of the Class A and Class B Preferred Voting Stock.

         Prior to the acquisition of Damascus and Holdco, Winston Cabell resigned as a director of the Company. Upon the closing of the Damascus acquisition, John P. Thornton resigned as a director and appointed Michael S. Vandale, to serve as a director of the Company. Pursuant to the acquisition of Holdco, Michael S. Vandale appointed Rod Maxwell, Mark L. Bentsen, and Greg Belzberg to the Board of Directors.

         Except as disclosed above with respect to the appointment of officers and directors, there are no arrangements or understandings among members of the former officers and directors and their associates and the new officers and directors and their associates with respect any matter.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of the end of the most recently completed fiscal year, May 31, 2006:

------------------------------------------------------------------------------------------------------------------------------------
                                           Number of securities to be          Weighted average exercise
                                            issued upon exercise of               price of outstanding       Number of securities
                                              outstanding options,                 options, warrants        remaining available for
Plan category                                 warrants and rights                      and rights               future issuance
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved                    -0-                                  --                         -0-
by security holders
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not                      2,272,500                             $0.75                     1,015,000
approved by security holders
------------------------------------------------------------------------------------------------------------------------------------
Total                                              2,272,500                             $0.75                     1,015,000
------------------------------------------------------------------------------------------------------------------------------------

         2004 STOCK OPTION PLAN. On October 29, 2004, our Board of Directors adopted a 2004 Stock Option Plan under which incentive stock options and non-qualified stock options to purchase a total of 3,000,000 shares may be granted to employees, and non-employees, such as directors and officers.

         The board of directors administers the Stock Option Plan. Options may be granted for up to 10 years at not less than the fair market value at the time of grant, except that the term may not exceed five years and the price must be 110% of fair market value for any person who at the time of grant owns more than 10% of the total voting power of the Company. Unless otherwise specified in an optionee's agreement, options granted under the Plan shall vest in full immediately. The Plan will remain in effect until the board of directors terminates it, except that no incentive stock option, as defined in Section 422 of the Internal Revenue Code, may be granted after October 29, 2014.

         Options may be exercised by payment of the option price (i) in cash,
(ii) by tender of shares of Company common stock which have a fair market value equal to the option price, or (iii) by such other consideration as the board of directors may approve at the time the option is granted.

         2005 STOCK OPTION PLAN. On August 22, 2005, our Board of Directors adopted a 2005 Stock Option Plan under which incentive stock options and non-qualified stock options to purchase a total of 2,250,000 shares may be granted to employees, and non-employees, such as directors and officers.

         The board of directors administers the Stock Option Plan. Options may be granted for up to 10 years at not less than the fair market value at the time of grant, except that the term may not exceed five years and the price must be 110% of fair market value for any person who at the time of grant owns more than 10% of the total voting power of the Company. Unless otherwise specified in an optionee's agreement, options granted under the Plan shall vest in full immediately. The Plan will remain in effect until the board of directors terminates it, except that no incentive stock option, as defined in Section 422 of the Internal Revenue Code, may be granted after August 22, 2015.

         Options may be exercised by payment of the option price (i) in cash,
(ii) by tender of shares of Company common stock which have a fair market value equal to the option price, or (iii) by such other consideration as the board of directors may approve at the time the option is granted.

         2006 STOCK OPTION PLAN. On May 15, 2006, our Board of Directors adopted a 2006 Stock Option Plan under which incentive stock options and non-qualified stock options to purchase a total of 1,500,000 shares may be granted to employees, and non-employees, such as directors and officers.

         The board of directors administers the Stock Option Plan. Options may be granted for up to 10 years at not less than the fair market value at the time of grant, except that the term may not exceed five years and the price must be 110% of fair market value for any person who at the time of grant owns more than 10% of the total voting power of the Company. Unless otherwise specified in an optionee's agreement, options granted under the Plan shall vest in full immediately. The Plan will remain in effect until the board of directors terminates it, except that no incentive stock option, as defined in Section 422 of the Internal Revenue Code, may be granted after May 15, 2016.

         Options may be exercised by payment of the option price (i) in cash,
(ii) by tender of shares of Company common stock which have a fair market value equal to the option price, or (iii) by such other consideration as the board of directors may approve at the time the option is granted.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MICHAEL VANDALE

         At the time of the acquisition of Damascus, Michael Vandale, the president and director of Damascus, was a director of Energy. In connection with the acquisition transaction, Mr. Vandale received $244,840.

         In connection with our private placement of 3,240,000 flow-through common stock completed in January 2007, we paid finder's fees equal to 7% of the amount raised. Michael Vandale received $114,428 in this regard.

         Pursuant to the acquisition of Holdco, we assumed a promissory note in the amount of $1,000,000 issued by Holdco on December 21, 2006 to 1286664 Alberta Ltd., a private Alberta corporation wholly owned by our President and CEO, Michael S. Vandale. Holdco issued the promissory note to 1286664 Alberta Ltd. to acquire its rights, title and interest in the Firebag Oil Sands Project farmout agreement.

DAVID STADNYK

         David Stadnyk and/or companies under his control have advanced sums to us from time to time for working capital needs. Mr. Stadnyk was formerly one of our officers and directors. Interest did not accrue and there was no date established for repayment. At May 31, 2006 and 2005, $86,878 and $342,813, respectively, were owed to directly or indirectly to Mr. Stadnyk. We paid Mr. Stadnyk in equal installments of $10,594 per month during the fiscal year ending May 31, 2006. The balance due at May 31, 2006 was paid in three installments of $15,794, $21,864 and $49,220. The last installment was paid as part of the closing conditions of the Damascus acquisition.

         As a condition to closing the acquisition of Damascus, we were required to terminate our management agreement with David Stadnyk. We paid $175,000 to Mr. Stadnyk as a result of such termination. We also paid Mr. Stadnyk $49,220 of management fees due and owing at the time of such termination.

FAIRCHILD INTERNATIONAL INC.

         On April 4, 2002, Energy loaned $70,000 to Fairchild International Inc. ("Fairchild") under a convertible promissory note that bore interest at 8% per annum and was convertible into common shares of Fairchild. As consideration for the loan Fairchild assigned to Energy a 20% working interest in Fairchild's oil and gas interests in Tehama County, California. The note also provided that Energy be granted a right of first refusal to participate as to 50% of Fairchild's interest in respect of any oil and gas exploration or production opportunities Fairchild may participate in the future. On July 16, 2002, Energy elected to convert the loan into 1,750,000 common shares of Fairchild.

         During the year ended May 31, 2004, we sold 776,550 common shares of Fairchild for proceeds of $30,488. We also purchased an additional 91,000 common shares of Fairchild at a cost of $3,772. During the year ended May 31, 2005, all of the remaining common shares of Fairchild were sold for proceeds of $14,059.

         As of April 15, 2005, we entered an assumption and cancellation of debt agreement with Fairchild whereby $11,445 (CAD$14,213.57) owed by Fairchild to Energy was offset against $12,906 (CAD$16,028.07) owed by us to Fairchild. Fairchild agreed to cancel the remaining debt of $1,461 (CAD$1,814.50) and relinquish its interests in the Kerrobert oil field and the Manahuilla Creek oil field in consideration for the assumption by us of certain debts owed by Fairchild to the following:

             o    Grand Slam Radio, Inc. in the amount of $4,903 (CAD$6,089.29);
             o    David Stadnyk, in the amount of $11,528 (CAD$14,316.62);
             o    George Tsafalas in the amount of $2,812 (CAD$3,491.88); and
             o    Byron Cox in the amount of $469 (CAD$582.89).

FUTURE TRANSACTIONS

         All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 25,000,000 shares of common stock, $0.001 par value per share. As of May 2, 2007, there were 20,239,774 shares of common stock outstanding, which were held of record by 426 stockholders. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription of conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

         As we have commitments to issue shares of our common stock in excess of our available authorized but unissued shares, we will be increasing the number of authorized shares of common stock to 300,000,000. This increase has been approved by our board of directors and stockholders and is expected to be implemented in May 2007.

PREFERRED STOCK

         We are authorized to issue up to 1,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors has the power to fix and determine the designations, rights, preferences, or other variations of each class or series within each class of capital stock of the Company.

         Currently, we have designated one share of Class A Preferred Voting Stock, of which one share is issued and outstanding. The Class A Preferred Voting Stock has no dividend, or liquidation preferences over common stock holders. This Class A Preferred Voting Share entitles 1286664 Alberta Ltd., as the trustee under the Exchange and Voting Trust Agreement and registered holder thereof, to attend and vote at all meetings of holders of shares of our common stock on behalf of the former shareholders of Damascus. The maximum number of votes attached to this Class A Preferred Voting Share is that number of shares of Patch common stock into which the Exchangeable Shares issued in conjunction with the Class A Preferred Voting Share and at that time outstanding are then exchangeable, which is 9,426,489 as of the date of this prospectus. The Class A Preferred Voting Share may be voted by proxy on all matters that may properly come before a meeting of our common shareholders. Prior to delivering a Class A Preferred Voting Share proxy, the trustee of the Class A Preferred Voting Share shall be obligated to determine the manner in which the holders of the then outstanding Exchangeable Shares issued in conjunction with the Class A Preferred Voting Share would vote on each matter put before the meeting of common shareholders. The holder of the Class A Preferred Voting Share is then obligated to complete the Class A Preferred Voting Share proxy and record as votes in favor of the matter that number of votes equal to the number of common shares into which the Exchangeable Shares which voted in favor of the matter are then exchangeable and record as votes against the matter that number of votes equal to the number of the common shares into which the Exchangeable Shares which voted against the matter are then exchangeable.

         We have also designated 10,000 shares of Class B Preferred Voting Stock, of which one share is issued and outstanding. The Class B Preferred Voting Stock has no dividend, or liquidation preferences over common stock holders. This Class B Preferred Voting Share entitles 1286664 Alberta Ltd., as the trustee under the Exchange and Voting Trust Agreement and registered holder thereof, to attend and vote at all meetings of holders of shares of our common stock on behalf of the shareholders of 1289307 Alberta Ltd., referred to elsewhere in this prospectus as "Holdco." The maximum number of votes attached to this Class B Preferred Voting Share is that number of shares of Patch common stock into which the Exchangeable Shares issued in conjunction with the Class B Preferred Voting Share and at that time outstanding are then exchangeable, which is 500,000 as of the date of this prospectus. Except for the number of votes, the Class B Preferred Voting Stock is identical to the Class A Preferred Voting Stock.

WARRANTS

         In February 2007, we sold 4,653,750 "Flow-Through Special Warrants" and 8,302,000 "Non-Flow-Through Special Warrants." Each Flow-Through Special Warrant entitles the holder to acquire, for no additional consideration, one share of our common stock. Each Non-Flow-Through Special Warrant entitles the holder to acquire, for no additional consideration, one Unit. Each Unit consists of one share of our common stock and one common share Bonus Warrant (the "Bonus Warrants"). Each Bonus Warrant entitles the holder to receive, without additional consideration, up to 0.10 shares of our common stock, if we do not complete certain filings on or before April 28, 2007 and we do not: (i) become a "reporting issuer" in any province or territory of Canada; (ii) have a registration statement declared effective in the United States; and (iii) have our common stock listed on the TSX Venture Exchange or Toronto Stock Exchange on or before September 25, 2007.

         We were not able to file this registration statement before April 28, 2007. Therefore, one of the conditions precedent to the exercise of Bonus Warrants has been satisfied. Under the terms of the Bonus Warrants, filing this registration statement after April 28, 2007 has triggered the ability of the Bonus Warrants to be exercised without additional consideration into 166,040 shares of our common stock. If we do not complete other filings according to the timelines established by the terms of the Bonus Warrants, we will trigger the ability to exercise the Bonus Warrants in increasing increments, up to a maximum of 0.10 shares of common stock per Bonus Warrant.

         The Flow-Through Special Warrants, Non-Flow-Through Special Warrants and Bonus Warrants will be exercised, without consideration, into 12,955,750 shares of our common stock upon the effective date of the increase in the number of authorized shares of our common stock.

         In this prospectus, we are registering for resale the 4,653,750 shares of our common stock underlying the Flow-Through Special Warrants, the 8,302,000 shares of our common stock underlying the Non-Flow-Through Special Warrants, and the 830,200 shares of our common stock underlying the Bonus Warrants.

         Also in February 2007, we issued non-transferable warrants to purchase up to 762,645 shares of our common stock to our sales agents that participated in the sale of the Flow-Through Special Warrants and the Non-Flow-Through Special Warrants (the "Agents' Warrants"). The Agents' Warrants are exercisable at $1.50 per share on the later of: (i) February 27, 2008; and (ii) six months from the date the securities issued under the private placement are free from trading restrictions in the United States and Canada but no later than February 27, 2009 (the "Warrants"). We are registering for resale the 762,645 shares of our common stock underlying the Agents' Warrants in this prospectus.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is American Registrar & Transfer Co. Its address is 342 East 900 South, Salt Lake City, Utah 84111, its telephone number is (801) 363-9065, and its facsimile number is (801) 363-9066.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the selling stockholders of shares of our common stock. However, we will receive the sale price of any common stock we sell to the holders upon exercise of the Agents' Warrants. We expect to use the proceeds received from the exercise of the Agents' Warrants, if any, for general working capital purposes.


                         DETERMINATION OF OFFERING PRICE

         The resale of the shares of our common stock and the shares issuable upon exercise of the Bonus Warrants, Agents' Warrants is being registered. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale on the OTC Bulletin Board, at varying prices determined at the time of sale, or at negotiated prices.

                              SELLING STOCKHOLDERS

         This prospectus relates to the resale of 27,715,084 shares of common stock held by holders of our common stock, Flow-Through Special Warrants, Non-Flow-Through Special Warrants, Bonus Warrants, Agents' Warrants, and Exchangeable Shares. We are registering the shares in order to permit the selling stockholders to offer the shares of common stock for resale from time to time. The selling stockholders have not had any material relationship with us within the past three years, except as noted in the table below.

         The tables below list the selling stockholders and other information regarding the beneficial ownership of the common stock by the selling stockholders. In each table, the second column lists the number of shares of common stock held. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The tables are separated by the type of security.

FLOW-THROUGH SPECIAL WARRANTS:
------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
707106 Alberta Ltd. (3)<F3>                                               50,000             50,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Accretive Limited Partnership-I                                          150,000            150,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Albert Gale Agencies Ltd.                                                 45,000             45,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Arvanitis                                 George                          15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Bain                                      Arthur                          26,000             26,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Balbi                                     Lonny                           30,300             30,300            -               *
------------------------------------------------------------------------------------------------------------------------------------
Barker                                    Peter                           10,000             10,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Bentsen (4)<F4>                           Mark                         1,030,300            100,000         480,300           1.11%
------------------------------------------------------------------------------------------------------------------------------------
Bentsen (5)<F5>                           Teresa                         330,300            100,000         230,300            *
------------------------------------------------------------------------------------------------------------------------------------
Brass                                     Howard                          15,150             15,150            -               *
------------------------------------------------------------------------------------------------------------------------------------
Buchanan (6)<F6>                          Terry R.                       520,000             70,000         350,000           1.04%
------------------------------------------------------------------------------------------------------------------------------------
Burian                                    Martin                          16,000             16,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Canada Dominion Resources 2007                                           744,600            744,600            -               *
Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
Cavanagh                                  Kathleen                        30,000             30,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Cavanagh                                  Thomas                          30,000             30,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Cawkwell                                  Richard                         15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Clarke                                    Jeffrey                         16,000             16,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
CMP 2007 Resources Limited                                               455,400            455,400            -               *
Partnership
------------------------------------------------------------------------------------------------------------------------------------
Dagenais (7)<F7>                          Jason                           56,200             18,200         288,000            *
------------------------------------------------------------------------------------------------------------------------------------
Dale                                      James                           35,000             35,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Davidson                                  John Scott                      25,000             25,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Degelman                                  Todd                            30,300             30,300            -               *
------------------------------------------------------------------------------------------------------------------------------------
Ergas                                     Alfonso                         16,000             16,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Ferguson                                  Bruce and Delores               15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Front Street F.T. 2007 1 LP                                            1,515,000          1,515,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Gaasenbeek                                Matthew                        100,000            100,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Gale                                      Patricia                        15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Hakimzadeh                                Ali                             15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Heffel                                    Robert                          16,000             16,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Janzen                                    Doug                            30,000             30,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Kilbach                                   Robert                          20,000             20,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Kirkpatrick                               Shawn                           15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------

                                       36

------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Kobelka                                   Dean                            10,000             10,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Lam                                       Kenway                           3,000              3,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Lang                                      Gary                            25,000             25,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Lang                                      Ken                              8,000              8,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Lang Financial Corp.                                                      50,000             50,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Luck                                      David                           25,000             25,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Macfarlane                                Scott                           15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Magus                                     Jeff                            15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Magus                                     Steve                           15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Mah                                       Larry                           10,000             10,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Mansfield                                 Michael                         25,000             25,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Maxwell                                   Ronald M.                       30,000             30,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
McCreath Communications Ltd.                                              30,300             30,300            -               *
------------------------------------------------------------------------------------------------------------------------------------
Mcdermid                                  Hearther                        15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Mereniuk                                  Terry                           16,000             16,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Nicholds                                  David & Merle                   50,000             50,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Paquette                                  Normand                         15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Pettipas                                  William                         15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Reymer                                    Jeff                            15,150             15,150            -               *
------------------------------------------------------------------------------------------------------------------------------------
Robinson                                  James                           15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Saunders                                  Graham                         100,000            100,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Schwartz                                  Jamie                           15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Sedran                                    Ron                             15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Skolaude                                  Peter                           10,000             10,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Sowa                                      Shannon                          5,000              5,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Stuart                                    Tyler                           15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Terra 2006 Energy Flow-Through                                           225,000            225,000            -               *
Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
Thiessen                                  Kevin                           15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Washington                                William                         15,150             15,150            -               *
------------------------------------------------------------------------------------------------------------------------------------
Winokur                                   Steven                          15,000             15,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Wu                                        Bill                            20,000             20,000            -               *
------------------------------------------------------------------------------------------------------------------------------------
Znak                                      Brad                            15,200             15,200            -               *
------------------------------------------------------------------------------------------------------------------------------------
Total Flow-Through Special Warrants
------------------------------------------------------------------------------------------------------------------------------------
*Less than 1%
-----------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(2)<F2> Includes shares underlying Flow-Through Special Warrants and/or vested stock options.
(3)<F3> Rod Maxwell has voting and dispositive power over the securities held by 707106 Alberta Ltd.
(4)<F4> Mr. Bentsen is one of our directors. As disclosed further in other selling stockholder tables, Mr. Bentsen also has voting and dispositive power over 100,000 of our common shares, 250,000 Exchangeable Shares, 230,300 common shares and 100,000 Flow-Through Special Warrants owned by Teresa Bentsen, and an option to purchase 250,000 common shares for $1.20 per share.
(5)<F5> Includes 100,000 common shares pursuant to Flow-Through Special Warrants being registered for resale pursuant to this prospectus and 230,300 common shares.
(6)<F6> Mr. Buchanan is our Vice President of Exploration, Geoscience and Reservoir. His holdings include 100,000 of our common shares and an option to purchase 350,000 shares of common stock for $1.20 per


                                       37

         share.
(7)<F7> Mr. Dagenais is our Vice President of Operations. His holdings include 38,000 of our common shares and an option to purchase 250,000 shares of common stock for $1.20 per share.


NON-FLOW-THROUGH SPECIAL WARRANTS AND BONUS WARRANTS:
------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Brant Investments                                                        733,700            733,700           -               *
------------------------------------------------------------------------------------------------------------------------------------
Carlson                                   Ward                            16,500             16,500           -               *
------------------------------------------------------------------------------------------------------------------------------------
Citadel Equity Fund Ltd.                                               3,667,400          3,667,400           -               *
------------------------------------------------------------------------------------------------------------------------------------
Dale                                      James                           38,500             38,500           -               *
------------------------------------------------------------------------------------------------------------------------------------
Fisher                                    Kalman                         110,000            110,000           -               *
------------------------------------------------------------------------------------------------------------------------------------
George                                    Trevor                          91,300             91,300           -               *
------------------------------------------------------------------------------------------------------------------------------------
Investor Company, 5J5047C                                                147,400            147,400           -               *
------------------------------------------------------------------------------------------------------------------------------------
Investors Group Corporate Class Inc                                      495,000            495,000           -               *
For Investor Mergers & Acquisitions
Class
------------------------------------------------------------------------------------------------------------------------------------
Investors Group Trust Co. Ltd As                                       3,630,000          3,630,000           -               *
Trustee For Investors Mergers &
Acquisitions Fund
------------------------------------------------------------------------------------------------------------------------------------
Meharchand                                Nirvaan                        110,000            110,000           -               *
------------------------------------------------------------------------------------------------------------------------------------
Moore                                     Kirk D.                         18,700             18,700           -               *
------------------------------------------------------------------------------------------------------------------------------------
Skidmore                                  Kerry                           22,000             22,000           -               *
------------------------------------------------------------------------------------------------------------------------------------
Sub-Arc Systems                                                           33,000             33,000           -               *
------------------------------------------------------------------------------------------------------------------------------------
The Pearson Group                                                         18,700             18,700           -               *
------------------------------------------------------------------------------------------------------------------------------------
Total Non-Flow-Through Special                                                            9,132,200
Warrants And Bonus Warrants
------------------------------------------------------------------------------------------------------------------------------------
*Less than 1%
------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(2)<F2> Includes shares underlying Non-Flow-Through Special Warrants and Bonus Warrants and/or vested stock options.

EXCHANGEABLE SHARES:
------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
1284810 Alberta Ltd. (3)<F3>                                           1,000,000          1,000,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Accretive Flow-Through (2005) Limited                                    300,000            300,000             -              *
Partnership
------------------------------------------------------------------------------------------------------------------------------------
Accretive Limited Partnership                                            300,000            300,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Armitage                                  Vern                            25,000             25,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Bentsen (4)<F4>                           Mark L.                      1,030,300            250,000          480,300         1.11%
------------------------------------------------------------------------------------------------------------------------------------
Bounty Developments Ltd. (5)<F5>                                       4,778,989          4,341,489          437,500         1.01%
------------------------------------------------------------------------------------------------------------------------------------
C.M. Ryer Professional Corporation                                        50,000             50,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
D. Alan Ross Professional Corp.                                           20,000             20,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Edwards (6)<F6>                           Donald B.                      370,000            150,000          200,000           *
------------------------------------------------------------------------------------------------------------------------------------
Ehrmantraut                               Dean L.                         25,000             25,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Fleury                                    Theoren                         75,000             75,000             -              *
------------------------------------------------------------------------------------------------------------------------------------

                                       38

------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Hobday                                    Kenneth A.                      20,000             20,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Holmes                                    Ronald H.                       50,000             50,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Inwentash                                 Sheldon                        150,000            150,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Maxwell (7)<F7>                           Roderick D.                    625,000            250,000          250,000           *
------------------------------------------------------------------------------------------------------------------------------------
Mccleary                                  Trent                           20,000             20,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Moynihan                                  Paul                            50,000             50,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Nagy                                      Troy                            25,000             25,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
PowerOne Capital Corp.                                                   150,000            150,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Rochon                                    Ron                            100,000            100,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Serhan                                    Aaron                           50,000             50,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Stewart                                   Curtis R.                      200,000            200,000             -              *
------------------------------------------------------------------------------------------------------------------------------------
Vandale (8)<F8>                           Michael S.                   2,425,000          2,325,000        1,350,000         3.13%
------------------------------------------------------------------------------------------------------------------------------------
Total Exchangeable Shares                                                                 9,926,489
------------------------------------------------------------------------------------------------------------------------------------
*Less than 1%
------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(2)<F2> Includes shares underlying Exchangeable Shares and/or vested stock options. (3) David Lane has voting and dispositive power over the securities held by 1284810 Alberta Ltd.
(4)<F4> Mr. Bentsen is our director. As disclosed elsewhere, Mr. Bentsen also has voting and dispositive power over 100,000 shares of our common stock, 100,000 Flow-Through Special Warrants, 230,300 common shares and 100,000 Flow-Through Special Warrants owned by Teresa Bentsen, and an option to purchase 250,000 common shares for $1.20 per share.
(5)<F5> William H. Clark has voting and dispositive power over the securities held by Bounty Developments Ltd.
(6)<F6> Mr. Edwards is our Corporate Secretary. Mr. Edwards also has 20,000 shares of our common stock and an option to purchase 200,000 common shares for $1.20 per share.
(7)<F7> Mr. Maxwell is our director. As disclosed elsewhere, Mr. Maxwell also has voting and dispositive power over 75,000 of our common shares, 50,000 Flow-Through Special Warrants owned by 707106 Alberta Ltd., and an option to purchase 250,000 common shares for $1.20 per share.
(8)<F8> Mr. Vandale is our President, CEO and a director. As disclosed elsewhere, Mr. Vandale has voting and dispositive power over 100,000 of our common shares and an option to purchase 1,250,000 common shares for $1.20 per share

AGENTS WARRANTS:
------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Canaccord Capital Corporation                                            571,984            571,984             -              *
------------------------------------------------------------------------------------------------------------------------------------
Wellington West Capital Markets Inc.                                     190,661            190,661             -              *
------------------------------------------------------------------------------------------------------------------------------------
Total Agents' Warrants                                                                      762,645
------------------------------------------------------------------------------------------------------------------------------------
*Less than 1%
------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(2)<F2>  Includes shares underlying Agents Warrants and/or vested stock options.

COMMON STOCK:
------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Aggan                                     Wael                           200,000            200,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Bain                                      Arthur                          25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Bartos                                    David                           75,000             75,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Bel Cal Holdings Ltd. (3)<F3>                                            200,000            200,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Belzberg (4)<F4>                          Greg                           300,000            100,000            -                -
------------------------------------------------------------------------------------------------------------------------------------
Bentivoglio                               Filippo                         25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Bentsen (5)<F5>                           Mark L.                      1,030,300            100,000         480,300           1.11%
------------------------------------------------------------------------------------------------------------------------------------
Brodeur                                   Steven Bradley                  20,000             20,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Buchanan (6)<F6>                          Terry R.                       520,000            100,000         350,000             *
------------------------------------------------------------------------------------------------------------------------------------
Burns                                     Daniel                         100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Campbell                                  Delton A.                       75,000             75,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Canadian Small Cap Resource Fund                                         100,000            100,000            -                *
2006 No. 1 Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
Canadian Small Cap Resource Fund                                         100,000            100,000            -                *
2006 No. 2 Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
Cavanagh                                  Kathleen                        25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Cavanagh                                  Thomas                          50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Cornick                                   Chelsey &/Or Muriel             25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Dabbs                                     Chris                           25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Edwards (7)<F7>                           Donald B.                      370,000             20,000         200,000             *
------------------------------------------------------------------------------------------------------------------------------------
El Gillani                                Tarek                           80,000             80,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Flagship Investments                                                      25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Fong, M.D.                                T. Chen                        100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Gale                                      Alan                            25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Gaskin                                    Winston                        100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Genereux                                  James                           25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Gigliotti                                 Jason                          50,000              50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Hanisch                                   Dean                            25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Harrington                                Matt                            25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Heidinger                                 Garry                           50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Horbachewski                              Neil And Leann                  25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Hunt                                      Christopher                     25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Jacobs                                    Kenneth W.                      50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Johnson                                   Julie                           30,000             30,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Johnson                                   Trevor                          50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Keays Investment Corporation                                              25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Lang                                      Gary                            25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Lang                                      Michael                        100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Macinnis                                  Daniel                          30,000             30,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Mackay                                    R. Neil                         25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Mansfield                                 Michael                         50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Maxwell (8)<F8>                           Roderick D.                    625,000             75,000         250,000             *
------------------------------------------------------------------------------------------------------------------------------------
Meliambro                                 Joseph                          25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Mereniuk                                  Terry                           25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Mesrobian                                 Daniel                          25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Meyers                                    Shane                           25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------

                                       40

------------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF      NUMBER OF        NUMBER OF         PERCENT
                                                                              SHARES         SHARES     SHARES AFTER    BENEFICIALLY
                                                                        BENEFICIALLY     REGISTERED         OFFERING     OWNED AFTER
       LAST NAME                            FIRST NAME           OWNED(1)<F1>(2)<F2>     FOR RESALE   (1)<F1>(2)<F2>        OFFERING
------------------------------------------------------------------------------------------------------------------------------------
Morden                                    Jeff                           100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Nikolai Holding Corp. (8)<F8>                                             15,000             15,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Oberback                                  Brian                           50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Osman                                     Hesham                          40,000             40,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Owen                                      Chris                           40,000             40,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Planche                                   Donald                          25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Priestly                                  Jason                           25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Rolwen Inc.                                                               50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Rostenne                                  Jacques                         25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Sali                                      Robert                         100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Stewart                                   Heather                        100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Stewart                                   Rodger                         100,000            100,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Tetarenko                                 Stuart                          25,000             25,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Veale                                     Graham                          15,000             15,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
W Y Svrcek Engineering Ltd.                                               50,000             50,000            -                *
------------------------------------------------------------------------------------------------------------------------------------
Total Common Stock
------------------------------------------------------------------------------------------------------------------------------------
*Less than 1%
------------------

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(2)<F2>  Includes shares underlying warrants and/or vested stock options.
(3)<F3> Greg Belzberg has voting and dispositive power over the securities held by Bel Cal Holdings Ltd..
(4)<F4> Mr. Belzberg is our director. As disclosed elsewhere, Mr. Belzberg has voting and dispositive power over 100,000 of our common shares and 200,000 common shares held by Bel Cal Holdings Ltd.
(5)<F5> Mr. Bentsen is our director. As disclosed elsewhere, Mr. Bentsen also has voting and dispositive power over 250,000 Exchangeable Shares, 100,000 Flow-Through Special Warrants, 230,300 common shares and 100,000 Flow-Through Special Warrants owned by Teresa Bentsen, and an option to purchase 250,000 common shares for $1.20 per share.
(6)<F6> Mr. Buchanan is our Vice President of Exploration, Geoscience and Reservoir. His holdings include 70,000 Flow-Through Special Warrants and an option to purchase 350,000 shares of common stock for $1.20 per share.
(7)<F7> Mr. Edwards is our Corporate Secretary. Mr. Edwards also has 150,000 Exchangeable Shares and an option to purchase 200,000 common shares for $1.20 per share.
(8)<F8> Mr. Maxwell is our director. As disclosed elsewhere, Mr. Maxwell also has voting and dispositive power over 250,000 Exchangeable Shares, 50,000 Flow-Through Special Warrants owned by 707106 Alberta Ltd., and an option to purchase 250,000 common shares for $1.20 per share.

                              PLAN OF DISTRIBUTION

         The selling stockholders may sell some or all of their shares of common stock in one or more transactions, including block transactions:

     o on such public markets or exchanges as the common stock may from time to time be trading;
     o in privately negotiated transactions; o through the writing of options on the common stock;
     o   in short sales; or
     o   in any combination of these methods of distribution.

         The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

         In the event of the transfer by the selling stockholders of their shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling stockholder who has transferred his shares.

         The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholder or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling stockholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders.

         If, after the date of this prospectus, a selling stockholder enters into an agreement to sell his shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

         We are bearing all costs relating to the registration of the common stock, which are estimated at $45,000. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

         The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law and may, among other things:

    o Not engage in any stabilization activities in connection with our common stock;
    o Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
    o Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

         We agreed to keep this prospectus effective until the earlier of (i) two years from the date of exercise of all of the Warrants, (ii) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (iii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

                                     EXPERTS

         The financial statements for the years ended May 31, 2006 and 2005 included in this prospectus and registration statement have been audited by Morgan & Company LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado, has given an opinion on the validity of the securities.


                             REPORTS TO STOCKHOLDERS

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document filed at the Public Reference Room of the SEC, 100 F Street, N.E. Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov/. Included in the information available are (i) our audited consolidated financial statements of the Company as of May 31, 2006 and 2005, which are contained in our Form 10-KSB for the fiscal year ended May 31, 2006; and (ii) our unaudited consolidated financial statements as of August 31, 2006, November 30, 2006 and February 28, 2007, which are contained in our Forms 10-QSB for the quarterly periods ended August 31, 2006, November 30, 2006 and February 28, 2007.


                             ADDITIONAL INFORMATION

        We are subject to certain filing and reporting requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, and other information with the SEC. Here are ways you can reach and obtain copies of this information:

                 WHAT IS AVAILABLE                                          WHERE TO GET IT
-----------------------------------------------------------------------------------------------------------
          Paper copies of information                     SEC's Public Reference Room, 100 F Street, N.E.,
                                                                         Washington, D.C. 20549

      On-line information, free of charge                    SEC's Internet website at http://www.sec.gov
Information about the SEC's Public Reference Rooms                   Call the SEC at 1-800-SEC-0330

         This prospectus is part of a Registration Statement on Form SB-2 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document filed with the registration statement. You can get a copy of the registration statement from the sources listed above.

                          INDEX TO FINANCIAL STATEMENTS

NINE MONTHS ENDED FEBRUARY 28, 2007                                        INDEX
-----------------------------------                                        -----
(unaudited)

Consolidated Balance Sheets                                                F-1

Consolidated Statements of Operations                                      F-2

Consolidated Statements of Cash Flows                                      F-3

Notes to the Consolidated Financial Statements                             F-4



FISCAL YEARS ENDED MAY 31, 2006 AND 2005                                   INDEX
----------------------------------------                                   -----

Report of Independent Registered Public Accounting Firm                    FF-1

Consolidated Balance Sheets                                                FF-2

Consolidated Statements of Operations                                      FF-3

Consolidated Statements of Cash Flows                                      FF-4

Consolidated Statements of Stockholders' Equity (Deficit)                  FF-5

Notes to the Consolidated Financial Statements                             FF-7



PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS                                INDEX
-------------------------------------------                                -----
(unaudited)

Pro Forma Consolidated Balance Sheet as of February 28, 2007               FFF-1

Pro Forma Consolidated Statements of Operations - Year Ended May 31,       FFF-2
31, 2006

Pro Forma Consolidated Statements of Operations - Nine Months Ended        FFF-3
February 28, 2007

Notes to the Pro Forma Consolidated Financial Statements                   FFF-4

PATCH INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)
(unaudited)

----------------------------------------------------------------------------------------------------------------------------
                                                                                      FEBRUARY 28,                  MAY 31,
                                                                                          2007                       2006
----------------------------------------------------------------------------------------------------------------------------
                                                                                            $                          $
ASSETS
Current Assets
     Cash and cash equivalents                                                       14,369,791                   4,473,444
     Accounts receivable                                                                407,293                      29,260
     Due from related parties (Note 6)                                                1,012,836                           -
     Prepaid expenses and other                                                         107,481                      70,603
----------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                 15,897,401                   4,573,307
Available-for-sale securities (Note 3)                                                        -                   7,241,000
Property and equipment                                                                   67,241                       1,452
Oil and gas interests (successful efforts method) (Note 4)                           42,604,389                   2,964,017
----------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                         58,569,031                  14,779,776
============================================================================================================================
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable and accrued liabilities                                         2,615,508                     215,694
     Deposit (Note 13)                                                                   84,724                           -
     Income taxes payable (Note 3)                                                    2,671,261                   2,181,000
     Due to related parties (Note 6)                                                  1,000,000                      86,878
----------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                             6,371,493                   2,483,572
Exchangeable shares (Note 5)                                                         13,102,965                           -
Special warrants (Note 10)                                                           18,759,033                           -
Asset retirement obligations (Note 7)                                                   326,614                      34,379
Deferred income taxes                                                                 3,720,926                           -
----------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                    42,281,031                   2,517,951
----------------------------------------------------------------------------------------------------------------------------
Non-controlling Interest                                                                722,689                     570,862

STOCKHOLDERS' EQUITY
Class A Preferred Voting Stock:
 1 share authorized with par value of $0.01 per share;
 1 share issued and outstanding                                                               -                           -

Class B Preferred Voting Stock:
 10,000 shares authorized with par value of $0.01 per share;
 1 share issued and outstanding                                                               -                           -

Common Stock:
25,000,000 common shares authorized with par value of $0.001 per share; 20,239,774 shares issued and outstanding (excludes 2,000
shares held in treasury - Note 9) (May 31, 2006 - 15,163,112 shares)                     20,240                      15,163
Additional paid-in capital                                                            9,462,763                   3,335,380
Stock subscriptions receivable                                                         (117,790)                          -
Accumulated other comprehensive (loss) income                                           (68,175)                  7,352,558
Retained earnings                                                                     6,268,273                     987,862
----------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                           15,565,311                  11,690,963
----------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                           58,569,031                  14,779,776
============================================================================================================================

Commitments (Note 12)
Subsequent event (Note 13)

              The accompanying notes are an integral part of these
                       consolidated financial statements

PATCH INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(unaudited)

                                                                       FOR THE THREE MONTHS             FOR THE NINE MONTHS
                                                                               ENDED                           ENDED
                                                                            FEBRUARY 28                     FEBRUARY 28
                                                                            -----------                     -----------
                                                                     2007             2006             2007             2006
--------------------------------------------------------------------------------------------------------------------------------
                                                                       $              $                $                $
Revenue
     Oil and gas                                                    34,710            58,345          100,319          142,427
--------------------------------------------------------------------------------------------------------------------------------
Expenses
     Depletion, depreciation, impairment and accretion               7,584            55,640           48,123           90,265
     Dry hole costs                                              1,291,483                 -        1,291,483                -
     General and administrative                                  2,761,088           655,876        4,387,829        1,440,833
     Oil and gas production, royalties and other                    12,628           118,663           41,461          156,081
--------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                         4,072,783           830,179        5,768,896        1,687,179
--------------------------------------------------------------------------------------------------------------------------------
Other Income

     Interest and other                                            (38,075)           63,821          112,671           64,441
     Gain on sale of available-for-sale securities               6,074,719           275,129       13,684,318        6,228,130
     Non-controlling interest in net loss                            3,884                 -           23,649                -
--------------------------------------------------------------------------------------------------------------------------------
Total Other Income                                               6,040,528           338,950       13,820,638        6,292,571
--------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                                2,002,455          (432,884)       8,152,061        4,747,819

Provision For Income Taxes
     Current                                                      (392,760)          (10,243)      (2,671,261)      (2,110,243)
     Deferred                                                     (196,766)                -         (196,766)               -
--------------------------------------------------------------------------------------------------------------------------------
                                                                  (589,526)          (10,243)      (2,868,027)      (2,110,243)
--------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                1,412,929          (443,127)       5,284,034        2,637,576
--------------------------------------------------------------------------------------------------------------------------------
Other Comprehensive Income (Loss) (Note 11)

     Available-for-sale securities:
         Reclassification to realized gain                      (2,617,231)         (186,000)      (7,240,999)      (1,865,000)
         Holding gain (loss)                                    (2,094,768)          500,000                -        3,587,000
--------------------------------------------------------------------------------------------------------------------------------
     Increase (decrease) in unrealized gain on
     available-for-sale securities                              (4,711,999)          314,000       (7,240,999)       1,722,000
     securities

     Foreign currency translation adjustment                      (119,035)                -         (179,734)               -
--------------------------------------------------------------------------------------------------------------------------------
Other Comprehensive Income (Loss)                               (4,831,034)          314,000       (7,420,733)       1,722,000
--------------------------------------------------------------------------------------------------------------------------------
Comprehensive Income  (Loss)                                    (3,418,105)         (129,127)      (2,136,699)       4,359,576
================================================================================================================================

Net Income Per Share

     Basic                                                            0.07             (0.03)            0.31             0.20
     Diluted                                                          0.07             (0.03)            0.31             0.19
Weighted Average Number Of Common Stock Outstanding

     Basic                                                      19,173,000        13,775,000       16,820,000       13,457,000
     Diluted                                                    19,209,000        14,383,000       16,856,000       13,729,000

              The accompanying notes are an integral part of these
                       consolidated financial statements

PATCH INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)
(unaudited)

                                                                                                    FOR THE
                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                                                                  FEBRUARY 28
--------------------------------------------------------------------------------------------------------------------------------
                                                                                        2007                      2006
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          $                          $
Operating Activities
     Net income                                                                      5,284,034                  2,637,576
     Adjustments for items not involving cash:
        Depletion, depreciation, impairment and accretion                               48,878                     90,265
        Stock-based compensation                                                     2,384,676                    490,079
        Deferred income taxes                                                          196,766                          -
        Gain on sale of available-for-sale securities                              (13,684,318)                (6,228,130)
        Non-controlling interest in net loss                                           (23,649)                         -
        Decrease (increase) in accounts receivable                                    (100,622)                   (23,363)
        (Increase) decrease in prepaid expenses and other                              (39,379)                      (530)
        Increase in due to related parties                                             (98,562)                  (256,157)
        Increase in accounts payable and accrued liabilities                        (6,329,800)                   (88,182)
        Increase in income taxes payable                                               490,261                  1,885,000
-----------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                              (11,871,715)                (1,493,442)
-----------------------------------------------------------------------------------------------------------------------------
Investing Activities
     Third party contribution to limited partnership                                   171,223                          -
     Purchase of equipment                                                             (66,660)                         -
     Deposit                                                                            84,724                          -
     Oil and gas interests                                                         (14,167,400)                  (722,826)
     Proceeds on sale of available-for-sale securities                              13,684,319                  6,228,130
-----------------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by investing activities                                   (293,794)                 5,505,304
-----------------------------------------------------------------------------------------------------------------------------
Financing Activities
     Proceeds from special warrants                                                 18,759,033                          -
     Proceeds from common stock                                                      3,632,680                    499,750
     Acquisition of treasury stock                                                      (6,309)                   (90,559)
-----------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                           22,385,404                    409,191
-----------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                               (323,548)                         -
-----------------------------------------------------------------------------------------------------------------------------
Change in cash and cash equivalents for the period                                   9,896,347                  4,421,053

Cash and cash equivalents, beginning of period                                       4,473,444                    128,872
-----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                            14,369,791                  4,549,925
=============================================================================================================================

CASH AND CASH EQUIVALENTS CONSIST OF:
      Cash in bank                                                                   1,868,072                  1,536,052
      Term deposits                                                                 12,501,719                  3,013,873
-----------------------------------------------------------------------------------------------------------------------------
                                                                                    14,369,791                  4,549,925
=============================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION
     Taxes paid                                                                      2,256,649                    225,243
     Interest paid                                                                      49,494                     36,451
=============================================================================================================================

              The accompanying notes are an integral part of these
                       consolidated financial statements

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)

1.   BASIS OF PRESENTATION

The unaudited consolidated financial information furnished herein reflects all adjustments, which in the opinion of management, are necessary to fairly state the Company's consolidated financial position and the results of its consolidated operations for the periods presented. This report on Form 10-QSB should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Company's Form 10-KSB for the fiscal year ended May 31, 2006. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company's Form 10-KSB for the fiscal year ended May 31, 2006, has been omitted. The results of operations for the three and nine-month periods ended February 28, 2007 are not necessarily indicative of results that may be expected for the fiscal year ending May 31, 2007. These unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented and follow similar significant accounting policies to the Company's Form 10-KSB for fiscal year ended May 31, 2006 except for Flow-Through Shares. A portion of the Company's exploration activities have been financed through the issue of flow-through common shares. Under the terms of the share issue, the related resource expenditure deductions are renounced to the shareholder in accordance with income tax legislation. Upon issue of the flow-through shares, the proceeds are allocated between the offering of shares and the sale of tax benefits to investors. The allocation is made based on the difference between the quoted price of the Company's shares and the amount received for the flow-through shares, with a liability being recognized for the difference. The liability is reversed when tax benefits are renounced and a deferred tax liability is recognized at that time. Income tax expense is recognized for the difference between the amount of the deferred tax liability recognized on issuance.

2.   RECENT PRONOUNCEMENTS

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES--INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115." This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. The Company is currently evaluating the impact that SFAS No. 159 may have on the financial position, results of operations and cash flows of the Company.

In September 2006, the FASB issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106, AND 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


2.   RECENT PRONOUNCEMENTS (CONTINUED)

In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENTS NO. 109". FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS, AN AMENDMENT OF FASB STATEMENT NO. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS-AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "ACCOUNTING FOR THE
IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


3.   AVAILABLE-FOR-SALE SECURITIES

At February 28, 2007, the Company owns no ordinary shares (May 31, 2006 - 6,791,937) of Pharmaxis Ltd. ("Pharmaxis"), an Australian company listed on the Australian Stock Exchange. The Company recorded the ordinary shares of Pharmaxis at market value, net of tax.

During the nine-month period ended February 28, 2007, the Company sold 6,791,937 Pharmaxis shares for gross proceeds of $13,684,319, and realized a gain of $13,684,318, before applicable taxes.

                                            Market Value
                                            February 28,
                                               2007
                                          -----------------
     No ordinary shares                   $              -
                                          =================


                                           Market Value
                                           May 31, 2006
                                          -----------------
     6,791,937 ordinary shares            $      7,241,000
                                          =================


The Company paid Australian taxes of $2,256,649 (AUS$2,861,657) on sales of Pharmaxis' shares up to May 31, 2006, on December 1, 2006. The Company has accrued an estimate of Australian taxes of $2,671,261 (AUS$3,367,702) on sales of Pharmaxis' shares during the nine-month period ended February 28, 2007.

4.   OIL AND GAS INTERESTS

                                                                         February 28,                  May 31,
                                                                             2007                       2006
                                                                   ------------------------   ------------------------
OIL AND GAS INTERESTS - SUCCESSFUL EFFORTS METHOD

Balance beginning of the period                                    $           2,964,017      $             198,284
Expenditures                                                                  39,681,046                  3,029,321
Depletion and depreciation                                                      (40,674)                  (193,888)
Dry well and abandoned interests                                                       -                   (69,700)
                                                                   ------------------------   ------------------------
Balance end of the period                                          $          42,604,389      $           2,964,017
                                                                   ========================   ========================

Represented by:

British Columbia, Canada
Non-producing interests                                            $             428,977      $                   -
                                                                   ------------------------   ------------------------
                                                                                 428,977                          -
Alberta, Canada
Non-producing interests                                                       42,076,374                  2,846,147
Producing interests subject to depletion and amortization                        151,974                    150,739
Accumulated depletion and depreciation                                         (142,462)                  (121,060)
                                                                   ------------------------   ------------------------
                                                                              42,085,886                  2,875,826
Saskatchewan, Canada
Producing interests subject to depletion and amortization                        293,285                    243,004
Accumulated depletion and depreciation                                         (203,759)                  (154,813)
                                                                   ------------------------   ------------------------
                                                                                  89,526                     88,191
                                                                   ------------------------   ------------------------
                                                                   $          42,604,389      $           2,964,017
                                                                   ========================   ========================

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


5.   ACQUISITIONS

  a) The Company entered into a Share Exchange Agreement dated December 1, 2006 with Damascus Energy Inc. ("Damascus"), whereby the Company would acquire 100% of the issued and outstanding share capital of Damascus. The transaction closed on December 15, 2006, and is accounted for using the purchase method. Under the terms of the Share Exchange Agreement, because the Company did not have enough authorized shares to effect the transaction, Patch Energy Inc. ("Energy") (a wholly-owned subsidiary of the Company) acquired all of the issued and outstanding common shares of Damascus (18,852,978 common shares) in consideration for one share of Class A Preferred Voting Stock of the Company (the "Preferred Voting Share") and 9,426,489 shares of Series A Preferred Stock of Energy (the "Exchangeable Shares") that are exchangeable for 9,426,489 shares of the Company's common stock. The Preferred Voting Share entitles the holder to attend and vote at all meetings of holders of shares of common stock of the Company. The maximum number of votes attached to the Preferred Voting Share equals the number of shares of common stock of the Company into which the Energy Exchangeable Shares issued in conjunction with the Preferred Voting share are at that time outstanding are then exchangeable. The Exchangeable Shares will be exchanged when the Company has increased its authorized common stock. The shares were valued at $1.32, based upon the weighted average market price of the Company's common shares at the closing date of the transaction. The president of Damascus, who was also a director of Energy prior to the acquisition, was appointed to serve as a director of the Company. A director of Energy received $244,840 (CAD$283,019) in connection with the acquisition.

     The purchase price was allocated to the following assets and liabilities:


       Accounts receivable                                                          $          279,368
       Oil and gas properties                                                               23,475,628
       Accounts payable and accrued liabilities                                             (7,597,054)
       Other current liabilities                                                              (427,871)
       Asset retirement obligation                                                             (73,534)
       Future income taxes                                                                  (3,213,572)
                                                                                    -------------------

       Paid by issuance of 9,426,489 shares of Series A preferred stock of Patch Energy Inc., and 1 share of Class A preferred voting
       stock of Patch International Inc.                                            $       12,442,965
                                                                                    ===================

     PRO FORMA RESULTS (UNAUDITED):

     The pro forma data of the Company set forth below gives effect to the purchase transactions completed in fiscal 2007 as if they had occurred at the beginning of fiscal 2007 and at the beginning of fiscal 2006. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations of the Company.

                                                                            June 1, 2006 to        June 1, 2005 to
                                                                              February 28,           February 28,
                                                                                 2007                   2006
                                                                                   $                      $
     ==============================================================================================================
     Pro Forma Revenue                                                           100,319                 142,427
     --------------------------------------------------------------------------------------------------------------
     Pro Forma Net Income                                                      4,538,394               2,639,665
     ==============================================================================================================
     Pro Forma Net Income Per Share - Basic and Diluted                             0.27                    0.20
     ==============================================================================================================

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


5.   ACQUISITIONS (CONTINUED)

b) The Company entered into a Share Exchange Agreement dated December 21, 2006 with 1289307 Alberta Ltd. ("1289307"), whereby the Company would acquire 100% of the issued and outstanding share capital of 1289307. The transaction closed on January 16, 2007, and is accounted for using the purchase method. Under the terms of the Share Exchange Agreement, because the Company did not have enough authorized shares to effect the transaction, Energy acquired all of the issued and outstanding common shares of 1289307 (500,000 common shares) in consideration for one share of Class B Preferred Voting Stock of the Company (the "Preferred Voting Share") and 500,000 shares of Series A Preferred Stock of Energy (the "Exchangeable Shares") that are exchangeable for 500,000 shares of the Company's common stock. The Preferred Voting Share entitles the holder to attend and vote at all meetings of holders of shares of common stock of the Company. The maximum number of votes attached to the Preferred Voting Share equals the number of shares of common stock of the Company into which the Energy Exchangeable Shares issued in conjunction with the Preferred Voting share are at that time outstanding are then exchangeable. The Exchangeable Shares will be exchanged when the Company has increased its authorized common stock. The shares were valued at $1.32, based upon the weighted average market price of the Company's common shares at the closing date of the transaction. A private Alberta company controlled by an officer of the Company was repaid $1,000,000 for a promissory note in connection with the acquisition.

     The purchase price was allocated to the following assets and liabilities:

        Accounts receivable                                 $                1
        Oil and gas properties                                       1,994,644
        Other current liabilities                                      (24,057)
        Promissory note payable                                     (1,000,000)
        Future income taxes                                           (310,588)
                                                            -------------------

        Paid by issuance of 500,000 shares of Series A
        preferred stock of Patch Energy Inc., and 1
        share of Class B preferred voting stock of Patch
        International Inc.                                  $          660,000
                                                            ===================


6.   DUE TO/FROM RELATED PARTIES

  a) Related parties include former and current directors and officers and companies with common management and directorships. Related party accounts are unsecured with no fixed terms of interest or repayment. At February 28, 2007, $1,012,836 (May 31, 2006 - $86,878 owing to related parties) was due from related parties.

  b) At  the  time  of  acquisition  of  Damascus  Energy  Inc. the president of
     Damascus was also a director of Energy. In conjunction with this (as disclosed in Note 5(a)) a director of the Company received $244,840 (CAD$283,019).

  c) In conjunction with the acquisition of 1289307 Alberta Ltd. (as disclosed in Note 5(b)) the Company assumed a liability to an officer in the amount of $1,000,000.

  d) During the nine-month period ended February 28, 2007, the Company paid $525,298 (2006 - $144,906) in management fees to current and former directors and officers of the Company, of which $415,000 related to severance pay to former directors and officers.

  e) A finders' fee of $114,428 (CAD$132,300) was paid to an officer of the Company in connection with the flow-through private placement as described in Note 9.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


7.   ASSET RETIREMENT OBLIGATIONS

The total future asset retirement obligation was estimated by management based on the Company's net ownership in wells and facilities, estimated costs to reclaim and abandon wells and facilities and the estimated timing of the costs to be incurred in future periods. At February 28, 2007 the total undiscounted value of the total asset retirement obligation is estimated to be $344,290. These payments are expected to be made over the next 3 years. The Company's credit adjusted risk free rate of eight percent and an inflation rate of 1.5 per cent were used to calculate the present value of the asset retirement obligation.

The following table reconciles the Company's asset retirement obligations:


                                             For the Nine       For the Year
                                             Months Ended          Ended May
                                             February 28,             31,
                                                 2007                2006
                                          ----------------     -----------------
Beginning asset retirement obligations    $        34,379      $              -
Liabilities acquired                               73,534                     -
Liabilities incurred                              217,513                32,834
Accretion                                           1,188                 1,545
                                          ----------------     -----------------
Total asset retirement obligations        $       326,614      $         34,379
                                          ================     =================


8.   PREFERRED STOCK

The Company authorized two classes of preferred voting stock during the nine-month period ended February 28, 2007 as follows: one share of Class A Preferred Voting Stock, par value of $0.01 per share, and 10,000 shares of Class B Preferred Voting Stock, par value of $0.01 per share. Refer to Notes 5(a) and
(b).

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


9.   COMMON STOCK

During the nine-month period ended February 28, 2007, the Company issued 1,590,000 shares of common stock and received $1,111,000 in cash proceeds from the exercise of stock options. The Company has recorded a stock subscription receivable of $117,790 related to these stock option exercises.

On June 23, 2006, the Company purchased 3,588 of its shares on the open market at an average price of $1.32 per share.

On July 26, 2006, the Company issued 222,250 shares of common stock at a price of $1.25 per share for investor relation services.

On September 15, 2006, the Company purchased 2,000 of its shares on the open market at a price of $0.78 per share. These 2,000 shares are held in treasury for cancellation. The 2,000 treasury shares are not included in the Company's issued and outstanding shares for financial reporting purposes.

On October 24, 2006, the Company issued 30,000 shares for investor relations services valued at $23,100.

On November 3, 2006, the Company filed a form S-8 Registration Statement in connection with a 2006 Stock Option Plan allowing for the granting of options to acquire up to a total of 1,500,000 shares.

During the nine-month period ended February 28, 2007, the Company completed a private placement and issued an aggregate 3,240,000 shares at a price of CAD$1.00 per share on a flow-through basis for proceeds of $2,798,400 (CAD$3,240,000). In connection with the private placement, the Company paid a finder's fee of 7% ($193,932 (CAD$224,350)), of which $114,428 (CAD$132,300) was paid to an officer of the Company. The shares were issued pursuant to Regulation S under the Securities Act of 1933, as the sales were made in "offshore transactions".

The Company had previously proposed the distribution of a cash dividend on a pro-rata basis of 50% of the net proceeds of the sale of its investment in Pharmaxis Ltd. (the "Pharmaxis Shares"). Net proceeds include the costs associated with the sale of the Pharmaxis shares and related taxes. The directors of the Company had fixed July 30, 2004 as the record date. The Company did not receive approval from the NASD and the SEC, therefore, the board of directors was unable to declare a dividend for shareholders of record as of July 30, 2004 and did not proceed with the dividend payment.


A summary of the Company's stock option activity is as follows:

                                  -----------------------------------------
                                                                   Weighted
                                                 Number             Average
                                                     Of            Exercise
                                                Options               Price
                                  -----------------------------------------

Outstanding June 1, 2006                      2,272,500               $0.75
Granted                                       3,090,000                1.18
Expired                                       (300,000)                0.39
Forfeited                                     (622,500)                0.55
Exercised                                   (1,590,000)                0.72
                                  -----------------------------------------
Outstanding February 28, 2007                 2,850,000               $1.20
                                  =========================================

Exercisable February 28, 2007                         -                   -
                                  =========================================

As at February 28, 2007, the weighted average remaining contractual life of the outstanding options is 4.8 years, and the aggregate intrinsic value of the options is $3,534,000.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


9.   COMMON STOCK (CONTINUED)

A summary of the status of the Company's nonvested shares as of February 28, 2007, and changes during the nine-month period ended February 28, 2007, is presented below:


                                                                Weighted-Average
                                                                      Grant-Date
    Nonvested shares                      Number of Shares            Fair Value

    Nonvested at June 1, 2006                      485,000                 $0.61
    Granted                                      3,090,000                  1.24
    Vested                                       (725,000)                  0.65
--------------------------------------------------------------------------------

    Nonvested at February 28, 2007               2,850,000                 $1.29
================================================================================

Prior to June 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion ("APB") No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" using the intrinsic value method of accounting. Effective June 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "SHARE BASED PAYMENTS", using the modified prospective transition method. Under that transition method, compensation cost is recognized for all stock-based payments granted prior to, but not yet vested as of June 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and compensation cost for all stock-based payments granted subsequent to June 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated.

As a result of adopting SFAS 123R on June 1, 2006, the Company's net income for the nine-month period ended February 28, 2007 is $1,406,838 lower than if we had continued to account for share-based compensation under APB No. 25. Basic and diluted net income per share for the nine-month period ended February 28, 2007 would have been $0.08 per share lower than as reported.

During the nine-month period ended February 28, 2007, stock-based compensation amounting to $2,083,764 was recorded. During the nine-month period ended February 28, 2007, stock options for stock-based compensation were issued as follows: 50,000 stock options priced at $0.90 per share, 190,000 stock options priced at $0.90 per share and 2,850,000 stock options priced at $1.20 per share. Stock-based compensation also includes amounts relating to the repricing of 485,000 stock options on August 30, 2006, from $1.54 to $0.90 per share, which were previously granted on May 15, 2006.

For the nine-month period ended February 28, 2006, had compensation cost been recognized on the basis of fair value, pursuant to SFAS No. 123, net loss and loss per share would have been as follows:

                                                             Three Months Ended       Nine Months Ended
                                                                February 28,             February 28,
                                                                   2006                     2006
                                                          ---------------------------------------------
Net income (loss) - as reported                                  $ (443,127)          $  2,637,576
  Add: Stock-based compensation expense included in
  net loss - as reported                                            248,950                490,079
  Deduct: Stock-based compensation expense
  determined under fair value method                               (292,832)              (755,711)
                                                          ---------------------------------------------
Net income (loss) - Pro-Forma                                    $ (487,009)          $  2,371,944
                                                          =============================================

Basic net income (loss) per share - as reported                $ (0.03)                  $ 0.20
Diluted net income (loss) per share - as reported              $ (0.03)                  $ 0.19

Basic net income (loss) per share - Pro-Forma                  $ (0.04)                  $ 0.17
Diluted net income (loss) per share - Pro-Forma                $ (0.03)                  $ 0.17

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


9.   COMMON STOCK (CONTINUED)

For the nine-month period ended February 28, 2006, stock-based compensation of $490,079 was recorded. The fair value of each option granted during the nine months February 28, 2006 was estimated using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility of 156%, risk free interest rate of 3.93%, and weighted average expected option terms of 1.6 years.

The weighted  average fair value of the options  granted  during the  nine-month period ended February 28, 2007 was $1.24 and was estimated using the Black-Scholes option pricing model using the following weighted-average assumptions: a dividend yield of 0.0%; expected volatility of 164%; risk free interest rate of 4.62%; and expected life of 4.75 years.


10.  SPECIAL WARRANTS AND FLOW-THROUGH SPECIAL WARRANTS

On February 27, 2007, the Company completed a private placement of 8,302,000 Special Warrants at $1.50 per Special Warrant, and 4,653,750 Flow-through
Special Warrants at $1.65 per Flow-through Special Warrant for total gross proceeds of $20,131,687. Net proceeds of $18,759,033 were received, after commissions and professional fees paid. Of the Flow-through Special Warrants, 4,408,750 were issued on a brokered basis, and 245,000 were issued on a non-brokered basis.

The Company has accounted for the net proceeds received as a long-term liability, as the Company must settle in cash to the warrant holders, if certain conditions are not met.

Each Special Warrant entitles the holder to acquire, for no additional consideration, one share of the Company's increasing its authorized number of shares of common stock. Each Unit consists of one share of the Company's common stock and one common share Bonus Warrant. Each Bonus Warrant entitles the holder to receive, without additional consideration, up to 0.10 shares of the Company's common stock, subject to the Company not completing certain filings on or before April 28, 2007 and not, (i) becoming a "reporting issuer" in any province or territory of Canada; (ii) having a registration statement declared effective in the United States; and (iii) having its common stock listed on the TSX Venture Exchange or Toronto Stock Exchange on or before September 25, 2007.

Each Flow-through Special Warrant entitles the holder to acquire, for no additional consideration, on shares of the Company's common stock upon the Company increasing its authorized number of share of the Company's common stock.

The Company paid $1,183,646 in cash commissions to the agents and issued non-transferable agents' warrants to purchase up to 762,645 shares of the Company's common stock at an exercise price of $1.50 per share on the later of:
(i) February 27, 2008; and (ii) six months from the date the securities issued under the private placement are free from trading restrictions in the United States and Canada, but no later than February 27, 2009. The fair value of the Agents' warrants of $1,281,244 was estimated using the Black-Scholes option pricing model using the following weighted-average assumptions: a dividend yield of 0.0%; expected volatility of 138%; risk free interest rate of 4.54%; and expected life of 2 years. For the nine-month period ended February 28, 2007, $14,080 has been determined to be the fair value representing the vested portion of the Agents' warrants.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


11.      TAX EFFECTS OF OTHER COMPREHENSIVE (LOSS)/INCOME

Components of other comprehensive income (loss) are as follows:

                                                                                 For the Nine Months Ended
                                                                                     February 28, 2007
                                                                   -------------------------------------------------------
                                                                     Before-Tax          Tax (Expense)        Net-of-Tax
                                                                        Amount            Or Benefit            Amount
                                                                   -------------------------------------------------------
Available-for-sale securities:
    Decrease in unrealized gain on available for sale
    securities                                                      $ (10,344,284)       $  3,103,285        $ (7,240,999)
    Holding gain                                                                -                   -                   -
                                                                   -------------------------------------------------------
(Decrease) in unrealized gain on available-for-sale
    securities                                                        (10,344,284)          3,103,285          (7,240,999)
Foreign currency translation adjustment                                  (179,734)                  -            (179,734)
                                                                   -------------------------------------------------------
Other comprehensive (loss)                                          $ (10,524,018)       $  3,103,285        $ (7,420,733)
                                                                   =======================================================


                                                                    For the Nine
                                                                    Months Ended
                                                                    February 28,
                                                                        2006
                                                                   -------------------------------------------------------
                                                                     Before-Tax           Tax (Expense)       Net-of-Tax
                                                                        Amount             Or Benefit           Amount
                                                                      ----------------------------------------------------
Available-for-sale securities:
    Decrease in unrealized gain on available for sale
    securities                                                      $ (2,664,286)        $    799,286        $ (1,865,000)
    Holding gain                                                       5,124,286           (1,537,286)          3,587,000
                                                                   -------------------------------------------------------
Other comprehensive income                                          $   2,460,000        $   (738,000)       $  1,722,000
                                                                   =======================================================

12.  COMMITMENTS

  a) The Company entered into a "Farm-in" agreement on the Dover property (the "Dover agreement") on November 30, 2006 with Bounty Developments. Through the terms of the Dover agreement the Company has earned a 50% working interest in the Dover property, as of the date of these financial statements.

     In addition the Company can earn an additional 30% working interest (aggregate 80% undivided working interest) by drilling and evaluating a minimum of 16 evaluation wells through the McMurray formation at mutually agreed locations on the Dover leases; and completing a 2D seismic program on or before March 31, 2007 at a minimum cost of $1,500,000. As of the date of these financial statements, the Company expects to have met these commitments to earn the additional 30% working interest.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2007
(Stated in U.S. Dollars)
(unaudited)


12.  COMMITMENTS (CONTINUED)

  b) On December 21, 2006 the Company's wholly-owned subsidiary was conveyed an interest with Bounty Developments to "Farm-in" on the Firebag Oil Sands property. The Company has earned a 25% working interest in the lands.

     The Company shall earn an additional 25% undivided working interest (an aggregate 50% working interest) in the Firebag Oil Sands Project subject to spudding 8 evaluation wells at mutually agreeable locations on the properties and the completion of a 2D seismic program on the properties at a minimum cost of $1,033,680 (CAD$1,200,000) but not to exceed $1,292,100
     (CAD$1,500,000) on or before March 31, 2007.

     Upon the Company earning its initial 50% undivided working interest in the Firebag Oil Sands Project, the Company shall earn an additional 25% individual working interest (an aggregate 75% working interest) in the Firebag Oil Sands Project, subject to the following:

     i) a payment to Bounty in the amount of $2,153,500 (CAD$2,500,000) on or before April 1, 2007 (paid); and

     ii) on or before April 1, 2008, spudding 4 evaluation wells at mutually agreeable locations on the properties and the completion of a 2D seismic program on the properties at a minimum cost of $473,770 (CAD$550,000) but not to exceed $559,910 (CAD$650,000) on or before March 31, 2008.


13.  SUBSEQUENT EVENT

On March 8, 2007, the Company completed a transaction with Great Northern Oilsands Inc. ("Great Northern"), whereby Great Northern acquired various oil sands assets and conventional oil and gas properties in Western Canada. The conventional oil and gas assets included all the conventional oil and gas interests held by Damascus. The Company received cash and share consideration of approximately $2,595,300 (CAD$3,000,000) in total, of which management estimates CAD$800,000 was attributed to the sale of the Company's conventional oil and gas assets. As at February 28, 2007, the Company had received $84,724 (CAD$100,000) from Great Northern. The share consideration is 1,000,000 Rule 144 restricted shares.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders of
Patch International Inc.

We have audited the accompanying consolidated balance sheets of Patch International Inc. as of May 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for the years ended May 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patch International Inc. as of May 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended May 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.





Vancouver, B.C.

July 28, 2006                                               /s/ Morgan & Company

                                                           Chartered Accountants

PATCH INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------------

                                                                                          MAY 31,             MAY 31,
                                                                                            2006                2005
-----------------------------------------------------------------------------------------------------------------------

ASSETS

Current Assets
     Cash                                                                           $      4,473,444   $        128,872
     Accounts receivable                                                                      29,260             21,754
     Prepaid expenses and other                                                               70,603              1,230
-----------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                       4,573,307            151,856
Available-for-sale Securities (Note 5)                                                     7,241,000          6,007,000
Property and Equipment, Net                                                                    1,452              2,074
Oil and Gas Interests (successful efforts method) (Note 6)                                 2,964,017            198,284
-----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                        $     14,779,776   $      6,359,214
=======================================================================================================================

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable and accrued liabilities                                       $        215,694   $        250,592
     Income taxes payable (Note 12)                                                        2,181,000                  -
     Due to related parties (Note 7)                                                          86,878            342,813
-----------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                                                                  2,483,572            593,405
Asset retirement obligations (Note 8)                                                         34,379                  -

Total Liabilities                                                                          2,517,951            593,405
-----------------------------------------------------------------------------------------------------------------------

Minority Interest                                                                            570,862                  -

STOCKHOLDERS' EQUITY

Preferred Stock:
 1,000,000 preferred shares authorized with par value of $0.001 per share; none
 issued and outstanding                                                                            -                  -

Common Stock:
 24,801,250 common shares authorized with par value of $0.001 per share;
 15,163,112 shares issued and outstanding (May 31, 2005 - 12,753,341 shares)                  15,163             12,753

Additional Paid-in Capital                                                                 3,335,380          1,410,837

Stock Subscriptions Receivable                                                                     -             (4,000)

Accumulated Other Comprehensive Income                                                     7,352,558          6,006,999

Retained Earnings (Deficit)                                                                  987,862         (1,660,780)
-----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                                11,690,963          5,765,809
-----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                          $     14,779,776   $      6,359,214
=======================================================================================================================



              The accompanying notes are an integral part of these
                        consolidated financial statements

PATCH INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

                                                                                         FOR THE             FOR THE
                                                                                        YEAR ENDED          YEAR ENDED
                                                                                         MAY 31,             MAY 31,
                                                                                           2006                2005
------------------------------------------------------------------------------------------------------------------------
Revenue
     Oil and gas                                                                    $        178,594    $        97,415
------------------------------------------------------------------------------------------------------------------------

Expenses
     Consulting                                                                              848,681            462,590
     Depletion, depreciation, impairment and accretion                                       265,756             59,097
     Foreign exchange loss (gain)                                                            (42,820)               818
     Gain on relinquishment of oil and gas properties                                              -            (10,996)
     General and administrative                                                              230,471            141,243
     Investor relations                                                                      477,514            189,782
     Loss on sale of trading securities                                                            -             15,930
     Loss on write-off of proposed acquisition                                                     -             21,000
     Oil and gas production, royalties and other                                              56,851             26,904
     Professional fees                                                                       211,867             98,271
     Related party compensation (Note 7)                                                     198,677            115,239
------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                                                   2,246,997          1,119,878
------------------------------------------------------------------------------------------------------------------------
Operating Loss                                                                            (2,068,403)        (1,022,463)
------------------------------------------------------------------------------------------------------------------------

Other Income

     Interest                                                                                 83,557                  -
     Gain on dilution                                                                        101,664                  -
     Gain on sale of available-for-sale securities                                         6,962,937                  -
     Noncontrolling interest in net loss                                                      13,600                  -
------------------------------------------------------------------------------------------------------------------------
Total Other Income                                                                         7,161,758                  -
------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                                                          5,093,355         (1,022,463)

Provisions For Income Taxes (Note 12)                                                     (2,406,243)                 -
------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                                   $      2,687,112    $    (1,022,463)

Other Comprehensive Income

     Available-for-sale securities:
         Reclassification adjustment - realized gain                                      (2,364,217)                 -
         Holding gain                                                                      3,598,217          6,006,999
------------------------------------------------------------------------------------------------------------------------
     Net gain on available-for-sale securities                                             1,234,000          6,006,999

     Foreign currency translation adjustment                                                 111,560                  -

Comprehensive Income                                                                $      4,032,672    $     4,984,536
========================================================================================================================

Net Income (Loss) Per Share
     Basic                                                                          $           0.19    $         (0.09)
     Diluted                                                                        $           0.10    $         (0.09)

Weighted Average Number Of Common Stock Outstanding
     Basic                                                                                13,854,000         11,143,000
     Diluted                                                                              14,508,000         11,143,000



              The accompanying notes are an integral part of these
                        consolidated financial statements

PATCH INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

                                                                                            FOR THE             FOR THE
                                                                                           YEAR ENDED          YEAR ENDED
                                                                                            MAY 31,             MAY 31,
                                                                                              2006                2005
-------------------------------------------------------------------------------------------------------------------------
Operating Activities
     Net income (loss)                                                                $    2,687,112      $   (1,022,463)
  Adjustments to reconcile net loss to net cash used
     by operating activities:
         Depletion, depreciation, impairment and accretion                                   265,756              59,097
         Stock-based compensation                                                            787,310             284,354
         Loss on sale of trading securities                                                        -              15,930
         Write-off of proposed acquisition                                                         -              21,000
         Gain on relinquishment of oil and gas                                                     -             (10,996)
         Gain on sale of available-for-sale securities                                    (6,962,937)                  -
         Gain on dilution                                                                   (101,664)                  -
         Minority interest in net loss                                                       (13,600)                  -
         (Increase) decrease in accounts receivable                                           (7,506)             13,573
         (Increase) decrease in prepaid expenses and other                                   (69,373)             39,474
         (Decrease) increase in accounts payable and accrued liabilities                     (36,359)            188,784
         Increase in income taxes payable                                                  2,181,000                   -
         (Decrease) increase in due to related parties                                      (255,935)            103,421
-------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                     (1,526,196)           (307,826)
-------------------------------------------------------------------------------------------------------------------------

Investing Activities
     Cash paid for proposed acquisition                                                            -             (21,000)
     Oil and gas interests                                                                (2,436,705)            (68,536)
     Acquisition of equipment                                                                      -              (2,593)
     Acquisition of trading securities                                                             -              (1,655)
     Proceeds on sale of trading securities                                                        -              14,059
     Proceeds on sale of available-for-sale securities                                     6,962,937                   -
-------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities                                        4,526,232             (79,725)
-------------------------------------------------------------------------------------------------------------------------

Financing Activities
     Third party contribution to limited partnership                                         666,996                   -
     Common stock issued for cash                                                            743,750             477,810
     Acquisition of treasury stock                                                          (111,077)                  -
-------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                  1,299,669             477,810
-------------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                                       44,867                   -

Change in cash and cash equivalents for the year                                           4,344,572              90,259

Cash and cash equivalents, beginning of year                                                 128,872              38,613
-------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                                $    4,473,444      $      128,872
=========================================================================================================================

NON-CASH ITEMS
     Common stock issued for debt                                                     $            -      $       52,164
     Common stock issued for working interest in oil sands property                          472,500                   -
     Stock options exercised for debt                                                              -             125,240

SUPPLEMENTAL CASH FLOW INFORMATION
     Taxes paid                                                                       $      225,243      $            -
     Interest paid                                                                            36,560                   -


              The accompanying notes are an integral part of these
                        consolidated financial statements

PATCH INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Stated in U.S. Dollars)

                                                                                          ACCUMULATED
                                        COMMON STOCK        CAPITAL IN       STOCK          OTHER
                                  -----------------------   EXCESS OF     SUBSCRIPTIONS  COMPREHENSIVE
                                     SHARES      AMOUNT     PAR VALUE      RECEIVABLE       INCOME        DEFICIT        TOTAL
                                  ------------------------------------------------------------------------------------------------

Balance, May 31, 2002                       1  $        -   $         -   $        -     $         -   $    (24,396)  $   (24,396)

Common stock issued for cash at
  $0.001                           11,669,999      11,670             -            -               -              -        11,670

Common stock issued for cash at
  $0.02                             5,000,000     100,000             -            -               -              -       100,000

Common stock issued for cash at
  $0.10                               667,000      66,700             -            -               -              -        66,700

Stock subscription receivable               -      (1,700)            -            -               -              -        (1,700)

Net loss for the year                       -           -             -            -               -        (79,049)      (79,049)
                                  ------------------------------------------------------------------------------------------------

Balance, May 31, 2003              17,337,000     176,670             -            -               -       (103,445)       73,225

Stock subscription received                 -       1,700             -            -               -              -         1,700

Common stock issued for cash at
  $0.08                               895,625      71,650             -            -               -              -        71,650

Adjustment to number of common
  stock issued and outstanding
  as a result of the acquisition
  of Patch Energy Inc.            (18,232,625)   (250,020)            -            -               -              -      (250,020)

Praxis Pharmaceuticals, Inc.        5,157,702       5,158       244,862            -               -              -       250,020

Fair value of shares issued in
  connection with the
  acquisition of Patch Energy
  Inc.                              4,558,156       4,558      (156,581)           -               -              -      (152,023)

Stock options exercised               356,250         356       178,269            -               -              -       178,625

Stock based compensation                    -           -       203,400            -               -              -       203,400

Net Loss for the year                       -           -             -            -               -       (534,872)     (534,872)
                                  ------------------------------------------------------------------------------------------------

Balance, May 31, 2004              10,072,108      10,072       469,950            -               -       (638,317)     (158,295)

Stock options exercised for cash    2,079,500       2,080       479,730       (4,000)              -              -       477,810

Stock options exercised for debt      471,392         471       124,769            -               -              -       125,240

Common stock issued for debt          130,410         130        52,034            -               -              -        52,164

Stock based compensation                    -           -       284,354            -               -              -       284,354

Accumulated other comprehensive
  income                                    -           -             -            -       6,006,999              -     6,006,999

Net loss for the year                       -           -             -            -               -     (1,022,463)   (1,022,463)
                                  ------------------------------------------------------------------------------------------------

Balance, May 31, 2005               12,753,410 $   12,753   $ 1,410,837   $   (4,000)    $ 6,006,999   $ (1,660,780)  $ 5,765,809
                                  ================================================================================================

        All per share amounts have been retroactively restated to reflect the 1 for 10 reverse common stock split on July 25, 2005 and the 2.5 for 1 forward common stock split on March 27, 2006.



              The accompanying notes are an integral part of these
                       consolidated financial statements

PATCH INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Stated in U.S. Dollars)

                                                                                          ACCUMULATED
                                        COMMON STOCK        CAPITAL IN       STOCK          OTHER
                                  -----------------------   EXCESS OF     SUBSCRIPTIONS  COMPREHENSIVE
                                     SHARES      AMOUNT     PAR VALUE      RECEIVABLE       INCOME        DEFICIT        TOTAL
                                  -------------------------------------------------------------------------------------------------


Balance, May 31, 2005              12,753,410  $   12,753   $ 1,410,837   $   (4,000)    $ 6,006,999   $ (1,660,780)  $  5,765,809

Stock adjustments due to reverse
  and forward stock splits                653           -             -            -               -              -              -

Stock options exercised for cash    1,832,500       1,833       737,917            -               -              -        739,750

Common stock issued for working
  interest in oil sands property      437,500         438       472,062            -               -              -        472,500

Common stock issued for
  consulting and investor
  relations services                  337,799         338       266,162            -               -              -        266,500

Stock options issued for
  consulting services                       -           -       520,810            -               -              -        520,810

Stock subscriptions received                -           -             -        4,000               -              -          4,000

Acquisition of treasury stock        (198,750)       (199)      (72,408)           -               -        (38,470)      (111,077)

Accumulated other comprehensive
  income                                    -           -             -            -       1,345,559              -      1,345,559

Net income for the year                     -           -             -            -               -      2,687,112      2,687,112
                                 --------------------------------------------------------------------------------------------------

Balance, May 31, 2006              15,163,112  $   15,163   $ 3,335,380   $        -     $ 7,352,558   $    987,862   $ 11,690,963
                                 ==================================================================================================



        All per share amounts have been retroactively restated to reflect the 1 for 10 reverse common stock split on July 25, 2005 and the 2.5 for 1 forward common stock split on March 27, 2006.











              The accompanying notes are an integral part of these
                        consolidated financial statements

                            PATCH INTERNATIONAL INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2006
                            (Stated in U.S. Dollars)

1.   ORGANIZATION AND NATURE OF OPERATIONS

     Patch International, Inc. (the "Company") was incorporated in the State of Nevada on June 20, 1997. Effective June 15, 2004, the Company changed its domicile from Utah to Nevada. Effective March 15, 2004, the Company acquired all the issued and outstanding common stock of Patch Energy Inc. ("Energy"), a private company incorporated in British Columbia, Canada, and is involved in the exploration, development and production of oil and natural gas. Prior to the acquisition, the Company was a non-operating corporation with nominal net assets. The acquisition is a capital transaction in substance and therefore has been accounted for as a recapitalization of the Company. Accordingly, because Energy is deemed to be the purchaser for accounting purposes, these consolidated financial statements are presented as a continuation of Energy and include the results of operations of Energy since incorporation on February 11, 2002, and the results of operations of the Company since the date of acquisition on March 15, 2004. See Note 4.

     On February 3, 2006, the Company, through its subsidiary Energy, incorporated in British Columbia, Canada, a wholly-owned subsidiary, Patch Oilsands Ltd. ("Oilsands"). On February 27, 2006, the Company formed Patch Oilsands Limited Partnership (the "Partnership"), a Canadian limited partnership, of which Energy owns a 75% interest and Oilsands is the general partner. The purpose of the Partnership is to pursue the acquisition, exploration and development of land or other property interests primarily in the Alberta Oil Sands. Under the terms of a Partnership Agreement, Energy can subscribe for units at a preferential rate to the current minority limited partners, Habanero Resources Inc. ("Habanero"), which owns 20.8333%, and Micron Enviro Systems ("Micron"), which owns 4.1667%. Habanero and Micron have to pay a multiple of 1.285714 of the base subscription price for all subscription funds raised, except that portion which applies to cover the cost of the Company's shares purchased by the Partnership and used as consideration in transactions undertaken by the Partnership. The difference in preferential subscription pricing expires at the earlier of $4,538,000 (CDN$5,000,000) in capital raised or the date that the Partnership accepts a new Limited Partner. As at May 31, 2006, Energy has advanced $1,594,334 (CDN$1,873,279) in tranches representing its share of the initial subscription contribution to the Partnership.

2.   SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         These consolidated financial statements include the accounts of the Company, its subsidiaries and its investment in a limited partnership. All significant intercompany balances and transactions have been eliminated. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is May 31.

     b)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may differ from the estimates.

     c)  Financial Instruments

         The carrying amounts of financial instruments including cash, accounts receivable, investments, accounts payable and accrued liabilities, income taxes payable and amounts due to related parties, approximated fair value at May 31, 2006 and 2005.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     d)  Investments

         The Company reports investments in debt and marketable equity securities at fair value based on quoted market prices or, if quoted prices are not available, discounted expected cash flows using market rates commensurate with credit quality and maturity of the investment. All investment securities are designated as available for sale with unrealized gains and losses included in stockholders' equity. The Company regularly reviews investment securities for impairment based on criteria that include the extent to which the investment's carrying value exceeds its related market value, the duration of the market decline, the Company's ability to hold to recovery and the financial strength and specific prospects of the issuer of the security. Unrealized losses that are other than temporary are recognized in earnings.

     e)  Property and Equipment

         Property and equipment consists of computer hardware, is recorded at cost and is being amortized using the declining balance method over its estimated useful life at the rate of 30% per annum.

     f)  Oil and Gas Interests

         The Company follows the successful efforts method of accounting for its oil and gas producing activities. Under this method, all costs associated with productive exploratory wells and productive or non-productive development wells are capitalized while the costs of non-productive exploratory wells are expensed. If an exploratory well finds oil and gas reserves, but a determination that such reserves can be classified as proved is not made after one year following completion of drilling, the costs of drilling are charged to operations. Indirect exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties and related support equipment, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method.

         On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated deprecation, depletion, and amortization with a resulting gain or loss recognized in income. On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained. In joint ventured oil and gas exploration and production activities, the accounts reflect only the Company's proportionate interest in such activities.

     g)  Asset Retirement Obligations

         The Company accounts for asset retirement obligations in accordance with the provisions of Statement of Financial Accounting Standard
         (SFAS) No. 143 "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS". SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     h)  Long-lived Assets

         In accordance with SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

     i)  Foreign Currency Translation

         The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "FOREIGN CURRENCY TRANSLATION", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. The functional currency of the Partnership and the Company's Canadian subsidiary is the Canadian dollar. Their financial statements are translated to United States dollars under the current rate method in accordance with SFAS No. 52. Assets and liabilities are translated into U.S. dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income.

     j)  Comprehensive Income

         SFAS No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at May 31, 2006 the components of comprehensive income included unrealized holding gains and losses on available-for-sale securities and foreign currency translation adjustments. As at May 31, 2005, the Company's only component of comprehensive income was unrealized holding gains and losses on available-for-sale securities.

     k)  Minority Interest

         The Company consolidated its investment in Patch Oilsands Limited Partnership (the "Partnership"). The Company recorded a gain on dilution, which is the difference between Energy's contribution to the Partnership (70%) and its equity interest (75%). Minority interest on the consolidated balance sheet represents the 25% minority interest in the net loss and 25% of the net assets of the Partnership.

     l)  Revenue Recognition

         The Company recognizes oil and gas revenue when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectibility of the revenue is probable.

     m)  Income Taxes

         The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, based upon currently available information, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     n)  Stock-Based Compensation

         The Company accounts for stock based employee and director compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25 - "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and related interpretations, and complies with the disclosure provisions of SFAS No. 123 - "ACCOUNTING FOR STOCK BASED COMPENSATION". Under APB No. 25, compensation expense is based on the difference, if any, on the date the number of shares receivable is determined, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock. Stock based compensation arrangements for others are recorded at their fair value as the services are provided and the compensation earned.

     o)  Basic and Diluted Income (Loss) Per Share

         The Company computes income (loss) per share in accordance with SFAS No. 128 - "EARNINGS PER SHARE". Under the provisions of SFAS No. 128, basic income (loss) per share is computed using the weighted average number of common stock outstanding during the periods. Diluted income
         (loss) per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company generated net losses in the year ended May 31, 2005, the basic and diluted loss per share is the same for that year as any exercise of options or warrants would be anti-dilutive.

3.   RECENT PRONOUNCEMENTS

     In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "ACCOUNTING CHANGES AND ERROR CORRECTIONS - A REPLACEMENT OF APB OPINION NO. 20 AND SFAS NO. 3 ". SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

     In December 2004, the FASB issued SFAS No. 153, "EXCHANGES OF NONMONETARY ASSETS - AN AMENDMENT OF APB OPINION NO. 29 ". The guidance in APB Opinion No. 29, "ACCOUNTING FOR NONMONETARY TRANSACTIONS", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


3.   RECENT PRONOUNCEMENTS (CONTINUED)

     In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, "SHARE BASED PAYMENT". SFAS 123R is a revision of SFAS No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION", and supersedes APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award
     - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the annual reporting period that begins after December 15, 2005. The adoption of this standard is expected to have a material effect on the Company's results of operations or financial position and the Company continues to evaluate it to determine the degree of significance.

     The FASB has also issued SFAS No. 155 "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS" and SFAS No. 156 "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS", but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company's operations and financial position have not been disclosed.

4.   ACQUISITION OF SUBSIDIARY

     Effective March 15, 2004, the Company acquired 100% of the issued and outstanding shares of Patch Energy Inc. ("Energy") by issuing 4,558,156 split-adjusted shares of common stock in a one for four share exchange.
     Energy was a private British Columbia corporation involved in the exploration, development and production of oil and natural gas.

     The issued and outstanding share capital of the Company prior to the acquisition was 5,157,702 split-adjusted shares of common stock. The issued and outstanding share capital of Energy prior to the acquisition was 18,232,625 shares of common stock. The transaction resulted in the Company's shareholders holding 53% of the total issued and outstanding split-adjusted common shares, and Energy shareholders having a total of 47% of the total issued and outstanding split-adjusted common shares of 9,715,858 after the close of the acquisition. The transaction has been treated as a recapitalization of the Company, with Energy being treated as the acquirer. Accordingly the results of operations presented are those of Energy since incorporation on February 11, 2002, together with the results of operations of the Company since March 15, 2004.

     Even though former shareholders of the Company controlled 53% of the total issued and outstanding shares after the acquisition, former shareholders of Energy effectively controlled the combined entity as there are no other blocks of share capital equal to or greater than 5% of the total issued capital. A former majority shareholder of Energy also had the ability to elect the majority of the board of the combined entity, and management of the combined entity comprised of that one former Energy shareholder as President, Chief Executive Officer and Director until April 7, 2006, whereby he resigned and became a consultant for the Company. For these reasons, pursuant to paragraph 7 (b), (c) and (d) of Statement of Financial Accounting Standards, No. 141 "BUSINESS COMBINATIONS", Energy has been treated as the acquirer corporation.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


4.   ACQUISITION OF SUBSIDIARY (CONTINUED)

     The Company had net liabilities of $152,024 at the acquisition date and are included in the consolidated balance sheet at their previously recorded amounts.


     The acquisition is summarized as follows:

              Cash                                           $       1,034
              Investment                                                 1
              Accounts payable, and accrued liabilities           (115,216)
              Due to related parties                               (37,843)
                                                             --------------

              Net liabilities acquired                       $    (152,024)
                                                             ==============


5.   AVAILABLE-FOR-SALE SECURITIES

     At May 31, 2006,  the Company owned  6,791,937  (May 31, 2005 - 11,200,000)
     ordinary shares of Pharmaxis Ltd. ("Pharmaxis"), an Australian company listed on the Australian Stock Exchange. The Company records the ordinary shares of Pharmaxis at market value, net of tax. At May 31, 2006, the market value is recorded at $7,241,000, after tax of $3,103,000, resulting in an unrealized gain of $7,240,999, which is recorded as other comprehensive income, a separate component of stockholders' equity.

     During the year ended May 31, 2006, the Company sold 4,408,063 Pharmaxis shares for gross proceeds of $6,962,938, and realized a gain of $6,962,938, before applicable taxes.


                                                        May 31,
                                                         2006
                                                     -------------
         6,791,937 ordinary shares                   $   7,241,000
                                                     =============


                                                        May 31,
                                                         2005
                                                     -------------
         11,200,000 ordinary shares                  $   6,007,000
                                                     =============

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


6.   OIL AND GAS INTERESTS

                                                                                    May 31,          May 31,
                                                                                     2006             2005
                                                                                --------------   --------------
     OIL AND GAS INTERESTS - SUCCESSFUL EFFORTS METHOD

     Balance beginning of the year                                              $     198,284    $     130,440
     Expenditures                                                                   3,029,321          127,365
     Depletion and depreciation                                                      (193,888)         (25,136)
     Dry well and abandoned interests                                                 (69,700)         (34,385)
                                                                                --------------   --------------
     Balance end of the year                                                    $   2,964,017    $     198,284
                                                                                ==============   ==============

     Represented by:

     California, U.S.A
     Producing interests subject to depletion and amortization                  $           -    $      15,638
     Accumulated depletion                                                                  -          (15,638)
                                                                                --------------   --------------
                                                                                            -                -
     Alberta, Canada
     Non-producing interests                                                        2,846,147           68,155
     Producing interests subject to depletion and amortization                        150,739                -
     Accumulated depletion and depreciation                                          (121,060)               -
                                                                                --------------   --------------
                                                                                    2,875,826           68,155
     Saskatchewan, Canada
     Producing interests subject to depletion and amortization                        243,004          212,113
     Accumulated depletion and depreciation                                          (154,813)         (81,984)
                                                                                --------------   --------------
                                                                                       88,191          130,129
                                                                                --------------   --------------
                                                                                $   2,964,017    $     198,284
                                                                                ==============   ==============

     CAPITALIZED COSTS RELATING TO OIL AND
      GAS PRODUCING ACTIVITIES
                                                                                    May 31,          May 31,
                                                                                     2006             2005
                                                                                --------------   --------------

     Proved oil and gas properties and related equipment - California, U.S.A.   $           -    $      15,638
     Proved oil and gas properties and related equipment - Saskatchewan,              243,004          212,113
     Canada
     Proved oil and gas properties and related equipment - Alberta, Canada            150,739           68,155
     Non-producing oil and gas properties - Alberta, Canada                         2,846,147                -
                                                                                --------------   --------------
     Sub-total                                                                      3,235,199          295,906
     Accumulated depletion                                                           (275,873)         (97,622)
                                                                                --------------   --------------
                                                                                $   2,964,017    $     198,284
                                                                                ==============   ==============

     COSTS INCURRED IN OIL AND GAS ACQUISITION,
      EXPLORATION AND DEVELOPMENT ACTIVITIES
                                                                                    May 31,          May 31,
                                                                                     2006             2005
                                                                                --------------   --------------

     Exploration costs - Texas, U.S.A.                                          $           -    $      31,569
     Acquisition costs - Alberta, Canada                                            2,791,421                -
     Exploration costs - Alberta, Canada                                              207,009                -
     Development costs - Alberta, Canada                                                    -           68,155
     Development costs - Saskatchewan, Canada                                          30,891           27,641
                                                                                --------------   --------------
                                                                                $   3,029,321    $     127,365
                                                                                ==============   ==============

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


6.   OIL AND GAS INTERESTS (CONTINUED)

     RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES -
     TEXAS, U.S.A.
                                                                                    May 31,          May 31,
                                                                                     2006              2005
                                                                                --------------   --------------
     Impairment of oil costs                                                    $           -    $     (34,385)
                                                                                --------------   --------------
     Net income (loss) from producing activities                                $           -    $     (34,385)
                                                                                ==============   ==============

     RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES -
     CALIFORNIA, U.S.A.
                                                                                    May 31,          May 31,
                                                                                     2006             2005
                                                                                --------------   --------------

     Oil and gas sales                                                          $           -    $         213
     Production costs                                                                       -             (356)
     Depletion                                                                              -             (540)
                                                                                --------------   --------------
     Net income (loss) from producing activities                                $           -    $        (683)
                                                                                ==============   ==============

     RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES -
     SASKATCHEWAN, CANADA
                                                                                    May 31,          May 31,
                                                                                      2006             2005
                                                                                --------------   --------------

     Oil and gas sales                                                          $     134,926    $      97,202
     Production costs                                                                 (37,375)         (25,224)
     Depletion and depreciation                                                       (72,829)         (24,596)
     Dry well costs                                                                         -           (1,324)
                                                                                --------------   --------------
     Net income (loss) from producing activities                                $      24,722    $      46,058
                                                                                ==============   ==============

     RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES -
     ALBERTA, CANADA
                                                                                    May 31,          May 31,
                                                                                      2006             2005
                                                                                --------------   --------------

     Oil and gas sales                                                          $      43,667    $           -
     Production costs                                                                 (19,476)               -
     Depletion and depreciation                                                      (121,059)               -
     Dry well costs                                                                   (69,700)               -
                                                                                --------------   --------------
     Net income (loss) from producing activities                                $    (166,568)   $           -
                                                                                ==============   ==============


PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


6.   OIL AND GAS INTERESTS (CONTINUED)

     a)  Saskatchewan, Canada

         On May 1, 2002, the Company acquired a 12.5% working interest in ten test wells located in Saskatchewan by incurring 15.625% of the costs. The Company participated in a second set of nine test wells in Saskatchewan, Canada, by agreeing to incur 15.625% of the costs to earn a 12.5% working interest.

         The Company entered into a participation agreement on the second nine test wells with Micron Enviro Systems Inc. ("Micron") dated March 27, 2003 whereby Micron earned a 3.5% working interest in those wells by incurring 5% of the associated costs. The Company also entered into a participation agreement on those same wells with Butler Development Corporation ("Butler") dated April 28, 2003 whereby Butler earned a 3.5% working interest by incurring 5% of the associated costs and by paying the Company $13,614 (CDN$15,000).

         On November 14, 2003, the Company acquired a 12.5% working interest in a test well located in Saskatchewan and 6.25% in the balance of the farmout lands, by incurring 12.5% of the costs. A total of $nil (2005 - $1,324) in costs related to this well has been charged to operations, as the well was shut-in.

     b)  Alberta, Canada

         (i) By a Participation Agreement dated March 10, 2005, the Company acquired a 25% working interest in the Bear Canyon gas project. During the year ended May 31, 2006, the well was drilled and shut-in and the Company recognized an impairment charge of $24,787.


         (ii) On May 30, 2005, the Company acquired a 10% working interest in a test well (the "McLeod" project) located in Alberta by incurring 10% of the costs. The well was drilled in June 2005 and commenced operations in November 2005. A second test well was drilled in December 2005 and was shut-in January 2006 and the Company recognized an impairment charge of $44,913.


         (iii) The Company entered into Agreements dated November 8, 2005, to acquire a working interest in three projects located in the Lloydminster, Elnora and Atlee-Buffalo areas of Alberta. Under the terms of each of these Agreements, a test well is to be spudded on each property no later than December 31, 2005, extended by agreement to June 30, 2006. . Since May 31, 2006 the Company has made cash call advances of $281,176 and $132,532 respectively on the Lloydminster and Atlee-Buffalo projects. Drill preparation is now underway for a test well and an option well at Lloydminster and a test well has been drilled and cased to a secondary target at Atlee-Buffalo. The Company has decided not to proceed with the Elnora project at this time. The Company earns a 50% working interest in the test well and the option well at Lloydminster and in the test well at Atlee-Buffalo, subject to an overriding royalty convertible after pay-out such that, if converted, the Company's interest reverts to a 30% working interest in those wells and a 30% working interest in the balance of the farmout lands, by paying 50% of the costs of each well The lands are subject to a 1% gross overriding royalty and Crown royalties.

         (iv) The Company entered into an Agreement dated January 4, 2006, to acquire a 100% working interest in a test well project located in the Halkirk area of Alberta. The well has been spudded and ifracture tested; flow results are pending. The Company will earn a 100% interest in the test well subject to an overriding royalty such that if converted after pay-out the Company will revert to a 50% working interest in the well and a 50% working interest in the balance of the farmout lands, by paying 100% of the cost of a test well. The lands are subject to a 1% gross overriding royalty and Crown royalties. Since May 31, 2006 the Company has made cash call advances of $255,062 in respect of this project.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


6.   OIL AND GAS INTERESTS (CONTINUED)

     b)  Alberta, Canada (continued)

         (v) The Company entered into a Farmout and Participation Agreement dated January 19, 2006, to acquire a working interest in oil and gas leases ("Block A" and "Block B") in the Peace River arch area of Alberta. Under the terms of the Agreement, the Company made a payment of $678,943 to the title-holder of the farmout lands. The Company will earn a 90% working interest in a test well and spacing unit, subject to a convertible overriding royalty exercisable after payout such that if exercised reduces the Company's interest to 54%, and a 54% working interest in the balance of Block A lands, by incurring 90% of the costs of a test well to be spudded on the Block A lands no later than February 1, 2007. The Company will earn a 90% working interest in the second test well and spacing unit, subject to a convertible overriding royalty exercisable after payout that if exercised reduces the Company's interest to 54%, and a 54% working interest in the balance of Block B lands by incurring 90% of the costs of a test well to be spudded on the Block B lands no later than February 1, 2007. The lands are subject to a 1% gross overriding royalty and Crown royalties. To-date cash call payments totalling $46,521 have been made towards the two test wells.

         (vi) On February 28, 2006, the Partnership entered into an agreement for the acquisition of an Alberta oil sands property located just south of Fort McMurray in the area of Leismer, Alberta, Canada. The property is divided into two half sections called Block A and Block B. On March 2, 2006, the Partnership paid $726,080 and issued 437,500 shares of the Company at a price of $1.08 per share, for a 40% working interest in Block A. On March 30, 2006 the Partnership paid an additional $453,800 to earn a further 40% working interest in Block A. The Partnership has the option, exercisable on or before April 1, 2007, to acquire an 80% interest in Block B for the payment of $1,179,880 (CDN$1,300,000) and 100,000 additional shares of the Company. Both Block A and B are subject to a 5% overriding royalty and crown royalties. The Partnership must fund 80% of the costs of a 3D seismic program covering approximately 1.2 square miles over the Block A and Block B lands on or before March 1, 2007. The Partnership must also fund a Test Well on the Block A lands which must be spudded by March 1, 2007. The Partnership is required to fund 80% of the total cost of the test well.

         (vii) On April 5, 2006, Energy acquired three crown oil sands leases, comprising four sections (1,024 hectares) at the Alberta Crown Oil Sands sale for $405,143. The initial lease term is for 15 years with annual rental payable to the Alberta Crown of $3.18 (CDN$3.50) per hectare and Crown royalties on production. On April 13, 2006 Energy sold these leases to the Partnership for $641,370. The inter-company profit of $236,227 has been eliminated upon consolidation.

     c)  California, USA

         The Company has 0.75 of 1% of an interest in four test wells in Tehama County, California. The Company relinquished its interest in these test wells in fiscal 2005.

     d)  Texas, USA

         The Company entered into a participation agreement dated September 30, 2003 with PB Energy USA Inc., where the Company was granted the right to earn a 3.75% working interest in a Test Well and a 3.75% working interest in 3 tracts of land totalling 856 acres lying within the Goliad County of Texas, USA (the "Program Lands") known as the Manahuilla Creek Project, by paying 5% of the Prospect Acquisition Costs (being US$15,000 (paid)), 5% of the Test Well Operations and 3.75% of the costs of development of Program Lands. The test well has been shut-in and the Company recognized an impairment charge of $34,385 in 2005.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


6.   OIL AND GAS INTERESTS (CONTINUED)

     e)  Ukraine

         The Company does not intend to proceed at this time with drilling wells identified in a signed Memorandum of Understanding with Firma HAS in the oil and gas fields of Chernigivska, Sumska, Poltavaska and Kharkivska regions of Ukraine, which have been approved by the Ukrainian government.

     f)  Bolivia

         The Company has decided not to proceed with an agreement entered into dated November 1, 2005, to acquire a 30% working interest in the Warnes Field project, Santa Cruz, Bolivia.


7.   DUE TO RELATED PARTIES

     a) Related parties include directors and officers and companies with common management and directorships. Related party accounts are unsecured with no fixed terms of interest or repayment. At May 31, 2006, $86,878 (2005 - $342,813) was due to related parties.

     b) On May 1, 2005, the Company entered into a management agreement with a director and the former President of the Company for a term of 5 years with payments of $175,000 per annum. On May 1, 2006, the Company entered into a management agreement with the President of the Company for a term of 1 year with payment of $60,000 per annum. On December 16, 2005, the Company entered into a management agreement with a director of the Company with payments of $5,446 (CDN$6,000) per quarter. During the year ending May 31, 2006, the Company paid $198,677 (2005 - $115,239) in related party compensation.


8.   ASSET RETIREMENT OBLIGATIONS

                                                   For the Year    For the Year
                                                   Ended May 31,   Ended May 31,
                                                       2006            2005
                                                   -------------   -------------
        Beginning asset retirement obligations     $          -    $          -
        Additions related to new properties                   -               -
        Liabilities incurred                             32,834               -
        Deletions related to property disposals               -               -
        Accretion                                         1,545               -
                                                   ------------    -------------
                                                   $     34,379    $          -
                                                   ============    =============


9.   COMMON STOCK

     On July 25, 2005, the Company effected a reverse stock split on the basis of the issue of one new common share for the cancellation of 10 old common shares. On March 27, 2006, the Company effected a forward stock split on the basis of the issue of two and one-half new common shares for the cancellation of 1 old common share. All share amounts have been retroactively adjusted for all periods presented.

     The Company is proposing the distribution of a cash dividend on a pro-rata basis of 50% of the net proceeds of the sale of its investment in Pharmaxis Ltd. (the "Pharmaxis Shares"). Net proceeds includes the costs associated with the sale of the Pharmaxis shares and related taxes. The directors of the Company have fixed July 30, 2004 as the record date. The distribution is subject to the Company receiving all required regulatory approvals.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


9.   COMMON STOCK (CONTINUED)

     On September 22, 2005, the Company filed a form S-8 Registration Statement in connection with a 2005 Stock Option Plan allowing for the granting of options to acquire up to a total of 2,250,000 shares.

     On May 15, 2006, the Company adopted the 2006 Stock Option Plan approving the granting of options to acquire up to a total of 1,500,000 shares.

     A summary of the Company's stock option activity is as follows:

                                                   May 31, 2006                        May 31, 2005
                                        -------------------------------     -------------------------------
                                                              Weighted                            Weighted
                                                 Number        Average               Number        Average
                                                     of       Exercise                   of       Exercise
                                                Options          Price              Options          Price
                                        ---------------- --------------     ---------------- --------------
       Balance, beginning of year             1,370,000          $0.28            1,101,250          $0.48
       Granted                                2,735,000          $0.75            3,069,643          $0.24
       Cancelled                                      -              -             (250,000)         $0.52
       Exercised                             (1,832,500)         $0.40           (2,550,893)         $0.24
                                        ---------------- --------------     ---------------- --------------
       Balance, end of year                   2,272,500          $0.75            1,370,000          $0.28
                                        ================ ==============     ================ ==============

     As at May 31, 2006, the following options are outstanding:

                                               OUTSTANDING                               EXERCISABLE
                               ---------------------------------------------     ---------------------------
                                                   Weighted
                                                    Average        Weighted                        Weighted
                                      Number      Remaining         Average            Number       Average
                                          of    Contractual        Exercise                of      Exercise
               Exercise Price         Shares   Life (years)           Price            Shares         Price
     -----------------------------------------------------------------------     ---------------------------
               $  0.26 - 0.79      1,275,000           2.54           $0.43         1,275,000         $0.43
               $  0.80 - 1.54        997,500           1.57           $1.16           512,500         $0.80
                               ---------------------------------------------     ---------------------------
                                   2,272,500                                        1,787,500
                               =============================================     ===========================

     The Company accounts for stock based employee and director compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25 - "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and related interpretations, and complies with the disclosure provisions of SFAS No. 123 - "ACCOUNTING FOR STOCK BASED COMPENSATION". Under APB No. 25, compensation expense is based on the difference, if any, on the date the number of shares receivable is determined, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock. Stock based compensation arrangements for others are recorded at their fair value as the services are provided and the compensation earned. During the year ended May 31, 2006, stock-based compensation for consultants amounting to $787,310 was recorded. Stock options for stock-based compensation were issued as follows: 250,000 stock options priced at $0.40 per share, 75,000 stock options priced at $0.44 per share, 250,000 stock options priced at $0.48 per share, 562,500 stock options priced at $0.56 per share, 512,500 stock options priced at $0.80 per share, and 285,000 stock options priced at $1.54 per share. Shares for stock-based compensation were issued as follows: 75,000 shares of common stock priced at $0.43, 150,000 shares of common stock priced at $0.52, 75,299 shares of common stock priced at $1.32 and 37,500 shares of common stock priced at $1.52.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


9.   COMMON STOCK (CONTINUED)

     Had compensation cost been recognized on the basis of fair value, pursuant to SFAS No. 123, net income (loss) and net income (loss) per share would have been as follows:

                                                                                     For the Year Ended
                                                                                           May 31,
                                                                                    2006               2005
                                                                             -----------------------------------
Net income (loss) - as reported                                              $    2,687,112      $   (1,022,463)
    Add: Stock-based compensation expense included in net loss - as
    reported                                                                        787,310             284,354
    Deduct: Stock-based compensation expense determined under fair value
    method                                                                       (1,063,128)           (327,444)
                                                                             -----------------------------------

Net income (loss) - pro forma                                                $    2,411,294      $   (1,065,553)
                                                                             ===================================

Basic net income (loss) per share - as reported                                    $ 0.19             $ (0.09)
Basic net income (loss) per share - pro forma                                      $ 0.17             $ (0.10)

Diluted net income (loss) per share - as reported                                  $ 0.19             $ (0.09)
Diluted net income (loss) per share - pro forma                                    $ 0.17             $ (0.10)

     The fair value of each option granted during the year ended May 31, 2006 was $0.39 and was estimated using the Black-Scholes option pricing model using the following weighted-average assumptions: a dividend yield of 0.0%; expected volatility of 147%; risk free interest rate of 4.1%; and expected life of 1.31 years.

     The fair value of each option granted during the year ended May 31, 2005 was $0.11 and was estimated using the Black-Scholes option pricing model using the following weighted-average assumptions: a dividend yield of 0.0%; expected volatility of 216%; risk free interest rate of 2.4%; and expected life of .73 years.


10.  TAX EFFECTS OF OTHER COMPREHENSIVE INCOME

     Components of comprehensive income are as follows:

                                                                              For the Year Ended
                                                                                 May 31, 2006
                                                           -----------------------------------------------------------
                                                                Before-Tax         Tax (Expense)        Net-of-Tax
                                                                  Amount             Or Benefit           Amount
                                                           -----------------------------------------------------------
Available-for-sale securities:
    Reclassification adjustment - realized gain                $ (3,582,147)        $  1,217,930        $ (2,364,217)
    Holding gain                                                  5,451,844           (1,853,627)          3,598,217
                                                           -----------------------------------------------------------
Net gain on available-for-sale securities recognized in
    other comprehensive income                                    1,869,697             (635,697)          1,234,000

Foreign currency translation adjustment                             111,560                    -             111,560
                                                           -----------------------------------------------------------
Other comprehensive income                                      $ 1,981,257         $   (635,697)       $  1,345,560
                                                           ===========================================================

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


10.  TAX EFFECTS OF OTHER COMPREHENSIVE INCOME (CONTINUED)

                                                                              For the Year Ended
                                                                                 May 31, 2005
                                                           ----------------------------------------------------------
                                                                Before-Tax          Tax (Expense)        Net-of-Tax
                                                                  Amount              Or Benefit           Amount
                                                           ----------------------------------------------------------
Available-for-sale securities:
    Holding gain                                                $ 9,101,513         $ (3,094,514)        $ 6,006,999
                                                           ----------------------------------------------------------
Other comprehensive income                                      $ 9,101,513         $ (3,094,514)        $ 6,006,999
                                                           ==========================================================

11.  COMMITMENTS

     a) The Company entered into a management agreement dated May 1, 2005 with a Director and Former President of the Company for the provision of management services for a term of 5 years at a rate of $14,583 per month.

     b) The Company entered into a consulting agreement dated May 1, 2005 for the provision of consulting services for a term of 5 years at a rate of $6,250 per month.

     c) The Company entered into a consulting agreement effective April 15, 2006, for the provision of consulting services for a term of twelve months at a rate of $10,000 per month.

     d) The Company entered into a consulting agreement effective December 1, 2005, with a director of the Company for the provision of consulting services at a rate of $1,815 (CDN$2,000) per month.

     e) The Company entered into an agreement with the President of the Company dated May 1, 2006 for the provision of services for a term of one year, thereafter renewable on a monthly basis, at a rate of $5,000 per month.

     f) The Company entered into a consulting agreement dated May 12, 2006 for the provision of consulting services for a term of 6 months, thereafter renewable on a monthly basis, at a rate of $3,630 (CDN$4,000) per month.

     g) The Company entered into a consulting agreement dated May 12, 2006 for the provision of consulting services for a term of 6 months, thereafter renewable on a monthly basis, $4,084 (CDN$4,500) per month.

12.  INCOME TAX

     The Company provides deferred income taxes for differences between the tax reporting basis and the financial reporting basis of assets and liabilities. The Company follows the provisions of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES". Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. At May 31, 2006, the Company did not have any net U.S. operating losses carried forward. The potential benefit of net U.S. foreign tax credit carry forward has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net U.S. foreign tax credit carry forward in future years. At May 31, 2006, the Company had capital gains for Australian income taxes purposes of $7,270,801, net operating income for U.S. federal income tax purposes of $2,758,004, and had non-capital loss carryforwards for Canadian income tax purposes of $487,000, which begin expiring in fiscal 2011. All U.S. federal income taxes payable were offset by a foreign tax credit or losses brought forward. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets. At May 31, 2006, a valuation allowance of $634,000 was provided to reduce deferred tax assets to nil.

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


12.  INCOME TAX (CONTINUED)

     The provision for income taxes consists of the following:

                                                                              May 31,              May 31,
                                                                               2006                 2005
                                                                                 $                    $
     Current
        Foreign                                                             2,181,000                     -
        United States                                                         225,243                     -

     Deferred:
        Foreign                                                                     -                     -
        United States                                                               -                     -
     --------------------------------------------------------------------------------------------------------
     Total income tax expense                                               2,406,243                     -
     ========================================================================================================


     Effective tax rate reconciliation:

                                                                              May 31,              May 31,
                                                                               2006                 2005
                                                                                 $                    $

     Income tax expense at statutory rate                                   1,731,740                     -
     Nonresident capital gains tax                                          2,181,000                     -
     Foreign tax credit                                                    (1,731,740)                    -
     Federal tax                                                              225,243                     -
     --------------------------------------------------------------------------------------------------------
     Total income tax expense                                               2,406,243                     -
     ========================================================================================================
     Effective tax rate                                                          47.2%                    -
     ========================================================================================================



     The deferred tax liabilities and assets were as follows:

                                                                              May 31,              May 31,
                                                                               2006                 2005
                                                                                 $                    $

     Deferred tax assets
      - Net operating loss carryforwards                                      166,000             1,011,000
      - Excess tax basis over book basis for oil and gas properties            50,000                     -
     --------------------------------------------------------------------------------------------------------
      - Less valuation allowance                                             (216,000)           (1,011,000)
     --------------------------------------------------------------------------------------------------------
     Net deferred tax assets                                                        -                     -
     ========================================================================================================


PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


13.  SUBSEQUENT EVENTS

     a) Subsequent to May 31, 2006, the Company issued 330,000 shares of common stock and received $210,000 in cash proceeds from the exercise of 330,000 stock options.

     b) On June 23, 2006, the Company purchased 3,598 of its shares on the open market at an average price of $1.32 per share.

     c) The Company entered into a Participation Agreement with Highview Resources Ltd. ("Highview") dated June 6, 2006, to acquire 50% of Highview's majority interest in two sections of land located near to the City of Red Deer in Central Alberta, Canada. Under the terms of the Agreement, the Company paid 50% of past land acquisition and seismic costs incurred by Highview of $48,963 and has incurred $38,169 in respect of its share of a new seismic program. Under the terms of a Pooling and Seismic Option Agreement with a third party, the Company and Highview can elect to drill a test well in and earn 100% in each section subject to a 12% non convertible overriding royalty of 12%, reduced proportionately by the acreage contribution of the Company and Highview in each section. Crown royalties will apply on any production.

     d) The Company entered into an Agreement with Vanguard Exploration Corp. dated July 7, 2006, to acquire a 26.25% working interest in certain mineral rights on a quarter section of land and the right to participate as to 35% in a test well and an option well over two sections, convertible by a third party after payout to a 21% working interest, in the Rich / Rumsey area of Alberta, Canada. Under the terms of the Agreement, the Company paid a prospect fee of $60,182 to cover a share of seismic and land acquisition costs. The Company also paid $462,548 towards its share of the drilling and casing costs of a test Well, which has been drilled and cased back to a secondary target. Crown royalties will apply on any production.

     e) On July 26, 2006, the Company issued 222,250 shares of common stock at a price of $1.25 per share for investor relation services

14.  GEOGRAPHIC AND SEGMENTED INFORMATION

     The Company has one reportable segment consisting of oil and gas operations, except for the Company's investment in Pharmaxis. The Company derives revenues from the oil and gas operations from the sale of petroleum products. The Company's operations are in Canada and the United States.

     GEOGRAPHIC:

                                                     May 31,        May 31,
     Long-lived assets:                               2006           2005
                                                --------------  --------------

     Canada                                     $   2,937,326   $     200,358
     Australia                                      7,241,000       6,007,000
                                                --------------  --------------

     Total long-lived assets                    $  10,178,326   $   6,207,358
                                                ==============  ==============


                                                     May 31,        May 31,
     Revenues from external customers:                2006           2005
                                                --------------  --------------

     United States                              $           -   $         213
     Canada                                           178,594          97,202
                                                --------------  --------------

     Total revenues from external customers     $     178,594   $      97,415
                                                ==============  ==============

PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


15.  SCHEDULE OF SUPPLEMENTARY INFORMATION ON OIL AND GAS OPERATIONS

     RESERVE QUANTITY INFORMATION (UNAUDITED)

     The estimated quantities of proved oil and gas reserves disclosed in the table below are based upon estimates prepared for the Company by independent petroleum engineers. Such estimates are inherently imprecise and may be subject to substantial revisions. The Company bears the ultimate responsibility for proved reserves estimates.

     Revisions may occur because current prices of oil and gas and current costs of operating are subject to fluctuations. Past performance of wells does not necessarily guarantee future performance and rates used to estimate decline of reserves could vary from that which is projected.

     All quantities shown in the table are proved reserves and are located within the United States and Canada.

     STANDARDIZED MEASURE OF DISCOUNTED FUTURE
     NET CASH FLOWS RELATING TO PROVED OIL
     AND GAS RESERVES (UNAUDITED)
                                                                                      May 31,           May 31,
                                                                                       2006              2005
                                                                                ----------------  ----------------

                                                                                        GAS               GAS
                                                                                       (mcf)             (mcf)

     Proved, developed and undeveloped reserves (United States)

     Balance beginning of the year                                                            -           136,000
     Production                                                                               -                 -
     Sales of minerals in place                                                               -          (136,000)
                                                                                ----------------  ----------------
     Balance end of the year                                                                  -                 -
                                                                                ================  ================


                                                                                       OIL                OIL
                                                                                      (bbls)            (bbls)
     Proved, developed and undeveloped reserves (Canada)

     Balance beginning of the year                                                       11,000            12,000
     Discoveries                                                                          1,000                 -
     Revision to estimates                                                               (4,000)            2,000
     Production                                                                          (3,000)           (3,000)
                                                                                ----------------  ----------------
     Balance end of the year                                                              5,000            11,000
                                                                                ================  ================

     Standardized Measure of Discounted Future Net Cash Flows (Canada)

     Future cash flows                                                          $       353,964   $       523,000
     Future operating expenses                                                         (199,672)         (229,000)
                                                                                ----------------  ----------------
                                                                                        154,292           294,000
     10% annual discount for estimated timing of cash flows                             (19,060)          (60,000)
                                                                                ----------------  ----------------
     Standardized measure of discounted future net cash flows                   $       135,232   $       234,000
                                                                                ================  ================


PATCH INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MAY 31, 2006
(Stated in U.S. Dollars)


15.  SCHEDULE OF SUPPLEMENTARY INFORMATION ON OIL AND GAS OPERATIONS
     (CONTINUED)

     RESERVE QUANTITY INFORMATION (UNAUDITED)

     Future cash flows are computed by applying fiscal period end prices of natural gas and oil to period end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's petroleum engineers by estimating the expenditures to be incurred in developing and producing the Company's proved natural gas and oil reserves at the end of the period, based on period end costs and assuming continuation of existing economic conditions.

     Future income taxes are based on period end statutory rates, adjusted for tax basis and applicable tax credits. A discount factor of ten percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost of fair value of the Company's natural gas and oil properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimate of natural gas and oil producing operations.

Patch International Inc.
Pro Forma Consolidated Balance Sheet
(expressed in U.S. dollars)
(Unaudited)

                                                                    Patch         Great
                                                                International    Northern
                                                                     Inc.       Disposition                              Pro Forma
                                                                 February 28,   February 28,         Pro Forma         Consolidated
                                                                    2007            2007            Adjustments        Balance Sheet
                                                                      $               $                  $                   $
                                                                                    Note 3             Note 4
Assets
Current Assets
   Cash                                                           14,369,791         689,120                             15,058,911
   Other current assets                                            1,527,610               -                              1,527,610
------------------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                              15,897,401         689,120                             16,586,521
Investment in Great Northern                                               -       1,809,940                              1,809,940
Property and equipment                                                67,241         (10,096)                                57,145
Oil and gas properties                                            42,604,389      (5,963,285)                            36,641,104
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                      58,569,031      (3,474,321)                            55,094,710
====================================================================================================================================
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities                           2,615,508               -                              2,615,508
Income taxes payable                                               2,671,261               -                              2,671,261
Other current liabilities                                          1,084,724         (84,724)                             1,000,000
------------------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                          6,371,493         (84,724)                             6,286,769
Exchangeable shares                                               13,102,965               -                             13,102,965
Special warrants                                                  18,759,033               -                             18,759,033
Asset retirement obligations                                         326,614         (63,159)                               263,455
Deferred income taxes                                              3,720,926               -     a)    (196,766)          3,524,160
------------------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                 42,281,031        (147,883)          (196,766)         41,936,382
------------------------------------------------------------------------------------------------------------------------------------
Non-controlling interest                                             722,689               -                                722,689

Stockholders' Equity (Deficit)

Class A Preferred Voting stock; 1 share authorized
1 share issued and outstanding                                             -               -                                      -

Class B Preferred Voting stock; 10,000 shares authorized
1 share issued and outstanding                                             -               -                                      -

Common stock; 25,000,000 shares authorized
20,239,774 issued and outstanding                                     20,240               -                                 20,240

Additional paid-in capital                                         9,462,763               -                              9,462,763
Stock subscriptions receivable                                      (117,790)              -                               (117,790)
Accumulated other comprehensive (loss) income                        (68,175)              -                                (68,175)
Retained earnings                                                  6,268,273      (3,326,438)    a)     196,766           3,138,601
------------------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                        15,565,311      (3,326,438)           196,766          12,435,639
------------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity (Deficit)              58,569,031      (3,474,321)                 -          55,094,710
====================================================================================================================================

         The accompanying notes are an integral part of these pro forma consolidated financial statements

                                      FFF-1

Patch International Inc.
Pro Forma Consolidated Statement of Operations
(expressed in U.S. dollars)
(Unaudited)

                                                          Patch                         Great
                                                      International     Damascus       Northern
                                                          Inc.         Energy Inc.   Disposition
                                                      For the Year    From December  For the Year                        Pro Forma
                                                          Ended        1, 2005 to        Ended                         Consolidated
                                                         May 31,         May 31,        May 31,       Pro Forma        Statement of
                                                          2006            2006           2006        Adjustments        Operations
------------------------------------------------------------------------------------------------------------------------------------
                                                            $               $              $               $                  $
                                                                                         Note 4

Revenue
   Oil and gas                                            178,594              -        (178,594)               -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                                          178,594                       (178,594)               -                 -
------------------------------------------------------------------------------------------------------------------------------------

Expenses
   Compensation                                                 -        516,339               -                -           516,339
   Consulting                                             848,681              -               -                -           848,681
   Depletion, depreciation, impairment and accretion      265,756              -        (265,756)               -                 -
   General and administrative                             230,471             58               -                -           230,529
   Investor relations and marketing                       477,514              -               -                -           477,514
   Foreign exchange loss (gain)                           (42,820)           994               -                -           (41,826)
   Oil and gas production, royalties and other             56,851              -         (56,851)               -                 -
   Professional fees                                      211,867              -               -                -           211,867
   Management fees                                        198,677              -               -                -           198,677
------------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                2,246,997        517,391        (322,607)               -         2,441,781
------------------------------------------------------------------------------------------------------------------------------------
Operating Loss                                         (2,068,403)      (517,391)        144,013                -        (2,441,781)
------------------------------------------------------------------------------------------------------------------------------------
Other Income
   Gain on sale of available-for-sale securities        6,962,937              -               -                -         6,962,937
   Loss on sale of oil and gas assets                           -              -      (3,326,438)               -        (3,326,438)
   Other miscellaneous income                             198,821          8,754               -                -           207,575
------------------------------------------------------------------------------------------------------------------------------------
Total Other Income                                      7,161,758          8,754      (3,326,438)               -         3,844,074
------------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                       5,093,355       (508,637)     (3,182,425)               -         1,402,293
Provision For Income Taxes                             (2,406,243)             -               -                -        (2,406,243)
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                       2,687,112       (508,637)     (3,182,425)               -        (1,003,950)
====================================================================================================================================

        Net Income (loss) per share

            Basic                                           $0.19                                                            ($0.07)
            Diluted                                         $0.19                                                            ($0.04)

        Weighted Average Number Of Common Stock
        Outstanding

            Basic                                      13,852,000                                                        13,852,000
            Diluted                                    14,506,000                                                        23,932,489

         The accompanying notes are an integral part of these pro forma consolidated financial statements

                                      FFF-2

Patch International Inc.
Pro Forma Consolidated Statement of Operations
(expressed in U.S. dollars)
(Unaudited)

                                                          Patch                         Great
                                                      International     Damascus       Northern
                                                          Inc.         Energy Inc.   Disposition
                                                      For the Nine     From June 1    For the Nine                        Pro Forma
                                                      Months Ended       2006 to      Months Ended                     Consolidated
                                                      February 28,     December 15,   February 28,    Pro Forma        Statement of
                                                          2007            2006           2007        Adjustments        Operations
------------------------------------------------------------------------------------------------------------------------------------
                                                            $               $              $               $                  $
                                                                                         Note 4
Revenue
   Oil and gas                                            100,319         18,795        (119,114)               -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                                          100,319         18,795        (119,114)               -                 -
------------------------------------------------------------------------------------------------------------------------------------

Expenses
   Depletion, depreciation, impairment and accretion       48,123              -         (48,123)               -                 -
   Dry hole costs                                       1,291,483        487,053               -                -         1,778,536
   Geological and geophysical costs                             -        206,147               -                -           206,147
   General and administrative                           4,387,829        477,477               -                -         4,865,306
   Oil and gas production, royalties and other             41,461              -         (41,461)               -                 -
------------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                5,768,896      1,170,677         (89,584)               -         6,849,989
------------------------------------------------------------------------------------------------------------------------------------

Other Income

   Interest and other                                     112,671         10,052               -                -           122,723
   Gain on sale of available-for-sale securities       13,684,318              -               -                -        13,684,318
   Loss on sale of oil and gas assets                           -              -      (3,326,438)               -        (3,326,438)
   Non-controlling interest in net gain                    23,649              -               -                -            23,649
------------------------------------------------------------------------------------------------------------------------------------
Total Other Income                                     13,820,638         10,052      (3,326,438)               -        10,504,252
------------------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                       8,152,061     (1,141,830)     (3,355,968)               -         3,654,263

Provision For Income Taxes
   Current                                             (2,671,261)             -               -                -        (2,671,261)
   Deferred                                              (196,766)             -         196,766                -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                                       (2,868,027)             -         196,766                -        (2,671,261)
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                       5,284,034     (1,141,830)     (3,159,202)               -           983,002
====================================================================================================================================


   Net Income Per Share

      Basic                                                 $0.31                                                             $0.06
      Diluted                                               $0.31                                                             $0.04

   Weighted Average Number Of Common Stock
   Outstanding

      Basic                                            16,820,000                                                        16,820,000
      Diluted                                          16,856,000                                                        26,282,489

         The accompanying notes are an integral part of these pro forma consolidated financial statements

                                      FFF-3

Patch International Inc.
Notes to the Pro Forma Consolidated Financial Statements
(expressed in U.S. dollars)
(Unaudited)


1.   Basis of Presentation

     The unaudited pro forma consolidated balance sheet as of February 28, 2007, and the unaudited pro forma consolidated statement of operations for the nine-month period ended February 28, 2007 (the "pro forma consolidated financial statements") of Patch International Inc. ("the Company") are based on the Company's unaudited consolidated financial statements as of February 28, 2007 and on Damascus Energy Inc.'s ("Damascus") audited financial statements as of December 15, 2006.

     The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of the Company for the year ended May 31, 2006 as included in the Company's Annual Form 10-KSB.

     The unaudited pro forma consolidated balance sheet gives effect to the acquisition of Damascus and the disposition to Great Northern Oilsands Inc. (as outlined in Note 3) as if they had occurred on February 28, 2007. The unaudited pro forma consolidated statements of operations give effect to the acquisition of Damascus as at December 1, 2005, the date of incorporation. The pro forma consolidated statement of operations is presented for the year-end May 31, 2006 and the nine month period ended February 28, 2007. These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations which would have resulted if the combination and related transactions had actually occurred on those dates.

2. Acquisition of Damascus Energy Inc.

     The Company entered into a Share Exchange Agreement dated December 1, 2006 with Damascus, whereby the Company would acquire 100% of the issued and outstanding share capital of Damascus. The transaction closed on December 15, 2006, and is accounted for using the purchase method. Under the terms of the Share Exchange Agreement, because the Company did not have enough authorized shares to effect the transaction, Patch Energy Inc. ("Energy") (a wholly-owned subsidiary of the Company) acquired all of the issued and outstanding common shares of Damascus (18,852,978 common shares) in consideration for one share of Class A Preferred Voting Stock of the Company (the "Preferred Voting Share") and 9,426,489 shares of Series A Preferred Stock of Energy (the "Exchangeable Shares") that are exchangeable for 9,426,489 shares of the Company's common stock. The Preferred Voting Share entitles the holder to attend and vote at all meetings of holders of shares of common stock of the Company. The maximum number of votes attached to the Preferred Voting Share equals the number of shares of common stock of the Company into which the Energy Exchangeable Shares issued in conjunction with the Preferred Voting share are at that time outstanding are then exchangeable. The Exchangeable Shares will be exchanged when the Company has increased its authorized common stock. The shares were valued at $1.32, based upon the weighted average market price of the Company's common shares at the closing date of the transaction. The president of Damascus, who was also a director of Energy prior to the acquisition, was appointed to serve as a director of the Company. A director of Energy received $244,840 (CAD$283,019) in connection with the acquisition.

     The purchase price was allocated to the following assets and liabilities:


         Accounts receivable                                 $        279,368
         Oil and gas properties                                    23,475,628
         Accounts payable and accrued liabilities                  (7,597,054)
         Other current liabilities                                   (427,871)
         Asset retirement obligation                                  (73,534)
         Future income taxes                                       (3,213,572)
                                                             -----------------
         Paid by issuance of 9,426,489 shares of
         Series A preferred stock of Patch Energy Inc.,
         and 1 share of Class A preferred voting stock
         of Patch International Inc.                         $     12,442,965
                                                             =================

3. Disposition of various non-core assets to Great Northern Oilsands Inc.

     The Company entered into a letter agreement dated January 16, 2007 with Great Northern Oilsands Inc. ("Great Northern"), whereby the Company has agreed to sell various oil sands assets and conventional properties in Western Canada. The conventional oil and gas assets included all the conventional oil and gas interests held by Damascus Energy Inc. The transaction closed on March 8, 2007. The Company received cash and share consideration of approximately $2,584,200 (CAD$3,000,000) in total, of which management estimates CAD$800,000 was attributed to the sale of the Company's conventional oil and gas assets. As of February 28, 2007, the Company had received $84,724 (CAD$100,000) from Great Northern as a non-refundable deposit. The share consideration received was 1,000,000 Rule 144 restricted shares of Great Northern.

                                      FFF-4

4.   Pro Forma Adjustments

     The unaudited pro forma consolidated financial statements include the following pro forma adjustments: a) To record the tax effect on the disposition to Great Northern Oilsands Inc.



5.    Pro Forma Share Capital

     The pro forma net income per share has been based on the following historical weighted average number of shares of Patch International Inc.

     --------------------------------------------------------------------------------------------------------------------
     Year ended May 31, 2006                                                                NUMBER OF SHARES
     --------------------------------------------------------------------------------------------------------------------
                                                                                            Basic                Diluted
     --------------------------------------------------------------------------------------------------------------------
     Weighted average shares outstanding as at May 31, 2006                             13,852,000             14,506,000
     --------------------------------------------------------------------------------------------------------------------
     Exchangeable shares issued on the acquisition of Damascus Energy Inc.                      --              9,426,489
     --------------------------------------------------------------------------------------------------------------------
     Pro forma weighted average shares                                                  13,852,000            23,932,489
     --------------------------------------------------------------------------------------------------------------------



     --------------------------------------------------------------------------------------------------------------------
     Nine months ended February 28, 2007                                                    NUMBER OF SHARES
     --------------------------------------------------------------------------------------------------------------------
                                                                                            Basic                Diluted
     --------------------------------------------------------------------------------------------------------------------
     Weighted average shares outstanding as at February 28, 2007                        16,820,000             16,856,000
     --------------------------------------------------------------------------------------------------------------------
     Exchangeable shares issued on the acquisition of Damascus Energy Inc.                     --               9,426,489
     --------------------------------------------------------------------------------------------------------------------
     Pro forma weighted average shares                                                  16,820,000             26,282,489
     --------------------------------------------------------------------------------------------------------------------






















                                      FFF-5

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the corporate laws of the State of Nevada and the registrant's Articles of Incorporation, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Bylaws (Exhibit 3.2 hereto) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Nevada law.


ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:

         Securities and Exchange Commission filing fee          $   1,489
         Accounting fees and expenses                              10,000
         Blue sky fees and expenses                                 1,000
         Legal fees and expenses                                   25,000
         Transfer agent fees and expenses                           5,000
         Printing expenses                                          1,000
         Miscellaneous expenses                                     1,511
                                                                ---------

         Total                                                  $  45,000
                                                                =========

         All amounts are estimates except the SEC filing fee. The Selling Stockholders will be bearing the cost of their own brokerage fees and commissions and their own legal and accounting fees.


ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

         Within the past three years, the registrant has issued and sold the unregistered securities set forth in the table below.

------------------------------------------------------------------------------------------------------------------------------------
                           PERSONS OR CLASS
       DATE                   OF PERSONS                         SECURITIES                                 CONSIDERATION
------------------------------------------------------------------------------------------------------------------------------------
July 22, 2004              1 employee                130,410 shares of common stock (1)<F1>       Extinguishment of debt totaling
                                                                                                  $52,164
------------------------------------------------------------------------------------------------------------------------------------
Fiscal year ended          6 consultants             2,079,500 shares of common stock (1)<F1>     $477,810 pursuant to the exercise
May 31, 2005                                                                                      of outstanding stock options
------------------------------------------------------------------------------------------------------------------------------------
Fiscal year ended          6 consultants or          471,392 shares of common stock (1)<F1>       $125,240 of debt pursuant to the
May 31, 2005               employees                                                              exercise of outstanding stock
                                                                                                  options
------------------------------------------------------------------------------------------------------------------------------------
October 4, 2005 and        1 public relations        150,000 shares and 75,299 shares of          Public relations services valued
March 28, 2006             firm                      common stock (1)<F1>                         at $177,400
------------------------------------------------------------------------------------------------------------------------------------
October 31, 2005           1 consultant              75,000 shares of common stock (1)<F1>        Consulting services valued at
                                                                                                  $32,100
------------------------------------------------------------------------------------------------------------------------------------


                                      II-1

------------------------------------------------------------------------------------------------------------------------------------
                           PERSONS OR CLASS
       DATE                   OF PERSONS                         SECURITIES                                 CONSIDERATION
------------------------------------------------------------------------------------------------------------------------------------
March 3, 2006              Bounty Developments       437,500 shares of common stock (1)<F1>       Working interest in property
                           Ltd.                                                                   acquired by Patch Oilsands Limited
                                                                                                  Partnership valued at $472,500
------------------------------------------------------------------------------------------------------------------------------------
March 31, 2006             1 consultant              37,500 shares of common stock (1)<F1>        Services valued at $57,000
------------------------------------------------------------------------------------------------------------------------------------
Fiscal year ended          1 officer and 8           1,832,500 shares of common stock (1)<F1>     $739,750 pursuant to the exercise
May 31, 2006               consultants                                                            of outstanding stock options
------------------------------------------------------------------------------------------------------------------------------------
July 26, 2006              1 consultant              222,250 shares of common stock (1)<F1>       Public relations services valued
                                                                                                  at $277,813
------------------------------------------------------------------------------------------------------------------------------------
Quarter ended August       6 employees and           380,000 shares of common stock (1)<F1>       $238,000 pursuant to the exercise
31, 2006                   consultants                                                            of outstanding stock options
------------------------------------------------------------------------------------------------------------------------------------
October 24, 2006           1 consultant              30,000 shares of common stock (1)<F1>        Public relations services valued
                                                                                                  at $23,100
------------------------------------------------------------------------------------------------------------------------------------
December 15, 2006          1286664 Alberta Ltd.      1 share of Class A Preferred Voting          Shares of Damascus Energy Inc.
                                                     Stock (2)<F2>
------------------------------------------------------------------------------------------------------------------------------------
December 28, 2006 and      61 purchasers             3,240,000 "flow through" shares of           $2,857,356
January 5, 2007                                      common stock (3)<F3>
------------------------------------------------------------------------------------------------------------------------------------
January 16, 2007           1286664 Alberta Ltd.      1 share of Class B Preferred Voting          Shares of 1289307 Alberta Ltd.
                                                     Stock (2)<F2>
------------------------------------------------------------------------------------------------------------------------------------
February 27, 2007          11 purchasers             8,302,000 Non-Flow-Through Special           $12,453,000
                                                     Warrants (4)<F4>
------------------------------------------------------------------------------------------------------------------------------------
February 27, 2007          51 purchasers             4,653,750 Flow-Through Special               $7,678,688
                                                     Warrants (4)<F4>
------------------------------------------------------------------------------------------------------------------------------------
February 27, 2007          Canaccord Capital         Agents' warrants to purchase up              Selling agent compensation
                           Corporation and           to 762,645 shares of common stock
                           Wellington West           at an exercise price of $1.50
                           Capital Markets Inc.      (4)<F4>
------------------------------------------------------------------------------------------------------------------------------------
Quarter ended February     10 employees and          1,210,000 shares of common stock             $990,790 pursuant to the exercise
28, 2007                   consultants               (1)<F1>                                      of outstanding stock options
------------------------------------------------------------------------------------------------------------------------------------
-----------------

(1)<F1> No underwriters were used in this stock transaction. The registrant relied upon the exemption from registration contained in Section 4(2) and/or Rule 506 as to the transaction, as the investors were either deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business or accredited investors. Restrictive legends were placed on the certificates evidencing the securities issued in the transaction.


                                      II-2

(2)<F2> No underwriters were used in this stock transaction. The registrant relied upon Regulation S as the purchasers were non-U.S. persons.

(3)<F3> The registrant paid finder's fees equal to 7% of the amount raised, or $193,932. The registrant relied upon Regulation S as the purchasers were non-U.S. persons.

(4)<F4> The securities were offered and sold pursuant to Regulation S, as the sales were made in "offshore transactions," as that term is defined in Rule 902 of Regulation S, and pursuant to Regulation D of the Securities Act as sales were also made to accredited investors in the United States. Canaccord Capital Corporation and Wellington West Capital Markets Inc. acted as agents and received a cash commission of $1,183,646 and non-transferable agents' warrants to purchase up to 762,645 shares of the registrant's common stock at an exercise price of $1.50 per share on the later of: (i) February 27, 2008; and (ii) six months from the date the securities issued under the private placement are free from trading restrictions in the United States and Canada but no later than February 27, 2009.


ITEM 27.    EXHIBITS

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                             EXHIBIT
--------------------------------------------------------------------------------
    2.1        Arrangement Agreement made among Praxis Pharmaceuticals Inc. and
               Patch Energy Inc. dated as of October 20, 2003 (1)
--------------------------------------------------------------------------------
    2.2        Articles of Merger Merging Praxis Pharmaceuticals Inc., a Utah
               Corporation, into Patch International Inc., a Nevada Corporation
               (2)
--------------------------------------------------------------------------------
    2.3        Share Exchange Agreement among the shareholders of Damascus
               Energy Inc., Patch Energy Inc., Patch International Inc., and
               Damascus Energy Inc. dated December 15, 2006 (3)
--------------------------------------------------------------------------------
    2.4        Share Exchange Agreement among the shareholders of 1289307
               Alberta Ltd., Patch Energy Inc., Patch International Inc., and
               1289307 Alberta Ltd. dated January 16, 2007 (4)
--------------------------------------------------------------------------------
    3.1        Articles of Incorporation, as amended (5)
--------------------------------------------------------------------------------
    3.2        Bylaws (5)
--------------------------------------------------------------------------------
    3.3        Certificate of Change Pursuant to NRS 78.209 (6)
--------------------------------------------------------------------------------
    3.4        Certificate of Change Pursuant to NRS 78.209 (7)
--------------------------------------------------------------------------------
    4.1        Certificate of Designation of Class A Preferred Voting Stock (3)
--------------------------------------------------------------------------------
    4.2        Certificate of Designation of Class B Preferred Voting Stock (4)
--------------------------------------------------------------------------------
    4.3        Form of Non-Flow-Through Special Warrant Certificate (8)
--------------------------------------------------------------------------------
    4.4        Form of Flow-Through Special Warrant Certificate (8)
--------------------------------------------------------------------------------
    4.5        Form of Bonus Warrant Certificate (8)
--------------------------------------------------------------------------------
    4.6        Form of Agent Warrant Certificate (8)
--------------------------------------------------------------------------------
     5         Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------
   10.1        Letter agreement dated February 18, 2004 regarding Termination
               Agreement with Fairchild International Corporation (9)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                             EXHIBIT
--------------------------------------------------------------------------------
   10.2        2005 Stock Option Plan (10)
--------------------------------------------------------------------------------
   10.3        Assumption and Cancellation of Debt agreements with Fairchild
               International Corporation dated April 15, 2005 (5)
--------------------------------------------------------------------------------
   10.4        Management services agreement with David Stadnyk dated May 1,
               2005 (5)
--------------------------------------------------------------------------------
   10.5        Change of Control Agreement with David Stadnyk dated May 1, 2005
               (5)
--------------------------------------------------------------------------------
   10.6        2006 Stock Option Plan (11)
--------------------------------------------------------------------------------
   10.7        Exchange and Voting Trust Agreement among Patch International
               Inc., Patch Energy Inc., 1286664 Alberta Ltd., and the
               shareholders of Damascus Energy Inc. dated December 15, 2006 (3)
--------------------------------------------------------------------------------
   10.8        Support Agreement among Patch International Inc., Patch Energy
               Inc., and 1286664 Alberta Ltd. dated December 15, 2006 (3)
--------------------------------------------------------------------------------
   10.9        Farmout Agreement Between Damascus Energy Inc. and Bounty
               Developments Ltd. dated November 30, 2006 (12)
--------------------------------------------------------------------------------
   10.10       Exchange and Voting Trust Agreement among Patch International
               Inc., Patch Energy Inc., 1286664 Alberta Ltd., and the
               shareholders of 1289307 Alberta Ltd. dated January 16, 2007 (4)
--------------------------------------------------------------------------------
   10.11       Support Agreement among Patch International Inc., Patch Energy
               Inc., and 1286664 Alberta Ltd. dated January 16, 2007 (4)
--------------------------------------------------------------------------------
   10.12       Farmout Agreement dated December 12, 2006 (4)
--------------------------------------------------------------------------------
   10.13       Conveyance Agreement among 1289307 Alberta Ltd and 1286664
               Alberta Ltd. dated December 21, 2006 (4)
--------------------------------------------------------------------------------
   10.14       Demand Promissory Note issued by 1289307 Alberta Ltd to 1286664
               Alberta Ltd. dated December 21, 2006 (4)
--------------------------------------------------------------------------------
   10.15       Amending Agreement between Bounty Developments Ltd., 1286664
               Alberta Ltd., and Damascus Energy Inc. dated January 22, 2007 (4)
--------------------------------------------------------------------------------
   10.16       Agency Agreement among Patch International Inc., Canaccord
               Capital Corporation and Wellington West Capital Markets Inc.
               dated February 27, 2007 (8)
--------------------------------------------------------------------------------
   10.17       Amending Agreement between Bounty Developments Ltd., 1286664
               Alberta Ltd., and Damascus Energy Inc. dated February 20, 2007
               (12)
--------------------------------------------------------------------------------
   10.18       Amending Agreement between Bounty Developments Ltd. and 1286664
               Alberta Ltd., dated April 16, 2007 (12)
--------------------------------------------------------------------------------
   10.19       Confirmation of Earning between Damascus Energy Inc. and Bounty
               Developments Ltd. dated April 16, 2007 (12)
--------------------------------------------------------------------------------
    16         Letter from Morgan & Company dated March 8, 2007 (13)
--------------------------------------------------------------------------------
    21         Subsidiaries of the registrant
--------------------------------------------------------------------------------
   23.1        Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.  Reference
               is made to Exhibit 5.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REGULATION
S-B NUMBER                             EXHIBIT
--------------------------------------------------------------------------------
   23.2        Consent of Morgan & Company
--------------------------------------------------------------------------------
-------------------
(1) Incorporated by reference to the exhibits filed with the registrant's current report on Form 8-K dated March 15, 2004, filed March 19, 2004.
(2) Incorporated by reference to the exhibit filed with the registrant's current report on Form 8-K dated June 15, 2004, filed June 15, 2004.
(3) Incorporated by reference to the exhibits filed with the registrant's current report on Form 8-K dated December 15, 2006, filed December 26, 2006.
(4) Incorporated by reference to the exhibits filed with the registrant's current report on Form 8-K dated January 16, 2007, filed February 6, 2007.
(5) Incorporated by reference to the exhibits filed with the registrant's annual report on Form 10-KSB for the fiscal year ended May 31, 2005, filed September 14, 2005.
(6) Incorporated by reference to the exhibits filed with the registrant's current report on Form 8-K dated July 8, 2005, filed July 19, 2005.
(7) Incorporated by reference to the exhibits filed with the registrant's current report on Form 8-K dated March 14, 2006, filed March 14, 2006.
(8) Incorporated by reference to the exhibits filed with the registrant's current report on Form 8-K dated February 27, 2007, filed March 1, 2007.
(9) Incorporated by reference to the exhibits filed with the registrant's annual report on Form 10-KSB for the fiscal year ended May 31, 2004, filed October 18, 2004.
(10) Incorporated by reference to the exhibits filed with the registrant's registration statement on Form S-8, file number 333-128627, filed September 27, 2005.
(11) Incorporated by reference to the exhibits filed with the registrant's annual report on Form 10-KSB for the fiscal year ended May 31, 2006, filed August 24, 2006.
(12) Incorporated by reference to the exhibits filed with the registrant's quarterly report on Form 10-QSB for the quarter ended February 28, 2007, filed April 30, 2007.
(13) Incorporated by reference to the exhibits filed with the registrant's current report on Form 8-K dated March 3, 2007, filed March 9, 2007.


ITEM 28.          UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The small business issuer hereby undertakes to:

              (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii)   Reflect  in  the  prospectus  any  facts  or events
which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii)  Include   any   additional   or   changed  material
information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3)     File   a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta, Canada, on May 7, 2007.

                                      PATCH INTERNATIONAL INC.


                                      By: /s/ MICHAEL S. VANDALE
                                         ---------------------------------------
                                         Michael S. Vandale
                                         President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                                             TITLE                                                          DATE

                                                      President, Chief Executive Officer and Director
/s/ MICHAEL S. VANDALE                                Principal Executive Officer)                                   May 7, 2007
------------------------------------
Michael S. Vandale

                                                      Chief Financial Officer (Principal Financial Officer
/s/ THOMAS K. ROUSE                                   and Principal Accounting Officer)                              May 7, 2007
------------------------------------
Thomas K. Rouse


/s/ MARK L. BENTSEN                                   Director                                                       May 9, 2007
------------------------------------
Mark L. Bentsen


/s/ RODERICK D. MAXWELL                               Director                                                       May 7, 2007
------------------------------------
Roderick D. Maxwell


/s/ GREG L. BELZBERG                                  Director                                                       May 7, 2007
------------------------------------
Greg L. Belzberg
